As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-259333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sharecare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8000	85-1365053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(404) 671-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff Arnold
Chief Executive Officer
Sharecare, Inc.
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(404) 671-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith M. Townsend Michael Hamilton Zachary Davis King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 (404) 572-4600	Carrie Ratliff Chief Legal Officer Sharecare, Inc. 255 East Paces Ferry Road NE, Suite 700 Atlanta, GA 30305 (404) 671-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 of the registrant declared effective on September 14, 2021 (Registration No. 333-259333) is a combined prospectus including securities remaining unsold under the Registration Statement on Form S-1 of the registrant declared effective on July 29, 2021 (Registration No. 333-258061). Pursuant to Rule 429(b), upon effectiveness, this Post-Effective Amendment No. 1 will constitute Post-Effective Amendment No. 1 to each of the registration statements referenced in the preceding sentence.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On July 21, 2021, Sharecare, Inc. (the “Company”) filed a Registration Statement on Form S-1 (Registration No. 333-258061) (the “July Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2021. The July Registration Statement registered for issuance up to an aggregate of 16,246,667 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), which consists of (i) up to 4,746,667 shares of common stock that are issuable upon the exercise of private placement warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering (the ‘‘IPO”) of Falcon Capital Acquisition Corp., a Delaware corporation (“FCAC”), at an exercise price of $11.50 per share of common stock, and (ii) up to 11,500,000 shares of common stock that are issuable upon the exercise of warrants issued in connection with the IPO, at an exercise price of $11.50 per share of common stock (the “public warrants” and, together with the private placement warrants, the “warrants”). The July Registration Statement is also related to the offer and sale, from time to time, by certain of the selling holders identified in the prospectus, or their permitted transferees, of (i) up to 47,306,667 shares of common stock and (ii) up to 4,746,667 private placement warrants.
On September 3, 2021, the Company filed a second registration statement on Form S-1 (Registration No. 333-259333) (the “September Registration Statement” and, together with the July Registration Statement, the “Registration Statements”), which was declared effective by the SEC on September 14, 2021. The September Registration Statement registered the issuance of up to an aggregate of an additional 1,186,667 shares of common stock issuable upon exercise of certain private placement warrants. The September Registration Statement also related to the offer and sale, from time to time, certain of the selling securityholders, or their permitted transferees, of (i) up to 68,013,223 shares of common stock (including (i) 5,933,334 shares of common stock that may be issued upon exercise of the private placement warrants, (ii) 5,000,000 shares of common stock that may be issued upon conversion of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”) and (iii) 1,905,236 Earnout Share (as defined in the prospectus included herein) and (ii) up to 5,933,334 private placement warrants.
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the September Registration Statement is being filed (i) pursuant to Rule 429 under the Securities Act of 1933, as amended, to combine the prospectuses included in the September Registration Statement and the July Registration Statement, (ii) to serve as a Section 10(a)(3) update to the Registration Statements and to make certain other updates to the prospectus that forms a part of this Post-Effective Amendment No. 1, (iii) to remove from registration by means of this Post-Effective Amendment No. 1 an aggregate of 4,746,667 private placement warrants and an equal number of shares of common stock that were registered for offer and sale by certain selling securityholders in the July Registration Statement that are no longer required to be registered since they were also included in the September Registration Statement as an administrative convenience and (iv) to update the section titled “Selling Securityholders” contained in the prospectus included herein to reflect, among other things, earlier sales or dispositions of common stock and private placement warrants made by certain of the named selling stockholders.
Combining both of the Registration Statements, this Post-Effective Amendment No. 1 covers the issuance of up to an aggregate of 17,433,334 shares of common stock issuable upon exercise of the warrants. This Post-Effective Amendment No. 1 also covers the offer and sale, from time to time, by certain selling securityholders, or their permitted transferees, of (i) up to 87,656,687 shares of common stock (including (1) 3,728,533 shares of common stock that may be issued upon exercise of certain private placement warrants, (2) 5,000,000 shares of common stock that may be issued upon conversion of the Series A Preferred Stock, and (3) 1,905,236 Earnout Shares) and (ii) up to 3,728,533 private placement warrants.
No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filings of the Registration Statements.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2022
PRELIMINARY PROSPECTUS

SHARECARE, INC.
Primary Offering of
17,433,334 Shares of Common Stock Issuable Upon Exercise of Warrants
Secondary Offering of
87,656,687 Shares of Common Stock and
3,728,533 Warrants to Purchase Common Stock
This prospectus relates to the issuance by us of up to an aggregate of 17,433,334 shares of our common stock, par value $0.0001 per share (“common stock”), which consists of (1) up to 5,933,334 that are issuable upon the exercise of certain private placement warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering (the ‘‘IPO”) of Falcon Capital Acquisition Corp., a Delaware corporation (“FCAC”), at an exercise price of $11.50 per share of common stock, and (ii) up to 11,500,000 shares of common stock that are issuable upon the exercise of warrants issued in connection with the IPO, at an exercise price of $11.50 per share of common stock (the “public warrants,” and together with the private placement warrants, the “warrants”). This prospectus also related to the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 87,656,687 shares of common stock (including (1) 3,728,533 shares of common stock that may be issued upon exercise of certain private placement warrants, (2) 5,000,000 shares of common stock that may be issued upon conversion of the Series A Preferred Stock (as defined herein) and (3) 1,905,236 Earnout Shares (as defined herein)) and (ii) up to 3,728,533 private placement warrants.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of common stock or private placement warrants by the Selling Securityholders pursuant to this prospectus or of the shares of common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “
Plan of Distribution
.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock and public warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SHCR” and “SHCRW,” respectively. On March 31. 2022, the closing price of our common stock was $2.47 per share and the closing price of our warrants was $0.30.
We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is             , 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 17,433,334 shares of common stock upon exercise of the warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 87,656,687 shares of common stock and up to 3,728,533 private placement warrants from time to time through any means described in the section entitled “
Plan of Distribution
.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock and/or private placement warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “
Where You Can Find More Information.
”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”
On July 1, 2021 (the “Closing Date”), FCAC, our predecessor company, consummated a business combination (the “Business Combination”) pursuant to terms of the Agreement and Plan of Merger, dated February 12, 2021, by and among FCAC, FCAC Merger Sub Inc., a wholly-owned subsidiary of FCAC (“Merger Sub”), Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), and Colin Daniel, solely in his capacity as representative of the Legacy Sharecare stockholders (the “Stockholder Representative”) (as may be amended and/or restated from time to time, the “Merger Agreement”). Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). In connection with the Business Combination, FCAC changed its name to “Sharecare, Inc.” and Legacy Sharecare changed its name to “Sharecare Operating Company, Inc.”
Unless the context indicates otherwise, references to “the Company,” “Sharecare,” “we,” “us” and “our” refer to Sharecare, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. References to “FCAC” refer to Falcon Capital Acquisition Corp. prior to the Business Combination. References to “Legacy Sharecare” refer to Sharecare, Inc. and its consolidated subsidiaries prior to the Business Combination.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
MARKET AND INDUSTRY DATA
We are responsible for the disclosure contained in this prospectus. However, this prospectus contains information concerning the market and industry in which Sharecare conducts its business that Sharecare has obtained from industry publications and from surveys or studies conducted by third parties that Sharecare believes to be reliable. Sharecare cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. As a result, you should be aware that any such market, industry and other similar data may not be reliable. While Sharecare is not aware of any misstatements regarding any industry data presented in this prospectus, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section entitled “
Risk Factors
.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Sharecare. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “possible,” “continue,” “might,” “potential” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to realize the benefits expected from the Business Combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors, including our ability to increase our headcount as we expand our business following the consummation of the Business Combination;

•	our ability to maintain the listing of our shares of common stock and public warrants on Nasdaq;

•	our business, operations and financial performance, including:

•	expectations with respect to our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•
future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the enhancement of platform capabilities and addition of new solution offerings;

•	developments and projections relating to our competitors and the digital healthcare industry;

•	the impact of the COVID-19 pandemic on our business and the actions we may take in response thereto;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future and fully access our Revolving Facility (as defined herein); and

•	our ability to recognize performance-based revenue;

•	our status as an emerging growth company (“EGC”) and our intention to take advantage of accommodations available to EGCs under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”); and

•	other factors detailed under the sections entitled “ Risk Factors ” and “ Management’s Discussion and Analysis of Financial Condition and Results of Operations .”
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward- looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward- looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock and warrants, see the section entitled “
Risk Factors
.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward- looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and the consolidated financial statements included elsewhere in this prospectus.
The Company
We are a leading digital healthcare platform company that helps members consolidate and manage various components of their health in one place, regardless of where they are on their health journey. Our comprehensive platform is a health and well-being digital hub that unifies elements of individual and community health into one experience in order to enable members to live better, longer lives. We are driven by our philosophy that we are “All Together Better” as well as our goal to turn individual progress into community transformation.
We believe everyone’s health and well-being is inherently interconnected. Just as a person’s physical health is inextricably linked to their mental and emotional health, an individual’s health is also connected to a greater collective that includes their employer, providers, insurers, colleagues, family, friends, and local communities. However, these groups have historically remained very disconnected with various stakeholders providing hundreds of fragmented point solutions, each addressing only one or two specific health- related objectives. By integrating fragmented point solutions and bringing together disparate stakeholders across the entire healthcare ecosystem into one connected, interoperable virtual care platform, we believe that we can fulfill the role of a unifier and leverage smartphone technology to foster a frictionless user-friendly experience that engages people across the dynamic continuum of their healthcare needs. We have built our platform into what we believe is the most comprehensive and seamless experience currently available in the digital healthcare space.
We deliver value via our provider, enterprise, and life science channels. The consumer solutions channel (as referenced in previous filings) was renamed the life sciences channel in January 2022 in order to more accurately portray the customer base of the channel.
Legacy Sharecare was created in 2010 by digital health pioneer Jeff Arnold, with its platform launching in 2012. Given a unique blend of expertise across technology, media, and healthcare, we have, through a number of strategic acquisitions and integration of key technologies and capabilities over the last ten years, built our platform into what we believe is the most comprehensive and seamless experience currently available in the digital healthcare space.
Background
We were originally formed as a Delaware corporation on June 5, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On February 12, 2021, we entered into the Merger Agreement pursuant to which, among other things, Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). On July 1, 2021, we consummated the Business Combination.
In connection with the Business Combination, we changed our name from “Falcon Capital Acquisition Corp.” to “Sharecare, Inc.” and Legacy Sharecare changed its name to “Sharecare Operating Company, Inc.,” and we continued the listing of our common stock and public warrants on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively.

The rights of holders of our common stock, preferred stock and warrants are governed by our fourth amended and restated certificate of incorporation (including the Certificate of Designations for our Series A Convertible Preferred Stock) (collectively, our “Charter”), our amended and restated bylaws (the “bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of our warrants, the Warrant Agreement, dated September 21, 2020 (the “Warrant Agreement”), between FCAC and Continental Stock Transfer & Trust Company. See the sections entitled “
Description of Securities
” and “
Selling Securityholders.
”
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act 1933, as amended (the “Securities Act”), as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Sharecare’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FCAC’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “
Risk Factors
,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition, and results of operations.
These risk factors include, but are not limited to, the following:

•	our ability to adapt in a rapidly evolving industry and to promote and improve the benefits of our platform;

•	our ability to compete against current and future competitors;

•	our ability to maintain and expand our relationship with our clients and partners;

•	risks associated with a decrease in the number of members with access to our offerings;

•	risk of economic uncertainty or downturns, particularly as it impacts the healthcare industry;

•	the impact of the COVID-19 pandemic and other catastrophic events;

•
the failure of our platform and solutions to achieve market acceptance and our ability to develop, or incorporate through acquisition or partnership, new solutions, or enhancements, new features and modifications to existing solutions;

•	risk of the loss of any of our significant partners;

•	our ability to recruit, retain, and develop our workforce, and in particular our key personnel and senior management team;

•	our ability to establish and maintain strategic relationships with third parties;

•	our ability to successfully identify, consummate and successfully integrate acquisitions and investments;

•	our ability to maintain our historic growth rates and effectively manage our growth in the future;

•	rapid technological change in the virtual care market or the inability to develop new solutions, features, and modifications that are adopted;

•	security breaches, loss of data and other disruptions;

•	failures of our cyber-security measures that expose the confidential information of us, our enterprise partners, or members;

•	any failure or interruption in the services of our internet infrastructure, bandwidth providers, and other third party suppliers;

•	risk that we may be subject to legal proceedings and the insurance we maintain may not fully cover all potential exposures;

•	our ability to comply with evolving regulations, including healthcare and privacy and security regulations;

•	our ability to protect or enforce our intellectual property rights;

•	our level of indebtedness and our ability to fund debt obligations and meet financial covenants in our debt instruments;

•	our ability to obtain additional capital in the future;

•	our ability to operate as a public company, including with respect to increased costs and demands on management as a result of complying with additional laws and regulations;

•
our ability to establish and maintain an effective system of disclosure controls and internal control over financial reporting, including the ability to remediate an identified material weakness in our internal controls over financial reporting; and

•	the trading price of our common stock has been, and will likely continue to be, volatile and you could lose all or part of your investment.
Corporate Information
Our principal executive offices are located at 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305, and our website address is
www.sharecare.com
. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
We are registering the issuance by us of up to 17,433,334 shares of our common stock that may be issued upon exercise of the warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 87,656,687 shares of common stock and (ii) up to 3,728,533 private placement warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “
Risk Factors
” on page 6 of this prospectus.
Issuance of Common Stock
The following information is as of March 28, 2022 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our common stock to be issued upon exercise the warrants	17,433,334

Shares of our common stock outstanding	348,988,447 (1)

Exercise price of warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of $200,483,341.00 from the exercise of the warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments.
Resale of Common Stock and Warrants

Shares of common stock offered by the Selling Securityholders	87,656,687 (includes (i) 3,728,533 shares of common stock that may be issued upon exercise of certain private placement warrants, (ii) 5,000,000 shares of common stock that may be issued upon conversion of the Series A Preferred Stock and (iii) 1,905,236 Earnout Shares).

Warrants offered by the Selling Securityholders (representing private placement warrants)	3,728,533

Redemption	The warrants are redeemable in certain circumstances. See “ Description of Securities — Warrants and Earned Obligations ” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the common stock and private placement warrants to be offered by the Selling Securityholders. With respect to shares of common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up agreements	Certain of our stockholders are subject to restrictions on the transfer of the securities held by them until the termination of applicable lock-up periods. See “
Restrictions on Resale of our Common Stock —
Lock-up Agreements
” for further discussion.

Ticker symbols	Our common stock and public warrants are listed on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively.
(1) The number of shares of common stock outstanding is based on 348,988,447 shares of common stock outstanding as of March 28, 2022 and does not include:

•
166,330,107 shares of common stock reserved for issuance under the Sharecare, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”), including 123,034,389 shares of common stock issuable upon the exercise of outstanding options to purchase shares of our common stock or settlement of restricted stock units (“RSUs”);

•	11,500,000 shares of common stock underlying public warrants and 5,933,334 shares of common stock underlying our private placement warrants;

•	890,314 shares of common stock underlying warrants issued at the Closing in exchange for certain existing warrants of Legacy Sharecare (the “Legacy Sharecare warrants”);

•	5,000,000 shares of common stock issuable upon conversion of the Series A Preferred Stock;

•
7,826,442 shares of common stock issuable upon the achievement of specified milestones (including 3,213,000 Earnout Shares held in escrow (which includes 448,355 Earnout Shares underlying contingent options (as defined herein))) pursuant to agreements outstanding as of December 31, 2021; and

•
10,173,582 warrants to purchase shares of common stock issuable upon achievement of specified milestones pursuant to contractual arrangements with certain customers and other parties as of December 31, 2021.

RISK FACTORS
We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations or reputation. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. In assessing these risks, you should also refer to the other information contained in this prospectus, including the consolidated financial statements and accompanying notes included elsewhere in this prospectus.
Risks Related to our Business and Industry
Our industry is rapidly evolving and undergoing significant technological change. If we are not successful in adapting to this evolving environment and promoting and improving the benefits of our platform, our growth may be limited, and our business may be adversely affected.
The digital healthcare industry is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, and intense competition. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to our rapidly evolving industry and the substantial resources available to our existing and potential competitors. It is uncertain whether our market will achieve and sustain high levels of demand and market adoption. In order to remain competitive, we are constantly evaluating the marketplace for ways to broaden and improve our client and member experience through product innovation, partnerships, and acquisitions.
Our success depends to a substantial extent on the willingness of individuals to increase their use of digital health platforms to manage their healthcare journey, our ability to demonstrate the value of our solutions to our current and future clients, and our ability to drive engagement and activation within the populations of current and future clients. If our existing or future clients do not recognize the benefits of our platform or we do not achieve sufficient engagement and activation of our clients’ populations, then the market for our solutions might develop more slowly than we expect, which could adversely affect our operating results.
We may be unable to compete effectively against our current and future competitors, which could have a material adverse effect on our results of operations, financial condition, business, and prospects.
The market for our solutions is highly competitive, rapidly evolving, and fragmented. We compete with other digital health technology companies that serve the needs of members across a broad set of health-related needs, typically through platforms focused on wellness/well-being, benefits navigation, and/or health navigation. We also face competition from many other vendors in the digital healthcare industry offering point solutions addressing only one specific aspect of a person’s health.
If one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could materially adversely affect our ability to compete effectively. Our competitors may also establish or strengthen cooperative relationships with our current or future sponsors or partners, thereby limiting our ability to grow our strategic relationship with such parties. Our existing point solution partners may also develop new capabilities over time that address similar needs to, and compete with, other portions of our platform. If we are unable to compete effectively with these or other competitors, our business, financial condition, and results of operations could be materially adversely affected.
Many of our competitors may also have longer operating histories and significantly greater financial, technical, marketing, and other resources than we have. As a result, some of these competitors may be in a position to devote greater resources to the development, promotion, sale, and support of their products and services and have offered, or may in the future offer, a wider range of products and services that are increasingly desirable to potential clients, and they may also use advertising and marketing strategies that (including loss-leaders) achieve broader brand recognition or acceptance.

We derive a material portion of our revenue from our largest clients. The loss, termination, or renegotiation of any contract with such clients could negatively impact our results.
Historically, we have relied on a limited number of our largest clients for a material portion of our total revenue and accounts receivable. One client accounted for 17%, 16% and 11% of our revenue for the years ended December 31, 2019, 2020, and 2021, respectively. For the years ended December 31, 2019, 2020, and 2021, our top 10 clients accounted for 44%, 44% and 40% of our revenue, respectively. The sudden loss of any of our largest clients or the renegotiation of any of our largest client contracts could adversely affect our results of operations. In the ordinary course of business, we engage in active discussions and renegotiations with our clients regarding the solutions we provide and the terms of our client agreements, including our fees. As our clients’ businesses respond to market dynamics and financial pressures, and as our clients make strategic business decisions with respect to the lines of business they pursue and programs in which they participate, we expect that certain of our clients will, from time to time, seek to restructure their agreements with us. In the ordinary course of our business, we renegotiate the terms of our agreements with our clients in connection with renewals or extensions of these agreements. These discussions and future discussions could result in reductions to the fees and changes to the scope of services contemplated by our original client contracts and consequently could negatively impact our revenue, business, and prospects.
Because we rely on a limited number of our largest clients for a material portion of our revenue, we depend on the creditworthiness of these clients. If the financial condition of our clients declines, our credit risk could increase. Should one or more of our significant clients declare bankruptcy, be declared insolvent, or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenue, the collectability of our accounts receivable, affect our bad debt reserves and negatively impact our net income.
Our sales cycles can be long and complicated and requires considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.
The timing of our sales and related revenue recognition is difficult to predict because of the length of our sales cycle, particularly with respect to our enterprise clients which include a range of clients from large employers and health systems to government agencies and health plans. The sales cycle for our solutions from initial contact with a potential client to enrollment launch varies widely, ranging from less than six months to well over a year. Our sales efforts involve educating our clients about the ease of use, technical capabilities, and potential benefits of our platform. Some of our enterprise clients undertake a significant and lengthy evaluation process, including to determine whether our platform meets their specific healthcare needs, which frequently involves evaluation of not only our platform but also an evaluation of other available services and solutions. Once an enterprise client enters into an agreement with us, we then explain the benefits of our solutions again to eligible employees to encourage them to sign up as members. During this process, we expend significant resources on sales and marketing activities, which may negatively impact our operating margins, particularly if no sales occur. There are a number of factors that contribute to the timing of client purchases and the variability of our revenue recognition, including budgetary constraints, funding authorization, and changes in client personnel. In addition, the significance and timing of our product enhancements, and the introduction of new products by our competitors, may also affect our clients’ purchases. Our sales process may also be extended as a result of travel restrictions and business interruptions caused by the COVID-19 pandemic. As a result, it is difficult to predict whether a sale will be completed, the particular period in which a sale will be completed or the period in which revenue from a sale will be recognized. It is possible that in the future we may experience even longer sales cycles, more complex client needs, higher upfront sales costs, and less predictability in completing some of our sales as we continue to expand our direct sales force, expand into new territories, and market additional solutions. Moreover, we may in the future enter into agreements under which we will not receive any payments or recognize any revenue until we complete a lengthy implementation cycle. If our sales cycle lengthens or our substantial upfront sales and implementation investments do not result in sufficient sales to justify our investments, our margins could be adversely affected, our revenue could be lower than expected and our business, financial condition and results of operations may be adversely affected.
We have also historically experienced some unpredictability and cyclicality in the timing for recognizing revenue, with higher revenue in some quarters compared with others. For example, with respect to our enterprise clients, and in particular our clients with contract years commencing at the beginning of a calendar year, we record a disproportionate amount of revenue from such clients during the fourth quarter of our fiscal year relative to the first three quarters of our fiscal year. In addition, we have also historically recorded disproportionately higher revenue from our life sciences channel in the fourth quarter of our fiscal year as a result of our sponsors committing incremental marketing dollars available for the fiscal year. If these cyclical fluctuations in our business become more pronounced in the future, our business, financial condition and results of operations may be exposed to further volatility.
If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional solutions from us, it could have a material adverse effect on our business, financial condition, and results of operations.
We expect to derive a significant portion of our revenue from renewal of existing client contracts and sales of additional solutions to existing clients. As part of our growth strategy, for instance, we are focused on offering additional solutions to our existing clients in order to enhance member experience, improve clinical results, and increase our revenue per year. We also believe there is significant opportunity to cross-sell our provider solutions to existing accounts. As a result, expanding the solutions that we provide to our existing client base is critical to our future business, revenue growth, and results of operations.
Factors that may affect our ability to sell additional solutions include, but are not limited to: the price, performance, and functionality of our solutions; the availability, price, performance, and functionality of competing solutions; our ability to develop and sell complementary applications and services; the stability, performance, and security of our hosting infrastructure and hosting services; changes in healthcare, data privacy and other laws, regulations, or trends; and the business environment and development of our clients.
With respect to our enterprise clients, contracts with health plans and integrated healthcare systems generally range from three to five years, with several comprehensive strategic agreements extending up to ten years in length, while contracts with large employers generally have two to four year terms. Our provider channel’s revenue is based on the volume of health document requests fulfilled and subscription fees for various technology-related services that assist providers with performance and risk-adjustment tools, billing contract compliance and enhanced patient care. Subscription fees are recognized ratably over a one to three year contractual period. Our clients generally have no obligation to renew their contracts for our solutions after the initial terms expire. In addition, our clients may negotiate terms less advantageous to us upon renewal, which may reduce our revenue from these clients. Our future results of operations also depend, in part, on our ability to expand into new clinical specialties and across care settings and use cases. If our clients fail to renew their contracts, renew their contracts upon less favorable terms or at lower fee levels or fail to purchase new solutions from us, our revenue may decline, or our future revenue growth may be constrained.
In addition, after the initial contract term, a significant number of our client contracts allow clients to terminate such agreements for convenience at certain times, typically with an advance notice. If a client terminates its contract early and revenue and cash flows expected from a client are not realized in the time period expected or not realized at all, our business, financial condition, and results of operations could be adversely affected.
Economic uncertainty or downturns, particularly as it impacts particular industries, could adversely affect our business and operating results.
In recent years, global markets have experienced cyclical downturns and worldwide economic conditions remain uncertain. This uncertainty has been exacerbated in particular by the ongoing COVID-19 pandemic and the continuously evolving response thereto by governments, private businesses or others to contain the spread of the virus and its variants, as well as inflation, supply chain disruptions and geopolitical tensions such as the Russian invasion of Ukraine. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for our clients and us to accurately forecast and plan future business activities and could cause our clients to slow spending on our platform, which could delay and lengthen sales cycles. Furthermore, during uncertain economic times our clients may face issues gaining timely access to sufficient credit, which could result in an impairment of their ability to make timely payments to us. Our clients’ ability to make timely payments to us may also be impacted by their own customers’ financial condition or ability to gain timely access to credit causing payments to our clients to be delayed. If our clients are not able to make timely payments to us, we may be required to increase our allowance for doubtful accounts and our business, financial condition, and results of operations could be materially negatively impacted.
Furthermore, we have enterprise clients in a variety of different industries. A significant downturn in the economic activity attributable to any particular industry may cause organizations to react by reducing their capital and operating expenditures in general or by specifically reducing their spending on healthcare matters. In addition, our enterprise clients may delay or cancel healthcare projects or seek to lower their costs by renegotiating vendor contracts. Such delays or reductions in general healthcare spending may disproportionately affect our revenue. Also, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our clients.
We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, of any industry in particular. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be materially adversely affected.
The growth of our business relies, in part, on the growth and success of our enterprise clients and the number of members with access to our offerings, which are difficult to predict and are affected by factors outside of our control. If the number of members of the populations of our enterprise clients decreases or the number of those members that utilize our solutions decreases, our revenue will likely decrease.
Under most of our enterprise client contracts, we base our fees on the number of individuals enrolled in the solutions subscribed to by our enterprise clients. In addition, some fees are subject to credits if certain performance criteria are not met, which in some cases depend on the behavior and health of our members, such as their continued engagement with our solutions, and other factors outside of our control. Many factors may lead to a decrease in the number of individuals covered by our enterprise clients and the number of solutions subscribed to by our clients, including, but not limited to: natural attrition of members of our enterprise clients’ populations; decline in prevalence of employer-sponsored healthcare or private health insurance coverage; continued acceptance of our solutions by members and prospective members; the timing of development and release of new solutions; introduction and development of features and functionality that are lower cost alternatives by our competitors; technological changes and developments that we cannot respond to within the markets we serve; and changes in the healthcare industry. The growth forecasts of our enterprise clients are also subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate and their member enrollment in our solutions could fail to grow at anticipated rates, if at all. If the number of individuals covered by our enterprise clients decreases, or the number of solutions to which they subscribe decreases, for any reason, our enrollment rate may decline and our revenue will likely decrease which would harm our business, financial condition, and results of operations.

Our sales and the success of our marketing efforts depend in part on our ability to call upon our current clients to provide positive references to new, potential clients. Failure to obtain such references may adversely affect our ability to grow our client base and have a negative and adverse effect on our business, financial condition, and results of operations.
Our sales and the success of our marketing efforts depend in part on our ability to call upon our current clients to provide positive references to new, potential clients. The loss or dissatisfaction of our clients, particularly our large, long-term enterprise clients, including as a result of our platform providing a poor member experience, could adversely affect our brand and reputation and our ability to rely on our clients for positive references. If that were to occur, it could substantially harm our ability to maintain existing clients, attract new clients, and sell and achieve widespread adoption of our solutions, and, in turn, our business, financial condition, and results of operations.
We face risks, such as unforeseen costs and potential liability in connection with content we produce, license, and distribute through our platform.
As a producer and distributor of content, we face potential liability for negligence, copyright, and trademark infringement, or other claims based on the nature and content of materials that we produce and distribute. We also may face potential liability for content used in promoting our service, including marketing materials. We may purchase content that we ultimately decide not to place on our platform, to remove from our platform, or to discontinue or alter if we believe such content might not be well received by our clients or members or could be damaging to our brand and business.
To the extent we do not accurately anticipate costs or mitigate risks, including for content that we obtain but ultimately does not appear on or is removed from our platform, or if we incur unforeseen liabilities with respect to the content we produce or distribute, our business may suffer. Litigation to defend related claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.
The growth of our business and future success relies, in part, on our partnerships and other relationships with third parties and our business could be harmed if we fail to maintain or expand these relationships.
In the ordinary course of our business, we may enter into partnerships and other collaborations, in-licensing arrangements, joint ventures, and strategic alliances with third parties to develop proposed solutions, or integrate existing solutions into our platform. Proposing, negotiating, and implementing partnerships, collaborations, in-licensing arrangements, joint ventures, or strategic alliances may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all. In particular, these collaborations may not result in the development or integration of solutions that achieve commercial success or result in significant revenues and could be terminated prior to developing or integrating any solutions. In addition, the financial condition and viability of our collaborators is beyond our control. Failure to retain and expand any of our partnerships or other third-party relationships, or the failure of our collaborators to remain a viable business, could harm our relationships with our clients and our reputation and brand.
Additionally, we may not be in a position to exercise sole decision making authority regarding certain transactions or arrangements, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to their own or our future solutions. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.
We could face reputational damage or loss of trust from our clients and members as a result of transferring inaccurate or incomplete information, as well as potential regulatory risk or other liability for errors in processing information, all of which could harm our business, financial condition and results of operations.
We provide healthcare-related information for use by our partners, clients and members. However, data in the healthcare industry is generally fragmented in origin, inconsistent in format, and often incomplete. To the extent the information from third-parties that we transfer is incorrect or incomplete, we may suffer reputational risks and loss of trust from our partners, clients and members. We may also face potential regulatory risk or other liability to our partners, clients and members to the extent that we transfer inaccurate or incomplete data as a result of our own processing errors rather than simply passing on third-party information. For example, if, as a result of such a processing error, we provided sensitive information to the wrong party or such error results in incorrect delivery of services, we could be exposed to risk of regulatory non-compliance under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) or personal liability to our partners, clients and members under state law causes of action such as negligence. We could also be subject to liability for wrongful delivery or handling of healthcare services or erroneous health information. While we maintain insurance coverage for such claims, this coverage may prove to be inadequate or could cease to be available to us on acceptable terms, if at all. Even unsuccessful claims could result in substantial costs and diversion of management resources. A claim brought against us that is uninsured or under-insured could harm our business, financial condition, and results of operations.
Our business, financial condition, and results of operations may be adversely affected by the COVID-19 pandemic or other similar epidemics or adverse public health developments.
The COVID-19 pandemic caused many governments to implement quarantines and significant restrictions on travel, or to advise that people remain at home where possible and avoid crowds. Healthcare providers around the world, including certain of our partners and clients, have faced, and continue to face, substantial challenges in treating patients with COVID-19, such as the diversion of hospital staff and resources from ordinary functions to the treatment of COVID-19, supply, resource and capital shortages, and overburdening of staff and resource capacity. In the United States, governmental authorities have also recommended, and in certain cases required, that elective, specialty, and other procedures and appointments, including certain primary care services, be suspended or canceled to avoid non-essential patient exposure to medical environments and potential infection with COVID-19 and to focus limited resources and personnel capacity toward the treatment of COVID-19.
The recent resurgence of COVID-19 as a result of the emergence of new variants of the virus (such as Delta and Omicron) and related current and future measures to contain the spread of COVID-19, could cause disruptions and severely impact our business, including, but not limited to: increasing the likelihood of clients not renewing their contracts with us or being unable to pay us in accordance with the terms of their agreements; reducing the demand of the solutions offered on our platform due to restrictions on elective procedures and access to hospitals and other healthcare facilities; causing one or more of our clients or partners to file for bankruptcy protection or shut down; negatively impacting our ability to provide our solutions to clients and members; and harming our business, financial condition, and results of operations. Conversely, certain of our platforms, our heath security solutions in particular, experienced an uptick in demand as a result of the COVID-

19 pandemic. As government restrictions and mandates designed to contain the spread of COVID-19, demand for these solutions may decrease.
Furthermore, we cannot predict with any certainty whether and to what degree the disruption caused by the COVID-19 pandemic and reactions thereto will continue, and in turn, we also expect to face difficulty accurately predicting our internal financial forecasts.
Our business could be disrupted by catastrophic events and man-made problems, such as power disruptions, data security breaches, terrorism, and health epidemics.
Our systems are vulnerable to damage or interruption from the occurrence of any catastrophic event, including earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunction, cyber-attack, war, health pandemic (including COVID-19) or epidemic, terrorist attack, or incident of mass violence, which could result in lengthy interruptions in access to our platform. In addition, acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements, access to our platform could be interrupted. If our systems were to fail, or be negatively impacted as a result of a disaster or catastrophic event, our ability to deliver our platform and solutions to our clients and members would be impaired or we could lose critical data. If we are unable to develop and execute adequate plans to ensure that our business functions continue to operate during and after a disaster or catastrophic event, our business, financial condition, and results of operations would be harmed.
We have implemented a disaster recovery program that allows us to move platform traffic to a backup data center in the event of a catastrophe. However, to the extent our disaster recovery program does not effectively support the movement of traffic in a timely or complete manner in the event of a catastrophe, our business, financial condition, and results of operations may be harmed.
We depend on our talent and corporate culture to grow and operate our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, including our senior management, we may not be able to grow effectively.
Our success depends in large part on our ability to attract and retain high-quality employees in sales, services, engineering, marketing, operations, finance, and support functions. Competition for qualified employees is intense in our industry and has increased across most industries over the last year, and the loss of even a few qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. If we face labor shortages or increased labor costs because of increased competition for employees or independent contractors, as well as other employee benefits costs, our operating expenses could increase, and our profitability and growth could be negatively impacted. To attract and retain key personnel, we use various measures, including an equity incentive program for key employees. However, these measures may not be enough to attract and retain the personnel we require to operate our business effectively.
For example, employees may be more likely to leave us if the shares of our capital stock they own or the shares of our capital stock underlying their equity incentive awards have significantly reduced in value. Conversely, to the extent employees receive significant proceeds from sales of vested equity awards in the public markets, their motivation to continue to work for us may be reduced.
Our future also depends on the continued contributions of our senior management team, each of whom would be difficult to replace. We rely on our leadership team in the areas of operations, technology, marketing, sales, and general and administrative functions. From time to time, there may be changes in our senior management team that may be disruptive to our business, particularly if we have failed to have in place and execute an effective succession plan. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business, financial condition, and results of operations could be harmed.

In addition, we believe that our culture has been and will continue to be a critical contributor to our success and our ability to attract and retain highly skilled personnel. If we do not continue to develop our corporate culture or maintain and preserve our core values as we grow and evolve both in the United States and internationally, we may be unable to foster the innovation, curiosity, creativity, focus on execution, teamwork, and the facilitation of critical knowledge transfer and knowledge sharing we believe we need to support our growth and recruit additional talent.
If we are not able to maintain and enhance our reputation and brand recognition, our business, financial condition, and results of operations could be adversely affected.
We believe that maintaining and enhancing our reputation and brand recognition is critical to our relationships with existing clients, partners, and sponsors, and to our ability to attract new clients, partners, and sponsors. The promotion of our brand may require us to make substantial investments and we anticipate that, as our market becomes increasingly competitive, these marketing initiatives may become increasingly difficult and expensive. Brand promotion and marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our business, financial condition, and results of operations could be harmed. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our clients, partners, or sponsors could harm our reputation and brand and make it substantially more difficult for us to attract new client, partners, and sponsors. If we do not successfully maintain and enhance our reputation and brand recognition, our business may not grow or our current revenue may decline and we could lose our relationships with our existing clients, partners, and sponsors, including, in particular, our enterprise clients, which would harm our business, financial condition, and results of operations.
Risks Related to Future Growth
Acquisitions and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely affect our business, financial condition, and results of operations. Additionally, if we are not able to identify and successfully acquire suitable businesses, our operating results and prospects could be harmed.
We have made a number of acquisitions, and expect to continue making acquisitions to add employees, complementary companies, solutions, technologies, or revenue. These transactions could be material to our business, financial condition, and results of operations. We also expect to continue to evaluate and enter into discussions regarding a number of potential partnerships and other transactions with third parties. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to complete acquisitions on favorable terms, if at all. The process of integrating an acquired company, business or technology has created, and will continue to create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	loss of key employees of the acquired company and other challenges associated with integrating new employees into our culture, as well as reputational harm if integration is not successful;

•	implementation or remediation of controls, procedures, and policies at the acquired company;

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difficulties in integrating and managing the combined operations, technologies, technology platforms, and solutions of the acquired companies and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical, or financial problems;

•	integration of the acquired company’s accounting, human resource, and other administrative systems, and coordination of product, engineering, and sales and marketing functions;

•	failure to successfully further develop the acquired technology or realize our intended business strategy;

•	our dependence on unfamiliar affiliates and partners of acquired businesses;

•	uncertainty of entry into markets in which we have limited or no prior experience or in which competitors have stronger market positions;

•	unanticipated costs associated with pursuing acquisitions;

•	failure to successfully onboard clients or maintain brand quality of acquired companies;

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responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, as well as, without limitation, liabilities arising out of their failure to maintain effective data protection and privacy controls and comply with applicable regulations;

•	inability to maintain our internal standards, controls, procedures, and policies;

•	difficulties in complying with antitrust and other government regulations;

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challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”);

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potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, client relationships, or intellectual property, are later determined to be impaired and written down in value; and

•	failure to accurately forecast the impact of an acquisition transaction.
Moreover, we rely heavily on the representations and warranties provided to us by the sellers of acquired companies, including as they relate to creation of, and ownership and rights in, intellectual property, existence of open source, and compliance with laws and contractual requirements. If any of these representations and warranties are inaccurate or breached, such inaccuracy or breach could result in costly litigation and assessment of liability for which there may not be adequate recourse against such sellers, in part due to contractual time limitations and limitations of liability.
Future acquisitions could also result in expenditures of significant cash, dilutive issuances of our equity securities, the incurrence of debt, restrictions on our business, contingent liabilities, amortization expenses or write-offs of goodwill, any of which could harm our financial condition. In addition, any acquisitions we announce could be viewed negatively by partners, clients, members, investors or our other stakeholders.
Additionally, competition within our industry for acquisitions of business, technologies, and assets is intense. Even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or the target may be acquired by another company. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize the benefits of these acquisitions, and our operating results could be harmed. If we are unable to successfully address any of these risks, our business, financial condition, and results of operations could be harmed.
We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth.
We have experienced significant growth in the last 10 years. Future revenues may not grow at these same rates or may decline. Our future growth will depend, in part, on our ability to expand our footprint and establish new client relationships, expand our existing client relationships, including offering additional solutions to our existing clients, and grow and evolve our platform capabilities with the changing needs of our industry. We can provide no assurances that we will be successful in executing on these growth strategies or that, even if our key metrics would indicate future growth, we will continue to grow our revenue or to generate net income. Our ability to execute on our existing sales pipeline, create additional sales pipelines, and expand our client base depends on, among other things, the attractiveness of our solutions relative to those offered by our competitors, our ability to demonstrate the value of our existing and future solutions, our ability to foster and develop our existing and new partner relationships, and our ability to attract and retain a sufficient number of qualified sales and marketing leadership and support personnel. In addition, our existing clients may be slower to adopt our solutions than we currently anticipate, which could adversely affect our results of operations and growth prospects.
If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition, and results of operations could be adversely affected.
Our historical rapid growth and expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative solutions or execute on our expansion strategy through acquisition or new partnership relationships. This could negatively affect our business performance.
The estimates of market opportunity and forecasts of market growth included herein may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.
Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates in this prospectus relating to the expected growth of the digital healthcare market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all.
As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic, and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.
As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic, and other risks that we do not face or that are more significant than in our domestic operations. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets and pricing constraints. Our international solutions need to meet country-specific client and member preferences as well as country-specific legal requirements, including those related to licensing, digital healthcare, privacy, data storage, location, protection and security. Our ability to provide solutions internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial and regulatory authorities with broad discretion. We cannot, however, be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements and customer arrangements.

Our international operations increase our exposure to, and require us to devote management resources to implement controls and systems to comply with, the privacy and data protection laws of non-U.S. jurisdictions and the anti-bribery, anti-corruption and anti-money laundering laws of the United States (including the U.S. Foreign Corrupt Practices (the “FCPA”)) and similar laws in other jurisdictions. Implementing our compliance policies, internal controls, and other systems upon our expansion into new countries and geographies may require the investment of considerable management time and financial and other resources over a number of years before any significant revenues or profits are generated. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or employees, restrictions or outright prohibitions on the conduct of our business, and significant brand and reputational harm. We must regularly reassess the size, capability, and location of our global infrastructure and make appropriate changes, and must have effective change management processes and internal controls in place to address changes in our business and operations. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties, and the failure to do so could have a material adverse effect on our business, operating results, financial position, brand, reputation and/or long-term growth.
Our international operations require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes, and time zones. Our international operations encounter labor laws, customs, and employee relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries we are required to, or choose to, operate with local business partners, which requires us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges. Our international operations may also expose us to foreign currency exchange risks.
Risks Related to Technology and Data Privacy
The failure of our platform to achieve and maintain market acceptance could result in us achieving sales below our expectations, which would cause our business, financial condition, and results of operation to be materially and adversely affected.
Our current business strategy is highly dependent on our platform achieving and maintaining market acceptance. Market acceptance and adoption of our platform depends on educating our clients and members as to the distinct features, ease-of-use, positive lifestyle impact, cost savings, and other perceived benefits of the solutions offered on our platform as compared to competitive solutions. If we are not successful in demonstrating to existing and potential clients and members the benefits of our solutions, our sales may decline or we may fail to increase our sales in line with our forecasts.
Achieving and maintaining market acceptance of our solutions could be negatively impacted by many factors, including the perceived risks and rate of acceptance associated with the use of digital healthcare technologies generally as compared to traditional healthcare solutions. In addition, our platform may be perceived by our partners, clients, and members to be more complicated or less effective than traditional approaches, and people may be unwilling to adopt our platform solutions.
If we are not able to develop new solutions, or successful enhancements, new features and modifications to our existing solutions, or otherwise incorporate such new solutions or enhancements, new features or modifications to existing solutions through acquisition or partnership, our business, financial condition, and results of operations could be adversely affected.
The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of products and services embodying new technologies can quickly make existing products and services obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of our solutions and could necessitate changes or modifications to our solutions to accommodate such changes. For example, consumers of our home health solutions recently implemented as a result of the CareLinx acquisition often depend on reimbursement from third-party payors, including insurance companies and Medicare. If applicable laws and regulations were to change, or if insurance companies were to reduce or eliminate reimbursement for certain home health solutions, demand for these solutions could be adversely impacted.
We invest substantial resources in researching and developing, or otherwise incorporating into our platform through acquisition or partnership, new solutions or enhancements to our existing solutions by incorporating additional features, improving functionality, and adding other improvements to meet our clients’ and members’ evolving needs. The success of any enhancements or improvements to our solutions or any new solutions depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies on our platform and third-party partners’ technologies, and overall market acceptance. We may not succeed in developing or incorporating, marketing, and delivering on a timely and cost-effective basis enhancements or improvements to our solutions or any new solutions that respond to continued changes in market demands or new client requirements, and any enhancements or improvements to our solutions or any new solutions may not achieve market acceptance. Since developing, or incorporating through acquisition or partnership, our solutions is complex, the timetable for the release of new solutions and enhancements to existing solutions is difficult to predict, and we may not offer new solutions and updates as rapidly as our clients require or expect. Any new solutions that we develop or incorporate into our platform, or through acquisition or partnership, may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new solutions, we may experience a decline in revenue of our existing solutions that is not offset by revenue from the new solutions. For example, clients may delay adoption of new solutions to permit them to make a more thorough evaluation of these solutions or until industry and marketplace reviews become widely available. Some clients may hesitate to migrate to a new solution due to concerns regarding the performance of the new solution. In addition, we may lose existing clients who choose a competitor’s products and services. This could result in a temporary or permanent revenue shortfall and adversely affect our business, financial condition, and results of operations.
We may experience difficulties with software development, industry standards, design, or marketing that could delay or prevent our development or incorporation in our platform, introduction or implementation of new solutions, enhancements, additional features, or capabilities. If clients do not widely purchase and adopt our solutions, we may not be able to realize a return on our investment. If we do not accurately anticipate customer demand or we are unable to develop, license, or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, it could result in adverse publicity, loss of revenue or market acceptance or claims by clients or members brought against us, each of which could have a material and adverse effect on our reputation, business, financial condition, and results of operations.
We rely on internet infrastructure, bandwidth providers, third-party computer hardware and software, and other third parties for providing services to our clients and members, and any failure or interruption in the services provided by these third parties or the inability to access our platform on third-party operating systems could negatively impact our relationships with clients and members, adversely affecting our business, financial condition, and results of operations.
Our ability to deliver our internet-based services depends on the development and maintenance of the infrastructure of the internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, bandwidth capacity, and security. Our services are designed to operate without interruption. However, we may experience future interruptions and delays in services and availability from time to time. In the event of a catastrophic event with respect to one or more of our systems, we may experience an extended period of system unavailability, which could negatively impact our relationship with clients and members.

Our platform relies, in part, on broad interoperability with a range of operating systems and third-party applications. We are dependent on the accessibility of our platform across these third-party operating systems and applications that we do not control. Third-party services and products are constantly evolving, and we may not be able to modify our platform to assure its compatibility with that of other third parties following development changes. Should the interoperability of our platform across devices, operating systems and third-party applications decrease, or if members are unable to easily and seamlessly access our application or information stored in our platform, our business, financial condition, and results of operations could be harmed.
We also rely on software licensed from third parties in order to offer our services. These licenses are generally commercially available on varying terms. However, it is possible that this software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained, and integrated. Furthermore, our use of additional or alternative third-party software would require us to enter into license agreements with third parties, and integration of our software with new third-party software may require significant work and require substantial investment of our time and resources. Also, any undetected errors or defects in third-party software could prevent the deployment or impair the functionality of our software, delay new updates or enhancements to our solutions, result in a failure of our solutions, and injure our reputation.
Our solutions may not operate properly, which could damage our reputation, give rise to claims against us or our partners, or divert application of our resources from other purposes, any of which could harm our business, financial condition, and results of operations.
Software development is time-consuming, expensive, and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover problems or design defects that prevent our solutions and platform, including third-party solutions integrated into our platform, from operating properly. Moreover, we may encounter incompatibilities or other technical issues resulting from the interaction of proprietary and/or third-party solutions included in our platform. If our proprietary or third-party solutions do not function reliably, malfunction, or fail to achieve client expectations in terms of performance, clients could assert liability claims against us or our partners or attempt to cancel their contracts with us. This could damage our reputation, or the reputation of our partners, and impair our ability to attract or maintain clients.
The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been used by our clients and members. Any real or perceived errors, failures, bugs, or other vulnerabilities discovered in our code could result in negative publicity and damage to our reputation, or the reputation of our partners, loss of clients, loss of members, loss of or delay in market acceptance of our platform, loss of competitive position, loss of revenue, or liability for damages, overpayments and/or underpayments, any of which could harm our enrollment rates. In such an event, we may be required or may choose to expend additional resources to remediate the problem. These efforts could be costly, or ultimately unsuccessful. Even if we are successful at remediating issues, we may experience damage to our reputation and brand. There can be no assurance that provisions typically included in our agreements with partners that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to a particular claim. Even if unsuccessful, a claim brought against us by any client or partners would likely be time-consuming and costly to defend and could seriously damage our reputation and brand.
If our enterprise resource planning system or other licensed software systems prove ineffective, we may be unable to timely or accurately prepare financial reports, make payments to our suppliers and employees, or invoice and collect from our members and clients.
Data integrity problems in our enterprise resource planning system or other licensed software systems or other issues may be discovered which, if not corrected, could impact our business, financial condition, and results of operations. In addition, we may experience periodic or prolonged disruption of our financial functions arising out of our use of such system, migrations, or improvements to our systems, integration of newly acquired businesses into our system, other periodic upgrades or updates, or other external factors that are outside of our control. From time to time we implement additional software systems, and we may also transition to new systems, which may be disruptive to our business if they do not work as planned or if we experience issues relating to their implementation. Such disruptions could impact our ability to timely or accurately make payments to our suppliers and employees, and could also inhibit our ability to invoice and collect from our users. If we encounter unforeseen problems with our enterprise resource planning system or other related systems and infrastructure, our business, financial condition, and results of operations could be adversely affected.
Security breaches, loss of data, and other disruptions could compromise sensitive information related to our business, partners, clients, or members, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
In the ordinary course of our business, we collect, store, use, and disclose sensitive data, including protected health information (“PHI”) and other types of personal data or personally identifiable information (“PII”). We also process and store, and use additional third parties to process and store, sensitive information including intellectual property and other proprietary business information, including that of our partners, clients, and members. Our member information is encrypted but not always de-identified. We manage and maintain our platform and data utilizing a combination of on-site systems, managed data center systems, and cloud-based computing center systems.
We are highly dependent on information technology networks and systems, including the internet, to securely process, transmit, and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, and employee or contractor error, negligence, or malfeasance, have created, and can in the future create system disruptions, shutdowns, or unauthorized disclosure or modifications of confidential information, causing member health information to be accessed or acquired without authorization or to become publicly available. We utilize third-party service providers for important aspects of the collection, storage, and transmission of client, user, and patient information, and other confidential and sensitive information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI, other PII, and other confidential information, we and our service providers collect, store, transmit, and otherwise process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We take certain administrative, physical, and technological safeguards to address these risks, such as by requiring outsourcing subcontractors who handle client, and member information for us to enter into agreements that contractually obligate those subcontractors to use reasonable efforts to safeguard PHI, other PII, and other sensitive information. Measures taken to protect our systems, those of our subcontractors, or the PHI, other PII, or other sensitive data we or our subcontractors process or maintain, may not adequately protect us from the risks associated with the collection, storage, and transmission of such information. Although we take steps to help protect confidential and other sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses, failures, or breaches due to third-party action, employee negligence or error, malfeasance, or other disruptions.
A security breach or privacy violation that leads to disclosure or unauthorized use or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, member information, including PHI or other PII, or other sensitive information we or our subcontractors maintain or otherwise process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for remediation, fines, penalties, notification to individuals and for measures intended to repair or replace systems or technology and to prevent future occurrences, potential increases in insurance premiums, and require us to verify the accuracy of database contents, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our platform, and could suffer a loss of clients or members or a decrease in the use of our platform, and we may suffer loss of reputation, adverse impacts on client, member, and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and other inappropriate access to, or acquisition or processing of, information can be difficult to detect, and any delay in identifying such incidents or in providing any notification of such incidents may lead to increased harm.
Any such breach or interruption of our systems or any of our third-party information technology partners has, and in the future could, compromise our networks or data security processes and sensitive information could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws and regulations that protect the privacy of member information or other personal information, and regulatory penalties. Unauthorized access, loss, or dissemination could also disrupt our operations, including our ability to perform our services, provide member assistance services, conduct development activities, collect, process, and prepare company financial information, provide information about our current and future solutions, and engage in other education and outreach efforts. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.
Risks Related to Legal and Regulatory Matters
We may be subject to legal proceedings, litigation, regulatory and other disputes, and governmental inquiries which are costly to defend and could adversely affect our business, financial condition, and results of operations.
We may be party to lawsuits, legal proceedings and other disputes in the normal course of business. These matters are often expensive and disruptive to normal business operations. We have faced, and may in the future face allegations, lawsuits, and regulatory inquiries, audits and investigations regarding data privacy, medical liability, security, labor and employment, consumer protection and intellectual property infringement, misappropriation, or other violation, including claims related to privacy, patents, publicity, trademarks, copyrights, contractual obligations and other rights. A portion of the technologies we use incorporates open source software, and we may face claims claiming ownership of open source software or patents related to that software, rights to our intellectual property or breach of open source license terms, including a demand to release material portions of our source code, or otherwise seeking to enforce the terms of the applicable open source license. We may also face allegations or litigation related to our acquisitions, securities issuances, business practices or other contractual obligations, including public disclosures about our business.
Litigation and regulatory proceedings, and particularly the patent infringement and class action matters we could face, may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant and not covered by applicable indemnification arrangements or otherwise exceed the limits of our insurance. Adverse outcomes with respect to litigation or any of these legal proceedings or other disputes may result in significant settlement costs or judgments, penalties and fines, or require us to modify our solutions or require us to stop offering certain features, all of which could negatively impact our enrollment rate and revenue growth. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.

Evolving government regulations may require increased costs or adversely affect our business, financial condition, and results of operations.
In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion, or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require us to change our practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our business, financial condition, and results of operations.
There is also uncertainty regarding whether, when, and what other health or data privacy reform initiatives will be adopted and the impact of such efforts on our business, as well as on the businesses of our partners and clients. The implications of such proposals may be unexpected, and such measures, if implemented, could alter the landscape of our industry in ways that adversely affect our business.
There could be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and we cannot predict all the ways in which implementation of such laws and regulations may affect us.
In the states in which we operate, we believe we are in compliance with all applicable material regulations, but, due to the uncertain regulatory environment, certain states may determine that we are in violation of their laws and regulations. Similarly, we believe we are in compliance with all applicable material regulations in each international jurisdiction that we operate. In the event that we must remedy such violations, we may be required to modify our solutions in such states or other jurisdictions in a manner that undermines our solution’s attractiveness to partners, clients, or members, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such states or other jurisdictions are overly burdensome, we may elect to terminate our operations in such states or other jurisdictions. In each case, our revenue may decline and our business, financial condition, and results of operations could be adversely affected.
Additionally, the introduction of new solutions may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate state or jurisdictional medical board licenses or certificates, increasing our security measures, and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent our solutions from being offered to clients and members, which could have a material adverse effect on our business, financial condition, and results of operations.
If we fail to comply with healthcare and other governmental regulations, we could face substantial penalties, liabilities, or reputational harm and our business, financial condition, and results of operations could be adversely affected.
Our solutions, as well as our business activities, are or may in the future be subject to a complex set of regulations and rigorous enforcement, including by the U.S. Food and Drug Administration (the “FDA”), Federal Trade Commission (the “FTC”), U.S. Department of Justice, U.S. Department of Health and Human Services (“HHS”), Office of the Inspector General and Office for Civil Rights, and numerous other federal and state governmental authorities.
Our employees, consultants, and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements. Federal, state and foreign healthcare laws and regulations that may affect our ability to conduct business include, without limitation:

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations, which impose certain requirements relating to the privacy, security, and transmission of PHI on certain healthcare providers, health plans, and healthcare clearinghouses, and their business associates that access or otherwise process individually identifiable health information on their behalf; HIPAA also created criminal liability for knowingly and willfully falsifying or concealing a material fact or making a materially false statement in connection with the delivery of or payment for healthcare benefits, items, or services;

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state laws governing the privacy and security of personal information beyond health information, including state breach notification requirements, which differ from each other in significant ways with respect to scope, application, and requirements and which often exceed the standards under HIPAA, thus complicating compliance efforts;

•	foreign laws governing the privacy and security of personal information, such as the General Data Protection Regulation (EU) 2016/679 (the “GDPR”);

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laws that regulate how businesses operate online, including measures relating to privacy and data security and how such information is communicated to customers (i) under the FTC’s unfair and deceptive trade practice authority from the FTC Act and (ii) from state attorneys general under state consumer protection laws and data privacy laws;

•	state laws governing the corporate practice of medicine and other healthcare professions and related fee-splitting laws;

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potential regulation of certain of our solutions and research by the FDA; the federal Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Centers for Medicare & Medicaid Services programs;

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the federal civil false claims and civil monetary penalties laws, including, without limitation, the federal False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government;

•	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (the “Affordable Care Act”) among other things, amends the intent requirement of the federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.
Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our activities could be subject to challenge under one or more of such laws. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. We may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments, with potential liability under the federal False Claims Act including mandatory treble damages and significant per-claim penalties.
Although we have adopted policies and procedures designed to comply with these laws and regulations and conduct internal reviews of our compliance with these laws, our compliance is also subject to governmental review. The growth of our business and sales organization and any future expansion outside of the United States may increase the potential of violating these laws or our internal policies and procedures. The risk of our being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. If our operations are found to be in violation of any of the federal, state, and foreign laws described above or any other current or future fraud and abuse or other healthcare laws and regulations that apply to us, we may be subject to penalties, including significant criminal, civil, and administrative penalties, damages and fines, disgorgement, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, imprisonment for individuals and exclusion from participation in government programs, such as Medicare and Medicaid, as well as contractual damages and reputational harm. Any of the foregoing consequences could seriously harm our business, financial condition, and results of operations.
Individuals may claim our outbound engagement techniques, including digital outreach, are not compliant with HIPAA or federal marketing laws.
Several federal laws are designed to protect consumers from various types and modes of marketing. HIPAA prohibits certain types of marketing to individuals using PHI, except for certain treatment and healthcare operations, including communications made to describe a health-related product or service (or payment for such product or service) that is provided by, or included in, a plan of benefits. Our solutions may be subject to regulatory review and deemed in violation of HIPAA, which could subject us to fines or other penalties. In addition, the Telephone Consumer Protection Act (the “TCPA”) is a federal statute that protects consumers from unwanted telephone calls and faxes. Since its inception, the TCPA’s purview has extended to text messages sent to consumers. We may communicate with and perform outreach to members through multiple modes of communication, including email and secure messaging. We must ensure that our solutions that leverage secure messaging comply with TCPA regulations and agency guidance. While we strive to adhere to strict policies and procedures, the Federal Communications Commission, as the agency that implements and enforces the TCPA, may disagree with our interpretation of the TCPA and subject us to penalties and other consequences for noncompliance. Determination by a court or regulatory agency that our solutions violate the TCPA could subject us to civil penalties, could invalidate all or portions of some of our client contracts, could require us to change or terminate some portions of our offerings, could require us to refund portions of our fees, and could have an adverse effect on our business. Even an unsuccessful challenge by consumers or regulatory authorities of our activities could result in adverse publicity and could require a costly response from us. Other laws focus on unsolicited email, such as the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”) which establishes requirements for the transmission of commercial email messages and specifies penalties for unsolicited commercial email messages that follow a recipient’s opt-out request or deceive the receiving consumer.
In addition, some of our marketing activities require that we obtain permissions consistent with HIPAA and applicable state health information privacy laws. If we are unable to secure such permissions, or if there is a future change in law, we may face limitations on the use of such information, which may harm our business.
If our arrangements with our clients are found to violate state laws prohibiting the corporate practice of medicine or fee splitting, our business, financial condition, results of operations, and our ability to operate in those states could be adversely affected.
The laws of most states, including states in which our clients are located, prohibit us from practicing medicine, providing any treatment or diagnosis, or otherwise exercising any control over the medical judgments or decisions of licensed physicians and from engaging in certain financial arrangements, such as splitting professional fees with physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. We enter into contracts with our clients to deliver certain solutions in exchange for fees. Although we comply, to the extent applicable, with state prohibitions on the corporate practice of medicine and fee splitting, state officials who administer these laws or other third parties may successfully challenge our existing organization and contractual arrangements. If such a claim were successful, we could be subject to civil and criminal penalties and could be required to restructure or terminate the applicable contractual arrangements. A determination that these arrangements violate state statutes, or our inability to successfully restructure our relationships with our clients to comply with these statutes, could eliminate clients or members located in certain states from the market for our solutions, which would have a material adverse effect on our business, financial condition, and results of operations.
Our business could be adversely affected if certain independent contractors were to be classified as employees.
Portions of our business are reliant on attracting independent contractors to provide their services, particularly for our home care and nurse on demand platforms. In August 2021, we consummated the acquisition of CareLinx, a nationwide home care platform able to deliver intermittent, on-demand personal care services. Our CareLinx network engages care providers as independent contractors in the United States to offer their home care services through our platform. We also provide a nurse on demand offering that allows nurses on our platform with the ability to source opportunities for shifts and provide their services as independent contractors to health care providers. We are currently involved in litigation in California regarding the classification of certain nurses on our platform as independent contractors. While we believe our independent contractors are correctly classified because, among other things, they can choose whether, when, and where to provide services on our platform, and are free to provide services on our competitors’ platforms, we may not be successful in defending, settling or resolving pending and future lawsuits relating to the classification of independent contractors. If we are unsuccessful in defending these claims, we could incur additional expenses for compensating these workers, including expenses associated with the application of wage and hour laws (including minimum wage, overtime, and meal and rest period requirements), employee benefits, social security contributions, taxes (direct and indirect), and potential penalties. As part of the CareLinx acquisition, the sellers provided us with an indemnity with respect to any losses resulting from a misclassification of these workers. If the CareLinx sellers were to fail to indemnify us for all or part of any losses we were to incur, we would be responsible for the monetary damages, which could adversely affect our business and financial condition. We do not believe that a probable loss will be incurred, nor do we anticipate a material adverse effect on our business, financial condition or results of operations, stemming from the classification of CareLinx workers as independent contractors.
In addition, the success of our home care and nurse on demand platforms depends on our ability to maintain or increase our scale by attracting participants to offer their services on our platform. If our platform were to become less appealing to users, including due to being required to become an employee or otherwise, our growth prospects may suffer.
If the independent contractors we utilize to provide home care services engage in, or are subject to, criminal, violent, or inappropriate conduct, our reputation, business, financial condition, and results of operations could be adversely affected.
We are not able to control or predict the actions of the independent contractors we utilize to provide home care services, such as those offered as a part of our CareLinx offering. If these independent contractors, engage in criminal, violent or inappropriate conduct our reputation, business, financial condition, and results of operations could be adversely affected. Although we administer certain qualification processes prior to utilizing these independent contractors, including background checks, these qualification processes and background checks may not expose all potentially relevant information and are limited in certain jurisdictions according to national and local laws, and individuals may fail to disclose information that could be relevant to a determination of eligibility.
In addition, if these independent contractors are subject to criminal, violent or inappropriate conduct while performing services on our platforms, we may be subject to liability, and our ability to recruit and maintain independent contractors to perform in-home services on our platform may be adversely impacted.

Failure to comply with anti-bribery, anti-corruption, and anti-money laundering laws could subject us to penalties and other adverse consequences.
We are subject to the FCPA and other anti-corruption, anti-bribery, and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person, or gain any improper advantage. The FCPA and similar applicable anti-bribery and anti-corruption laws also prohibit our third-party business partners, representatives, and agents from engaging in corruption and bribery. We and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible. Our exposure for violating these laws may increase as we expand internationally and as we commence sales and operations in additional foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a drop in stock price or overall adverse consequences to our business, all of which may have an adverse effect on our reputation, business, financial condition, and results of operations.
Our use, disclosure, and other processing of PII and PHI is subject to HIPAA and other federal, state, and foreign privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, have a material adverse effect on our client base, member base and revenue.
Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of PHI and PII. These laws and regulations include HIPAA, which establishes a set of national privacy and security standards for the protection of PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. We are generally considered a business associate under HIPAA but in limited circumstances will also act as a covered entity. HIPAA requires covered entities and business associates, such as us, to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical, and technical safeguards to protect such information.
Some of our business activities require that we or our partners obtain permissions consistent with HIPAA to provide certain marketing and data aggregation services as well as those activities that require the creation and use of de-identified information. If we or our partners are unable to secure these rights, or if there is a future change in law, we may face limitations on the use of PHI and our ability to provide marketing services and use de-identified information, which could harm our business or subject us to potential government actions or penalties. Also, there are ongoing public policy discussions regarding whether the standards for de-identified, anonymous or pseudonymized health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. These discussions may lead to further restrictions on the use of such information or create additional regulatory burdens. There can be no assurance that these initiatives or future initiatives will not adversely affect our ability to access and use data or to develop or market current or future services.
In addition, we could be subject to periodic audits for compliance with the HIPAA Privacy and Security Standards by HHS and our clients. Penalties for violations of HIPAA and its implementing regulations start at $120 per violation and are not to exceed $60,226 per violation, subject to a cap of $1.81 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards.

HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.
In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity, and security of PHI and other types of PII. For example, to the extent we expand internationally into Europe, we may have obligations under GDPR and related European Union (the “EU”) privacy laws and regulations related to the use, transfer, and protection of employee-related data. These laws and regulations in many cases may be more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations may also require additional compliance obligations relating to the transfer of data between Sharecare and its subsidiaries. There is a risk that regulatory authorities may determine that we have not implemented our compliance obligations in a timely or appropriate manner. Penalties for noncompliance under GDPR and related EU privacy laws may include significant monetary fines, up to a maximum of €20 million, or four percent of worldwide turnover. These laws and regulations are often uncertain, unclear, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future.
Such new regulations and legislative actions (or changes in interpretation of existing laws or regulations regarding data privacy and security together with applicable industry standards) may increase our costs of doing business. In this regard, we expect that there will continue to be new laws, regulations, and industry standards relating to privacy and data protection in the United States, the EU and other jurisdictions, such as the California Consumer Privacy Act of 2018 (the “CCPA”) which has been characterized as the first “GDPR-like” privacy statute to be enacted in the United States, and we cannot determine how broadly or narrowly regulators will interpret and enforce such new laws, regulations, and standards and the corresponding impact it may have on our business. Although we are modifying our data collection, use and processing practices and policies in an effort to comply with the law, there is a risk that the California Attorney General does not find our practices or policies to be compliant with the CCPA, which would potentially subject us to civil penalties or an inability to use information collected from California consumers. In addition, such laws and regulations could restrict our ability to store and process personal data (in particular, our ability to use certain data for purposes such as risk or fraud avoidance, marketing, or advertising due to the expansive definition of personal information under CCPA), our ability to control our costs by using certain vendors or service providers, or impact our ability to offer certain services in certain jurisdictions. Further, the CCPA requires covered companies to provide new disclosures to California consumers, provide such consumers new ways to opt-out of certain sales of personal information (which may not fall under the CCPA HIPAA exemption), and allow for a new cause of action for data breaches. Additionally, such laws and regulations are often inconsistent and may be subject to amendment or re-interpretation, which may cause us to incur significant costs and expend significant effort to ensure compliance. For example, the CCPA has already been substantially amended by the California Privacy Rights Act of 2020, which will come into effect in January 1, 2023. Given that requirements may be inconsistent and evolving, our response to these requirements may not meet the expectations of our clients or their employees, which could thereby reduce the demand for our services. Finally, some clients may respond to these evolving laws and regulations by asking us to make certain privacy or data-related contractual commitments that we are unable or unwilling to make. This could lead to the loss of current or prospective clients or other business relationships.
This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us and our clients and potentially exposes us to additional expense, adverse publicity and liability. Although we take steps to help protect confidential and other sensitive information from unauthorized access or disclosure, our information technology and infrastructure has been subject to, and may be vulnerable in the future to, attacks by hackers or viruses, failures, or breaches due to third-party action, employee negligence or error, malfeasance, or other incidents or disruptions. Furthermore, while we have implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with our practices or those of third parties who transmit PHI and other PII or confidential information to us. If we or these third parties are found to have violated such laws, rules or regulations, it could result in government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business.
We outsource important aspects of the storage and transmission of customer and member information, and thus, rely on third parties to manage functions that have material cyber-security risks. A breach of privacy or security of such information by a subcontractor may result in an enforcement action against us. We attempt to address these risks by requiring outsourcing subcontractors who handle such information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard such information. However, we cannot be assured that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of such information on our behalf by our subcontractors.
Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business. We also publish statements to our clients and members that describe how we handle and protect PHI (for example, through our privacy policies connected with our website, mobile applications and other digital tools). If federal or state regulatory authorities, such as the FTC or state attorneys general, or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including costs of responding to investigations, defending against litigation, settling claims, and complying with regulatory or court orders. Any of the foregoing consequences could seriously harm our business and our financial results. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our existing and future solutions. Any of the foregoing consequences could harm our business, financial condition, and results of operations.
Any restrictions on our ability to obtain or use data could harm our business.
Our business depends, in part, on data provided to us by, among other sources, health plans, benefits administrators, data warehouses, electronic data interchange transaction data providers, and our trusted suppliers. Any errors or defects in any third-party data or other technology could result in errors in our existing and future solutions that could harm our business and damage our reputation and cause losses in revenue, and we could be required to spend significant amounts of additional resources to fix any problems. In addition, certain of our solutions depend on maintaining our data and analytics technology platform, which is populated with data provided by third parties. While our existing agreements with these data providers have multiple-year terms, these providers could become our competitors in the future. Any loss of the right to use of data provided by any health plan providers, benefits administrators, or other entities that provide us data, could result in delays in producing or delivering our solutions until equivalent data, other technology, or intellectual property is identified and integrated, which delays could harm our business. In this situation we would be required to either redesign our solutions to function with technology, data, or intellectual property available from other parties or to develop these components ourselves, which would result in increased costs. Furthermore, we might be forced to limit the features available in our existing or future solutions. If we fail to maintain or renegotiate any of these technology or intellectual property licenses, we could face significant delays and diversion of resources in attempting to develop similar or replacement solutions or to license and integrate a functional equivalent of the technology or intellectual property. The occurrence of any of these events may harm our business.
Failure to protect or enforce our intellectual property rights could harm our business, financial condition, and results of operations.
Our success depends in part on our ability to obtain, maintain, protect, and enforce our intellectual property and other proprietary rights (including intellectual property and other proprietary rights acquired through acquisitions). We rely upon a combination of trademark, patents, copyrights, and trade secret laws, as well as license agreements, intellectual property assignment agreements, confidentiality agreements and other similar agreements, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, misappropriated or otherwise violated. There can also be no assurances that third parties will not also independently develop or offer products, services and/or technology that is similar to, or competitive with, our technology, products and services. Despite our efforts to protect our intellectual property, unauthorized parties may also attempt to disclose, copy, use, duplicate or obtain and use our technology including to develop applications with the same functionality as our solutions, and policing unauthorized use of our technology and intellectual property rights is difficult, costly and may not be effective. In order to adequately protect our intellectual property and other proprietary rights, we may be required to devote significant time and resources to defending against claims or protecting and enforcing our own rights. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part. These actions as well as any failure to protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition, and results of operations.
Risks Related to Financing and Tax
We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve or maintain profitability.
We are in a cumulative loss position, and we have incurred net losses attributable to Sharecare of $40.0 million, $60.0 million, and $85.0 million, for the years ended December 31, 2019, 2020, and 2021, respectively. We expect our costs will increase substantially in the foreseeable future and our losses will continue as we expect to invest significant additional funds towards growing our business and operating as a public company and as we continue to invest in increasing our client base, expanding our marketing channels and operations, hiring additional employees, developing new solutions, and otherwise incorporating new solutions into our platform through acquisition or partnership. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Historically, we have financed our operations principally from the sale of our equity, revenue from sales of our solutions, and the incurrence of indebtedness. Despite having achieved EBITDA profitability in 2017, we may be unable to achieve positive cash flow from operations or profitability in any given period. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2021, we had net operating loss (“NOL”) carryforwards for federal and state income tax purposes of approximately $310 million and $270 million, respectively, which may be available to offset future taxable income. The state and pre-2018 federal net operating loss carryforwards will start to expire in 2023 (through 2037), while the foreign and post-2017 federal net operating loss carryforwards are indefinite.
Under Section 382 of the Internal Revenue Code of 1986, as amendment (the “Code”), a corporation that undergoes an “ownership change” (as defined under Section 382 of the Code and applicable Treasury Regulations) may be subject to limitations on its ability to utilize its pre-change NOLs to offset its future taxable income. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds fifty percentage points over a rolling three-year period. A corporation that experiences an ownership change generally will be subject to an annual limitation on its utilization of pre-ownership change NOLs. The realization of the Company’s existing net operating losses, under Section 382, was analyzed to determine if any of the losses would be limited under Section 382.
The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a valuation allowance has been established against the net deferred tax assets. Therefore, no federal tax benefit has been recorded for the net operating losses and the researched tax credits during the years ended December 31, 2021, 2020 and 2019.
Furthermore, our ability to utilize NOLs of companies that we have acquired or may acquire in the future may be subject to limitations. There is also a risk that due to changes in law, such as suspensions on the use of NOLs or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to reduce future income tax liabilities, including for state income tax purposes. For these reasons, we may not be able to utilize a material portion of our NOLs, even if we attain profitability, which could potentially result in increased future tax liability to us and could adversely affect our business, financial condition, and results of operations.
We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new solutions, or enhance our existing solutions, enhance our operating infrastructure, and acquire complementary businesses and technologies. In order to achieve these objectives, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.
Our debt agreements contain certain restrictions that may limit our ability to operate our business.
The terms of our existing debt agreements and related collateral documents contain, and any future indebtedness would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability, and the ability of our subsidiaries, to take actions that may be in our best interests, including, among others, disposing of assets, entering into change of control transactions, mergers or acquisitions, incurring additional indebtedness, granting liens on our assets, declaring and paying dividends, and agreeing to do any of the foregoing. Our ability to meet financial covenants can be affected by events beyond our control, and we may not be able to continue to meet this covenant. A breach of any of these covenants or the occurrence of other events (including a material adverse effect or the inability to generate cash to service our obligations under our debt agreements) specified in the debt agreements and/or the related collateral documents could result in an event of default under the same. Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding, if any, to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, lenders could proceed against the collateral, if any, granted to them to secure such indebtedness. We have pledged substantially all of our respective assets (other than intellectual property) as collateral under the loan documents. If lenders accelerate the repayment of borrowings, if any, we may not have sufficient funds to repay our existing debt.
We may be adversely affected by changes in the method of determining the London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with an alternative reference rate, for our variable rate loans, derivative contracts and other financial assets and liabilities.
Our senior secured revolving credit facility (the “Revolving Facility”) utilizes, and our additional borrowings in the future, may use LIBOR as a benchmark for establishing the interest rate. The U.K. Financial Conduct Authority announced in 2017 that it would no longer compel banks to submit rates for the calculation of

LIBOR after 2021. It is not possible to predict whether banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR rates will cease to be published or supported after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. It is expected that a transition away from the widespread use of LIBOR to alternative rates is likely to occur during the next several years. The transition from LIBOR may cause us to incur increased costs and additional risk. Uncertainty as to the nature of alternative reference rates and as to potential changes in or other reforms to LIBOR may adversely affect LIBOR rates and the value of LIBOR-based loans originated prior to 2021. If LIBOR rates are no longer available, any successor or replacement interest rates may perform differently, which may affect our net interest income, change our market risk profile and require changes to our risk and pricing strategies. Any failure to adequately manage this transition could adversely impact our business, financial condition and results of operations.
The applicability of sales, use, and other tax laws or regulations on our business is uncertain. Adverse tax laws or regulations could be enacted or existing laws could be applied to us or our clients or members, which could subject us to additional tax liability and related interest and penalties, increase the costs of our solutions, and adversely affect our business, financial condition, and results of operations.
The application of federal, state, local, and international tax laws to services provided electronically is evolving. New income, sales, use, value-added or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time (possibly with retroactive effect), and could be applied solely or disproportionately to services provided over the internet or could otherwise materially affect our business, financial position, and results of operations.
In addition, state, local and foreign tax jurisdictions have differing rules and regulations governing sales, use, value-added and other taxes, and these rules and regulations can be complex and are subject to varying interpretations that may change over time. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us (possibly with retroactive effect). We have not collected sales taxes in all jurisdictions in which we have made sales to our clients, and we believe we may have exposure for potential sales tax liability, including interest and penalties, for which we have established a reserve in our financial statements, and any sales tax exposure may be material to our operating results. Although our contracts typically provide that our clients must pay all applicable sales and similar taxes, our clients may be reluctant to pay back taxes and associated interest or penalties, or we may determine that it would not be commercially feasible to seek reimbursement. In addition, we or our clients could be required to pay additional tax amounts on both future as well as prior sales, and possibly fines or penalties and interest for past due taxes. If we are required to collect and pay back taxes and associated interest and penalties, and if the amount we are required to collect and pay exceeds our estimates and reserves, or if we are unsuccessful in collecting such amounts from our clients, we could incur potentially substantial unplanned expenses, thereby adversely impacting our operating results and cash flows. Imposition of such taxes on our solutions going forward or collection of sales tax from our clients in respect of prior sales could also adversely affect our sales activity and have a negative impact on our operating results and cash flows.
One or more states may seek to impose incremental or new sales, use, value added or other tax collection obligations on us, including for past sales by us or our partners. A successful assertion by a state, country or other jurisdiction that we should have been or should be collecting additional sales, use, value added or other taxes on our solutions could, among other things, result in substantial tax liabilities for past sales, create significant administrative burdens for us, discourage users from utilizing our solutions or otherwise harm our business, financial condition, and results of operations.
Changes in legislation in U.S. and foreign taxation of international business activities or the adoption of other tax reform policies, as well as the application of such laws, could adversely impact our financial position and operating results.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) became law, and significantly reformed the Code. The Tax Act, among other things, includes changes to U.S. federal tax rates and the taxation of foreign earnings, imposes significant additional limitations on the deductibility of interest, and the use of net operating losses generated in tax years beginning after December 31, 2017, allows for the immediate expensing of certain capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact the Tax Act may have on our business. Due to our plans to potentially expand into international markets, any changes in the U.S. or international taxation of such activities may increase our worldwide effective tax rate and harm our business, financial condition, and results of operations. The impact of the Tax Act and other changes to U.S. and non-U.S. tax laws, and regulations or interpretations thereof, on us or our business is uncertain and could be adverse. We urge prospective investors to consult with their legal and tax advisors with respect to the potential tax consequences of investing in or holding our common stock.
Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.
We are qualified to operate in, and file income tax returns in multiple states. There is a risk that certain state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. We could be subject to state and local taxation, including penalties and interest attributable to prior periods, if a state tax authority successfully asserts that our activities give rise to a nexus. Such tax assessments, penalties and interest may adversely impact our results of operations.
Risks Related to Being a Public Company
We face high costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, financial condition, and results of operations.
As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of Nasdaq and other applicable securities rules and regulations. The requirements of these rules and regulations have increased, and we expect will continue to increase, our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations, although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.
In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors (the “Sharecare Board”), particularly to serve on our audit committee and compensation and human capital committee, and qualified executive officers.
As a result of disclosure of information in filings required of a public company, our business and financial condition is more visible than that of a private company, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, financial condition, and results of operations.
We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.
For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements. If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we could be subject to regulatory scrutiny and a loss of confidence by stockholders, which could harm our business and adversely affect the market price of our common stock. We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of becoming a public company).
As an emerging growth company, we may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.
Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, including failing to remediate an identified material weakness in our internal controls over financial reporting, the price of our common stock may be adversely affected, and our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2021, we identified a material weakness in our internal control over financial reporting. Specifically, the Company did not design and maintain effective controls related to the review of a unique contract for a new product offering to a new customer. This deficiency resulted in a pre-filing adjustment related to the timing of revenue for that contract in the Company’s consolidated financial statements for the year ended December 31, 2021, and could have resulted in a material misstatement of the annual or interim consolidated financial statements not being prevented or detected. Accordingly, the Company’s management determined that this control deficiency constitutes a material weakness. Management is in the process of developing a full remediation plan and has begun enhancing certain controls to include refinements and improvements to the controls related to deficiency, but there can be no assurance that the measures we take will remediate the material weakness or that additional material weaknesses will not arise in the future. The material weakness will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. In addition, prior to the Business Combination, FCAC identified a material weakness in its internal controls over financial reporting relating to the accounting for a significant and unusual transaction related to the warrants it issued in connection with its initial public offering September 2020, which we believe has been remediated.
We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, including remediation of the described material weakness, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may not be able to remediate the identified material weakness or may experience additional material weaknesses in our controls.
Our current controls and any new controls that we develop may be inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to remediate our current material weakness or to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting and complete required remediations also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.
Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal control over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to remediate the identified material weakness and maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our common stock.
Our business, financial condition, and results of operations may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.
Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control and, as a result, should not be relied upon as an indicator of future performance. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include, but are not limited to: our ability to attract new clients and partners, retain existing clients and partners and maximize engagement and enrollment with existing and future clients; changes in our sales and implementation cycles, especially in the case of our large clients; new solution introductions and expansions, or challenges with such introductions; changes in our pricing or fee policies or those of our competitors; the timing and success of new solution introductions by us or our competitors or announcements by competitors or other third parties of significant new products or acquisitions or entrance into certain markets; any other change in the competitive landscape of our industry, including consolidation among our competitors; increases in operating expenses that we may incur to grow and expand our operations and to remain competitive; our ability to successfully expand our business, whether domestically or internationally; breaches of security or privacy; changes in stock-based compensation expenses; the amount and timing of operating costs and capital expenditures related to the expansion of our business; adverse litigation judgments, settlements, or other litigation-related costs; changes in the legislative or regulatory environment, including with respect to privacy or data protection, or enforcement by government regulators, including fines, orders, or consent decrees; the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation; changes in our effective tax rate; our ability to make accurate accounting estimates and appropriately recognize revenue for our solutions for which there are no relevant comparable products; changes in accounting standards, policies, guidance, interpretations, or principles; instability in the financial markets; general economic conditions, both domestic and international; volatility in the global financial markets; political, economic, and social instability, including terrorist activities and health epidemics (including the COVID-19 pandemic), and any disruption these events may cause to the global economy; and changes in business or macroeconomic conditions. The impact of one or more of the foregoing or other factors may cause our operating results to vary significantly.
Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.
We prepare our financial statements in accordance with GAAP, which are subject to interpretation or changes by the Financial Accounting Standards Board (“FASB”), the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our business, financial condition, and results of operations could be adversely affected.
The preparation of financial statements in conformity with GAAP and our key metrics require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and amounts reported in our key metrics. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations.
” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to allowance for doubtful accounts, assessment of the useful life and recoverability of long-lived assets, fair value of guarantees included in revenue arrangements and fair values of stock-based awards, warrants, contingent consideration, and income taxes. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our common stock.
Risks Related to Owning Our Securities
The trading price of our common stock and warrants may be volatile.
The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	failure to meet our projections;

•	success of competitors;

•	operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	any major change in the Sharecare Board;

•	sales of substantial amounts of Sharecare common stock by our directors, executive officers, or significant stockholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, inflation, interest rates, fuel prices, international currency fluctuations and acts of war (such as the recent Russian invasion of Ukraine) or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Sharecare could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
We may in the future issue additional shares of common stock (including upon the exercise of warrants or conversion of our preferred stock) which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of December 31, 2021, we had (i) public warrants and private placement warrants outstanding to purchase up to an aggregate of 17,433,334 shares of common stock, (ii) warrants to purchase up to 890,732 shares of common stock that were issued in exchange for certain warrants of Legacy Sharecare and (iii) 5,000,000 shares of Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), that are currently convertible into 5,000,000 shares of common stock. We may also issue a substantial number of additional shares of common stock (or securities convertible, exercisable or exchangeable for common stock) in the future, including in connection with contractual relationships with customers, acquisitions, pursuant to compensation arrangements (including under the Incentive Plan) or as a result of financing transactions. For example, we have entered into, and may in the future enter into, contractual arrangements with certain customers and other parties and earnout arrangements in connection with acquisitions that, in each case, provide for the issuance of warrants and/or common stock upon achievement of specified milestones. As of December 31, 2021, these agreements provide for the issuance of up to 7,826,442 shares of common stock (which amount includes the Earnout Shares) and 10,173,582 warrants to purchase shares of common stock. As of December 31, 2021, there were 118,803,402 shares of common stock underlying awards outstanding under the Incentive Plan.
The issuance of additional shares of our common stock as a result of any of the aforementioned transactions may result in dilution to the holders of our common stock and increase in the number of shares eligible for resale in the public market. Sales of a substantial number of such shares in the public markets may adversely affect the market price of our common stock, the impact of which is increased as the value of our stock price increases.

We may redeem our unexpired warrants prior to their exercise at a time that is disadvantageous to holders, thereby making such warrants worthless.
We will have the ability to redeem outstanding public warrants at any time prior to their expiration, at a price of $0.01 per warrant, if the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold on to such warrants, or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our outstanding warrants is $11.50 per share of common stock. There can be no assurance that our warrants will be in the money prior to their expiration, and therefore may expire worthless.
Any future series of our preferred stock may have rights and preferences that are senior, or in addition, to the rights and preferences of our common stock.
Our Charter authorizes the issuance by us of up to 15,000,000 shares of preferred stock (including 5,000,000 shares of Series A Preferred Stock). In connection with the consummation of the Business Combination, 5,000,000 shares of Series A Preferred Stock were issued upon conversion of Legacy Sharecare’s Series D redeemable convertible preferred stock (the “Series D Preferred Stock”) pursuant to terms of the Merger Agreement. The Series A Preferred Stock has, and any future series of preferred stock may have, rights, preferences and privileges that are senior, or in addition, to the rights, preferences and privileges of our common stock. For example, the Series A Preferred Stock has a right to receive, upon a liquidation of Sharecare, a preference amount out of the assets available for distribution to stockholders before any distribution can be made to holders of our common stock. If we were to file for bankruptcy, holders of our preferred stock that remain outstanding would have a claim in bankruptcy that is senior to any claim holders of our common stock would have. The Series A Preferred Stock is also subject to mandatory redemption by us on the fifth anniversary of its issue date. Future series of preferred stock may also have rights to dividends in priority to dividends on our common stock. These rights, preferences and privileges of holders of our preferred stock could negatively affect the investment of holders of common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received and could receive less proceeds in connection with any future sale of Sharecare, in liquidation or on any other basis.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stops covering us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline. If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

Anti-takeover provisions contained in our Charter as well as provisions of Delaware law, could impair a takeover attempt.
Our Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Sharecare is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Sharecare Board;

•
the right of the Sharecare Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on the Sharecare Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

•
the requirement that a meeting of stockholders may only be called by the Chair of the Sharecare Board, our Chief Executive Officer, or the Sharecare Board pursuant to a resolution adopted by a majority of the Sharecare Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of Sharecare or changes in the Sharecare Board and our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding Sharecare common stock from engaging in certain business combinations without approval of the holders of substantially all of Sharecare common stock. Any provision of the Charter or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for common stock.
Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees.
The Charter provides that, unless Sharecare consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of Sharecare, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Sharecare to Sharecare or Sharecare’s stockholders, (iii) any action asserting a claim against Sharecare, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the bylaws, or (iv) any action asserting a claim against Sharecare, its directors, officers or employees governed by the internal affairs doctrine, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring an interest in any shares of Sharecare’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with Sharecare or Sharecare’s directors, officers or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of the Charter or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and the Sharecare Board.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of $200,483,341.00 from the exercise of the warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. In addition, the private placement warrants may be exercised on a “cashless basis” so long as they are held by the initial stockholders or their permitted transferees. To the extent that the private placement warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the private placement warrants will decrease.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Sharecare’s common stock and public warrants are currently listed on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively. The closing price of Sharecare’s common stock and public warrants on March 31, 2022 was $2.47 and $0.30, respectively.
Holders
As of March 28, 2022, there were approximately 265 holders of record of our common stock, one holder of record of our Series A Preferred Stock and approximately 25 holders of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose common stock and warrants are held of record by banks, brokers and other financial institutions. There is no public market for our Series A Preferred Stock.
Dividend Policy
We have not paid any cash dividends on our common stock to date. The payment of cash dividends is dependent upon Sharecare’s revenue and earnings, if any, capital requirements and general financial condition. Our Series A Preferred Stock may have priority over our common stock with respect to dividends, and our Senior Secured Credit Agreement (as defined herein) also imposes certain restrictions on our ability to pay dividends. The payment of any cash dividends is within the discretion of the Sharecare Board. The Sharecare Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to Sharecare, Inc. and its subsidiaries after the Closing, and FCAC prior to the Closing.
The following unaudited pro forma condensed combined financial information present the combination of the financial information of FCAC and Legacy Sharecare adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
FCAC was incorporated as a Delaware corporation on June 5, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.
Legacy Sharecare was founded in 2009 to develop an interactive health and wellness platform.
On July 1, 2021, FCAC consummated the Business Combination pursuant to the terms of the Merger Agreement. The merger was approved by FCAC’s stockholders on June 29, 2021. In connection with the Merger Agreement, Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, the Company changed its name to “Sharecare, Inc.”
In connection with the closing of the Business Combination, (i) the issued and outstanding shares of FCAC’s Class B common stock were automatically converted, on a one-for-one basis, into shares of common stock and (ii) the issued and outstanding shares of FCAC’s Class A common stock were automatically converted, on a one-for-one basis, into shares of common stock. All of FCAC’s outstanding warrants became warrants to acquire shares of common stock on the same terms as FCAC’s warrants.
In connection with consummation of the Business Combination, Falcon Equity Investors LLC (the “Sponsor”) delivered 1,713,000 shares of common stock (formerly FCAC Class B common stock held by the Sponsor) into escrow (the “Sponsor Earnout Shares”) and the Company delivered 1,500,000 newly issued shares of Common Stock (the “Company Earnout Shares” and, together with Sponsor Earnout Shares, the “Earnout Shares”), in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the earnout escrow agreement, dated July 1, 2021 (the “Earnout Escrow Agreement”), by and among the Company, the Stockholder Representative, the Sponsor and Continental Stock Transfer & Trust Company are not satisfied.
The unaudited pro forma consolidated financial information does not include an unaudited pro forma condensed combined balance sheet as of December 31, 2021 as the Business Combination was consummated on July 1, 2021 and is reflected in our historical audited consolidated balance sheet as of December 31, 2021, included elsewhere in this prospectus.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the historical statements of operations of FCAC and Legacy Sharecare for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future results of operations of the post-combination company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined financial information presents the pro forma effects of the following transactions:

•	the merger of Legacy Sharecare with and into Merger Sub, a wholly owned subsidiary of FCAC, with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of FCAC; and

•
the issuance and sale of 42,560,000 shares of FCAC Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $425.6 million in a private placement immediately prior to the consummation of the Business Combination pursuant to those certain subscription agreements, each dated February 12, 2021 (the “Subscription Agreements”), between FCAC and the investors named therein (the “Private Placement”).

This information should be read together with Legacy Sharecare’s consolidated financial statements and the accompanying notes, the section entitled
“Management’s Discussion and Analysis of Financial Condition and Results of Operations”
and other financial information included elsewhere in this prospectus.
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Legacy Sharecare has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Sharecare’s existing stockholders have the largest voting interest in the combined company;

•	Legacy Sharecare appointed a majority of the board of directors of the combined company;

•	Legacy Sharecare’s senior management will be the senior management of the combined company; and

•	Legacy Sharecare is the larger entity based on historical revenues and business operations.
Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.
Description of the Business Combination
The following represents the aggregate merger consideration:

(in thousands)	Purchase price	Shares Issued
Stock Consideration 1	$3,935,347	390,827
Cash Consideration 2	91,779
Debt Paydown 3	14,539

Total consideration	$4,041,665	390,827

(1)
Stock consideration is calculated as the $3.8 billion equity value (consisting of $3.6 billion equity value plus $50.0 million strategic investment plus $192.5 million doc.ai equity value less $25.0 million as defined in the Merger Agreement) plus $209.6 million incremental value assuming cash exercise of options and warrants less cash consideration. Stock consideration is inclusive of Legacy Sharecare common stock, redeemable convertible preferred stock, warrants, options, and doc.ai acquisition.

(2)
Calculated as the sum of the cash held in the trust account plus the Private Placement and closing cash of Legacy Sharecare less FCAC redemptions, Legacy Sharecare debt pay down and transaction expenses for FCAC and Legacy Sharecare.

(3)
The total debt paid down was $56.5 million which includes $42.5 million of debt and accrued interest outstanding at June 30, 2021 plus the doc.ai note payable of $14.0 million. At the closing of the Business Combination, FCAC paid down $14.5 million of Legacy Sharecare’s debt and remaining debt was repaid by Legacy Sharecare separately in July 2021 and at the closing of the Business Combination.

The following summarizes the unaudited pro forma common stock shares outstanding at Closing:
Ownership

actuals	Shares	%
FCAC public stockholders	14,635,970	4.4%
FCAC initial stockholders 1	4,643,103	1.4%
FCAC other stockholders 2	924,147	0.3%

Total FCAC	20,263,220	6.1%
Legacy Sharecare stockholders 3	271,051,959	81.2%
Private Placement investors	42,560,000	12.7%

Total Shares at Closing (excluding shares below)	333,875,179	100%
Shares underlying Legacy Sharecare warrants and options 3	114,775,275
Legacy Sharecare strategic investor Series A preferred shares 3	5,000,000

Total Shares at Closing (including shares above)	453,650,454

(1)
Represents the 8.6 million shares outstanding immediately prior to Closing less 1.7 million shares placed into escrow subject to earn-out provisions, 1.7 million shares forfeited (of which 1.3 million shares is forfeited and cancelled to provide for the Sharecare earn-out described below and 0.4 million shares transferred from the Sponsor to Legacy Sharecare’s charity) and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination. Pursuant to the Merger Agreement, half of the Sponsor Earnout Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of common stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $12.50 per share. The other half of the Sponsor Earnout Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of common stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $15.00 per share.

(2)
Represents the 0.4 million shares transferred from the Sponsor to Legacy Sharecare’s charity and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination, plus 60 thousand shares for FCAC’s independent directors that converted from FCAC Class B common stock to FCAC Class A common stock at the Closing.

(3)
The total shares to be issued includes Legacy Sharecare and doc.ai common and preferred stock, convertible notes, and shares underlying options and warrants. Accordingly, the shares outstanding at the closing of the Business Combination has been adjusted to exclude the Series A Preferred Stock and the portion of consideration shares for options and warrants that will be unvested, unissued, and/or unexercised at the closing of the Business Combination. Additionally, excludes 1.5 million Company Earnout Shares issuable to Legacy Sharecare stockholders on a pro rata basis if the VWAP of the shares meet the thresholds noted in (1) above within the fifth anniversary of the closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent the Company’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	From January 1, 2021 to July 1, 2021	For the year ended December 31, 2021			For the year ended December 31, 2021
	FCAC (Historical)	Legacy Sharecare (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$412,815			$412,815
Costs and Operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	—	203,218			203,218
Sales and marketing	—	51,407			51,407
Product and technology	—	74,438			74,438
General and administrative	1,741	136,594	(90)	(aa)	138,245
Franchise tax expenses	64	—			64
Depreciation and amortization	—	32,601			32,601

Total costs and operating expenses	1,805	498,258	(90)		499,973

Loss from operations	(1,805)	(85,443)	90		(87,158)

Other income (expense):
Change in fair market value of derivative warrant liabilities	8,946	—			8,946
Interest income	74	96	(74)	(bb)	96
Interest expense	—	(27,662)	13,264	(cc)	(14,398)
Loss on extinguishment of debt		(1,148)			(1,148)
Other income (expense)	—	27,007			27,007

Total other income (expense)	9,020	(1,707)	13,190		20,503

Income (Loss) before income tax expense	7,215	(87,150)	13,280		(66,655)

Income tax benefit (expense)	—	2,021	(308)	(dd)	1,713

Net income (loss)	7,215	(85,129)	12,972		(64,942)

Net income (loss) attributable to non-controlling interest in subsidiaries	—	(129)	—		(129)

Net income (loss) attributable to stockholders	$7,215	$(85,000)	$12,972		$(64,813)

Weighted average Class A common stock outstanding	34,500,000				281,026,365
Net income (loss) per common stock, Class A—basic and diluted	$—				$(0.23)
Weighted average Class B common stock outstanding	8,625,000				—
Net income (loss) per common stock, Class B—basic and diluted	$0.84				—

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL
STATEMENTS
1. Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents pro forma effect to the Business Combination and related transactions as if they have been completed on January 1, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	FCAC’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes; and

•	Sharecare’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions. The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
2. Accounting Policies
As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align FCAC’s and the Company’s financial statement presentation. The pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of FCAC and the Company, as management is still in the process of conforming the accounting policies of FCAC to those of the Company. As part of this ongoing process, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-combination company’s common stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The accounting adjustments listed below include transaction accounting adjustments related to the Business Combination. A description of the amounts included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

aa	Reflects the elimination of the FCAC administrative service fee paid to the Sponsor that ceased upon the close of the Business Combination.

bb	Reflects the elimination of interest income earned on the FCAC Trust Account.

cc
Reflects the elimination of the interest expense associated with the Second Lien Credit Agreement, Note Payable, Series B-3 Convertible Notes, Series B-4 Convertible Notes, and Series B Convertible promissory note that were repaid in cash at or prior to closing or were settled as part of consideration at the closing of the Business Combination.

dd	Reflects income tax effect of pro forma adjustments using the effective tax rate of 2.32% for the year ended December 31, 2021.

4. Loss per Share
Represents the net loss per share calculated using the weighted average shares outstanding as of December 31, 2021. The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2021:

(in thousands, except share and per share data)	Year Ended December 31, 2021
Weighted-average common stock outstanding—basic and diluted	281,026,365
Net income (loss) per common stock, Class A—basic and diluted	$(0.23)

Numerator:
Pro forma net loss attributable to stockholders	$(64,813)

BUSINESS
Unless the context otherwise requires, “we,” “us,” “our,” “the Company” and “Sharecare” refer to Sharecare, Inc., a Delaware corporation, and its consolidated subsidiaries.
Overview
We are a leading digital healthcare platform company that helps members consolidate and manage various components of their health in one place, regardless of where they are on their health journey. Our comprehensive platform is a health and well-being digital hub that unifies elements of individual and community health into one experience in order to enable members to live better, longer lives. We are driven by our philosophy that we are “All Together Better” as well as our goal to turn individual progress into community transformation.
We believe everyone’s health and well-being is inherently interconnected. Just as a person’s physical health is inextricably linked to their mental and emotional health, an individual’s health is also connected to a greater collective that includes their employer, providers, insurers, colleagues, family, friends, and local communities. However, these groups have historically remained very disconnected with various stakeholders providing hundreds of fragmented point solutions, each addressing only one or two specific health-related objectives. By integrating fragmented point solutions and bringing together disparate stakeholders across the entire healthcare ecosystem into one connected, interoperable virtual care platform, we believe that we can fulfill the role of a unifier and leverage smartphone technology to foster a frictionless user-friendly experience that engages people across the dynamic continuum of their healthcare needs. We have built our platform into what we believe is the most comprehensive and seamless experience currently available in the digital healthcare space.
Our platform offers an accessible, interactive, personalized and rewarding environment that aims to transform user engagement with healthcare from episodic to everyday. The platform provides a single destination for people, patients and caregivers to access quality and clinically reviewed content; digitally connect with other patients, community members and healthcare professionals; and adopt action plans provided by healthcare professionals from top institutions. Centralized within its dynamic digital platform, we provide health assessment and wellness tools and population health services to create personalized action plans, improve productivity and reduce health-related costs. We also provide physicians and physician practices with value-based care arrangements through the use of various tools geared towards identifying care gaps, patient engagement and billing efficiencies. Additionally, we provide secure, automated release of information, electronic medical record archiving and business consulting services to streamline the medical records process for both patients and medical facilities. Sharecare also yields strong return on investment performance on behalf of its life sciences and pharmaceutical partners through consumer acquisition campaigns that utilize data-driven and contextual lead generation, sponsorships, audience targeting and condition-specific marketing. Finally, we support care through our network of home caregivers and nurses. We deliver value via our provider, enterprise, and life sciences channels. The consumer solutions channel (as referenced in previous filings) was renamed the life sciences channel in January 2022 in order to more accurately portray the customer base of the channel.
Since the Sharecare platform was launched in 2012, it has grown to approximately 65,000 employer clients, 9.7 million eligible lives, and 6,000 hospitals and physician practices.
Business Combination and 2021 Acquisitions
FCAC, was incorporated as a Delaware corporation on June 5, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. On February 12, 2021, we entered into the Merger Agreement pursuant to which, among other things, Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). On July 1, 2021, we consummated the Business Combination. In connection with the Business Combination, we changed our name from “Falcon Capital Acquisition Corp.” to “Sharecare, Inc.” and Legacy Sharecare changed its name to “Sharecare Operating Company, Inc.,” and we continued the listing of our common stock and public warrants on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively. See the section entitled “
SPAC Transaction
” in Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus for additional information about the Business Combination.
In February 2021, we consummated the acquisition of doc.ai, an enterprise AI platform company, for total consideration of $175.0 million. Following the acquisition of doc.ai, its AI platform has been integrated into, and has enhanced the capabilities of, our platform and expanded our product. See the section entitled “
2021 – doc.ai
” in Note 5, Acquisitions, to Sharecare’s consolidated financial statements included elsewhere in this prospectus for additional information about the acquisition of doc.ai.
In August 2021, we consummated the acquisition of CareLinx a nationwide home care platform able to deliver intermittent, on-demand personal care services, in a transaction valued at approximately $65.0 million. Through its network of over 450,000 caregivers, CareLinx provides services across the continuum of care, including non-medical, companionship and housework, and personal and clinical care. Following the acquisition of CareLinx, we plan to leverage its platform and mobile technology to facilitate care in the post-acute care environment, generate population health analytics, and enable real-time care coordination with remote clinical teams. See the section entitled “
2021 – CareLinx
” in Note 5, Acquisitions, to Sharecare’s consolidated financial statements included elsewhere in this prospectus for additional information about the acquisition of CareLinx.
Our Strengths
Comprehensive Platform.
Designed to help individuals, workforces and communities optimize their holistic well-being, our interoperable platform is based on human centered design principles and integrates fragmented point solutions and disparate stakeholders that provide a single place for members to interact with all features and services offered by us and our partners to foster a frictionless user-friendly experience. Moreover, our platform has both a flexible infrastructure and is scalable and configurable, which allows us to meet the different and evolving needs of our clients. The flexibility and adaptability of our platform infrastructure also allows us to partner with, and seamlessly integrate, third-party solutions into our ecosystem to promote a high degree of awareness, engagement, and outcomes through an integrated flow of data.
Large, Well Established Clients
.
We have a large, diverse and well-established client base — including large health plans, Fortune 100 companies, and large public sector clients— which we believe provides us with significant existing revenue opportunity from signed contracts, and opportunity to increase penetration of our products and services and optimize member engagement and enrollment.
Diverse Product Portfolio.
We have a diverse portfolio of products and solutions that are marketed to a variety of users within our enterprise, provider, and life sciences channels. We believe that the diversity of these offerings, together with our ability to bundle them into a comprehensive and integrated platform, provides compelling value over other digital health platforms or point solutions that are focused more narrowly on one or two specific health-related needs. Our portfolio of products also offers members clinical connectivity through various incorporated touch points to healthcare systems and/or to providers and enables us to offer tailored and personalized tools, including the ability to interact directly with lifestyle management and disease management coaches on our platform.
Value of Technology, Innovation and Data.
We derive significant value from our proprietary technology platform that leverages an innovative architecture and data aggregation capabilities to give members a hyper-personalized
experience. Through our platform, we offer a portfolio of privacy-first technologies and AI software services to drive personalization of our digital assets and create improved value for members. Our single robust platform, designed to service all our stakeholders, including consumers, health plan members, employees, provider groups, health systems, and Blue Zones Project sites/communities, is built on an advanced, multi-tenant enabled technology stack that uses the latest design patterns for scale and flexibility.

Our data architecture enables us to ingest substantial amounts of multivariate data sets, such as eligibility, claims, biometrics, and social determinants of health data, from multiple sources in near real-time. The value we can provide to members from the quality and quantity of our data (more than 1.8 petabytes) uniquely positions us to scale, commercialize, contextually intervene, and materially engage members.
Comprehensive Content Library.
We have a comprehensive library comprised of original material as well as content from more than 188 organizations (including the National Institutes of Health, Centers for Disease Control/CDC, and the American Diabetes Association, among others). We perform medical review of published content at two-year intervals, but often more frequently, to ensure accuracy, timeliness and relevance. Performing reviews on this schedule is also consistent with our NCQA Wellness and Health Promotion and Disease Management accreditation standards. The size and quality of our content library allows us to deliver highly personalized content to our members, which drives engagement and builds trust.
Growth Strategy
Expand our Footprint and Existing Client Relationships.
We believe that our current client base represents a small fraction of potential clients that could benefit from our highly differentiated solutions. We also believe that there is significant opportunity to generate growth by maintaining and expanding our relationships with existing clients, including:

•	increasing engagement and enrollment of eligible members at our existing enterprise clients;

•	promoting our marketplace of existing targeted digital therapeutics to close gaps in care in high-cost areas (with incremental fee per enrollee); and

•	expanding our relationships with our top provider clients.
Continue to Grow the Capabilities of our Platform.
We are constantly evaluating the marketplace for ways to broaden and enhance our client and member experience, improve clinical results and increase revenue through product innovation, partnerships and acquisitions. We believe that our proven track record of successful acquisitions coupled with the flexibility and capabilities of our platform positions us to continue opportunistically pursuing attractive M&A opportunities. We intend to continue to look for opportunities to leverage our platform and expertise to provide first-mover solutions to evolving and future demands in the digital healthcare industry.
Evolving Products to Cater to an Evolving Industry.
As the digital healthcare industry grows, we closely monitor evolving consumer trends and organizations’ needs so that we may adapt our platform to better suit our clients’ demands. Since March 2020, the COVID-19 pandemic greatly accelerated the demand for virtual care solutions and resulted in rapid growth and increased adoption of digital health technologies, which we were well positioned to undertake.
Our Channels
Focusing on the individual, we aim to provide a solution that is more comprehensive than other digital platforms by bringing together scientifically validated clinical programs and engaging content to deliver a personalized experience for our members, whether they come to us by way of the workplace, the exam room, or the living room. Strategically and intentionally building on this concept, our business is structured across three primary channels: enterprise, provider, and life sciences. While we are focused on the individual’s unique experience, our platform is purpose-built to seamlessly connect stakeholders to the health management tools they need to drive engagement, establish sustained participation, increase satisfaction, reduce costs, and improve outcomes, regardless of entry point.
Enterprise Solutions
Our enterprise solutions are based on a software-as-a-service (“SaaS”) model that allows enterprise clients to message, motivate, and manage their populations, and measure their populations’ progress, through one platform. Our enterprise clients can leverage our scientifically validated clinical protocols and personalized approaches, which drive high-impact engagement to achieve measurable outcomes and close gaps in care for their populations. Our enterprise clients include a range of stakeholders, from large employers and health systems to government agencies and health plans, that use our digital platform to engage with their populations, dynamically measure the impact of that engagement, and efficiently deliver health and wellness services. We generate revenue from our enterprise clients by providing access to our core digital platform on a per member, per month (“PMPM”) basis with incremental fees charged per enrollee for access to our marketplace of digital therapeutics.
Provider Solutions
We offer providers a suite of data and information-driven solutions that are tailored to improve productivity and efficiency and enhance patient care and management while upholding the latest compliance, security, and privacy standards. We have integrated a range of capabilities and introduced new services to support providers in a number of ways, and our current offerings include:

•	Health Information Management : Automates health record requests, using a simple and efficient consent-based record access management solution.

•
Value-Based Care
: Enables providers and health systems to participate in value-based care arrangements by providing capabilities to identify care gaps, accurately document diagnoses, engage patients between visits and improve billing documentation; provides quality reporting solutions that help providers, practices, and systems measure their practices’ performance and success with value- based programs; and helps our clients navigate complex requirements, improve quality scores and measure performance which in turn, increases their reimbursement and quality earnings.

•
Payment Integrity
: Employs advanced analytics, AI, and process automation to support improvements in payment integrity for providers, payors and patients; and works with payors to defend against fraud, waste and abuse while helping providers with denial prevention issues.

•
Chronic Condition Intervention:
Helps providers identify eligible patients for diabetes and obesity management solutions and other chronic care conditions; and gives providers confidence that these services are covered and billable, as well as the convenience of digital prescriptions integrated into the provider workflow.

•
Digital Patient Platform:
Consolidates patients’ healthcare data into one place; provides the connectivity to generate care gap reminders that are seamlessly integrated into the patient’s digital healthcare journey.

We generate revenue from our provider clients based on the volume of health document requests and through subscription fees for various technology related services. Subscription fees are recognized ratably over a one- to three-year contractual period with the opportunity to sell additional solutions at any time.
Life Sciences (formerly Consumer Solutions)
In January, 2022, our consumer solutions channel (as referenced in previous filings), was renamed the life sciences channel in order to more accurately portray the customer base of the channel.
Our life sciences offering is a robust platform and suite of digital products and medical expert knowledge that provides members with personalized information, programs, and resources to improve their health and well-being. In support of pharma and other consumer brands, Sharecare drives significant patient engagement across our consumer audiences using a unique library of content.
To drive awareness, adoption and engagement on behalf of our partners, we have created a comprehensive strategy to reach the member through a unique mix of member outreach, including social media, search engine optimization and marketing and precision audience targeting. We generate revenue from our life sciences clients through products such as lead generation, sponsorships, audience targeting and condition-specific content.
Our Platform
Our platform begins with RealAge, which is a NCQA-certified health assessment that uses scientifically-based methods to assess a variety of behaviors and existing conditions of our members and provide them with an easily understandable metric for their physical health. With approximately 45 million individuals completing the assessment since its inception in 1998, RealAge delivers immediate results and recommendations about how to improve a member’s health, and also identifies behaviors, both positive and negative, that may be impacting it. Using RealAge as a person’s baseline, our algorithms power a data-driven dialogue with the member, creating a content-rich, personalized experience that presents them with relevant benefits programs, resources and providers for those needing healthcare and well-being support. As members change their behavior, the platform refines its predictive analytics to provide increasingly compelling recommendations.
Through our digital platform we are able to gain key insights into each member’s health gleaned from self-reported
data, in addition to data from the smartphone, eligibility and claims, social determinants of health, and, in some cases, medical records. This data is then analyzed, with each member’s permission, to recommend personalized resources, tools, information and programs that meet each person where they are in their healthcare journey. Through our platform, members can store and access all their health data in one place. We then provide the resources members need to manage their health through lifestyle or disease management and coaching programs, such as diabetes management and smoking cessation; well-being solutions, such as financial health and anxiety management; and care navigation tools, such as find-a-doctor, prescription savings, clinical decision support and medical records. Our product design philosophy uniquely positions us to drive meaningful engagement while also aggregating a critical mass of behavioral data, to which we apply AI to more accurately personalize recommendations to predict and influence positive outcomes for each individual.
Beyond our offerings that focus on individual health and well-being, our platform also provides customized and innovative health data services to provider organizations around the country, helping them become more profitable, productive and secure. Our key product offerings are summarized below, many of which are owned by Sharecare. However, we have adopted an approach of partnering with best-in-class solutions and integrating them into our platform as an additional benefit to our enterprise clients. As a result, some of the digital therapeutics and other tools we offer are subject to agreements and arrangements that we have in place with third-party marketplace solution providers.
Key Capabilities of Our Flagship Platform
Benefits Hub.
Within the Sharecare platform, the Benefits Hub provides a centralized opportunity to educate employees on and direct them to the benefits available to them through Sharecare, as well as those client programs or resources offered outside of our platform, such as: medical, dental, and vision insurance; 401K; legal benefits; telehealth services; and employer-specific programs.
Daily Health Tracking
. With RealAge as our baseline, we motivate members to engage in their health by tracking their “green days,” the proprietary health currency we use to measure their daily progress towards the 13 critical health factors that impact one’s RealAge the most: weight, stress, smoke, sleep, relationships, medications, fitness, diet, cholesterol, blood pressure, steps, glucose and alcohol. Over time, members are prompted to recalculate their RealAge to see how much they have improved their health.
Engaging Challenges
. Designed to impact the core health factors that influence the health and RealAge of our members, our challenges are time-based programs focused on driving engagement throughout the platform. Enterprise clients can create customized challenges specifically targeted for their populations and members can track their progress against others in the community via a leaderboard.

Health Profile.
Through our health profile, a personal health record, serving as a living, breathing, evolving story of a member’s health, members can follow their own health journey. Controlled by the member, the health profile is one place for individuals to store and access their biometrics and health data at any time.
Lifestyle Risk Program
. Upon completion of the RealAge test, members can begin participating in the RealAge program, our comprehensive healthy behavior program that targets four main categories of lifestyle risks: stress; sleep; nutrition; and activity personalized to the individual based on risk level for each lifestyle category gleaned through RealAge test responses and stated interests.
Rewards and Incentives
. Designed to motivate engagement and drive behavior change that leads to improved health outcomes, we designed our rewards approach based on proven behavioral science principles that drive member engagement. Focusing on strategic activities and rewards that are tailored to the individual and easy to understand, we use personalized content and communications to educate and engage members to sustain participation over time. Reward activities are configurable by population to support key objectives like increased engagement or cost savings. Initial and sustained engagement focused activities are available, as well as those that meet participatory or outcomes-based requirements.
Symptom checker
. AskMD is a personalized health consultation and comprehensive symptom checker that matches member answers against the latest clinical research to help members take ownership of their health and be better informed before visiting the doctor.
Digital Therapeutics Marketplace
An array of value-added proprietary and partner-powered solutions that integrate directly into our flagship platform are available for enterprise and provider clients to purchase for their populations.
Behavioral Health
. Beyond the free content and resources available through the Sharecare platform to help people address a range of behavioral health challenges, including guided meditation and relaxation exercises, we offer several digital therapeutics to aid in anxiety and stress management, tobacco and vaping cessation and overeating that consumers may purchase directly or enterprise clients can “unlock” and sponsor for those in their own populations.
Diabetes
. As the first end-to-end turnkey diabetes care and glycemic management program for health systems and physician groups, we integrate personalized high-touch interventions with high-tech products to improve the management of people living with diabetes across the care continuum. Our proprietary content, developed by clinical and operations specialists, is designed to ensure patient and professional education adhere to the latest standards of care and evidenced-based best practices and is coupled with FDA-cleared digital therapeutics for diabetes management optimization.
Disease Management.
Using a combination of advanced disease algorithms and proprietary predictive risk models, we analyze medical and pharmacy claims, procedure and eligibility data to appropriately identify individuals with primary chronic conditions, such as diabetes, coronary artery disease, heart failure, chronic obstructive pulmonary disease and asthma. Individuals who are currently, or at near-term risk of, high healthcare utilization are then targeted for proactive outreach and intervention through the Sharecare platform.
Heart Disease.
The first and only program scientifically proven to reverse the progression of heart disease, Ornish Lifestyle Medicine focuses on four key areas: eating; stress; love and support; and activity. We provide a multi-platform approach to train and certify health systems in effectively providing the Ornish Lifestyle Medicine program to their patients.
Lifestyle Coaching
. We actively target and engage individuals who are at risk for developing a condition and, through the support of a personal coach, teach them how to take healthy steps to change behavior. Personalized to the participant, the program is designed to address areas that contribute to overall physical health and well-being, such as exercise, healthy eating, stress management, tobacco cessation, and weight management.

Digital Therapeutics Through Partnership.
In addition to our owned digital therapeutics, we utilize partnerships to enhance our offerings on our platform through a seamless member experience. For example, we currently partner to bring a suite of applications that support women and their partners throughout the parenthood journey including fertility, pregnancy and parenting. In addition,
w
hile our platform already includes assessments, educational content, and tools to help members take action to mitigate financial stress and step into financial wellness, we also offer members access to SmartDollar, a leading online financial wellness solution that helps people get on a budget, save for emergencies, pay off debt, and save for retirement. Through partnership we can also help enterprise clients deliver their populations an evidence-based solution for preventing and improving musculoskeletal issues.
Community-Driven Care Solutions
At Sharecare, just as we are guided by our mission to help every person — no matter where they are in their health journey — live longer, better, we also are fiercely committed to ensuring the healthy choice is the easy choice across the places where people work, live, play and stay.
Blue Zones Project
. Our Blue Zones Project is a community well-being improvement initiative in partnership with Adventist Health designed to change the way people experience the world around them by encouraging and promoting better lifestyle choices, such as commuting, eating and social habits. Because healthier environments naturally nudge people toward healthier choices, Blue Zones Project focuses on influencing the Life Radius
®
, the area close to home in which people spend 90% of their lives. Our 70 communities across 14 states have populations with greater well-being, improved health outcomes, reduced costs, and increased civic pride, all of which support healthy economic development.
Community Well-Being Index.
Based on over 4 million surveys and more than 600 elements of social determinants of health data, our Community Well-Being Index (“CWBI”) serves as the definitive measure of community well-being across and within populations. A collaboration between Sharecare and the Boston University School of Public Health, CWBI combines individual risk derived from the Well-Being Index with community risk from the Social Determinants of Health Index to create a single composite measure that defines our collective health risk and opportunities.
Our data and insights on well-being inform more effective strategies that encourage the sustained lifestyle changes necessary for people to thrive and perform to their highest potential. For employers, health plans, health systems and community leaders, this holistic view of health provides the framework for understanding the underlying root causes of poor health, enabling hyper-targeted interventions that make the healthy choice the easy choice.
Digital Health Trials
. With our acquisition of doc.ai, we expect that our platform will be able to offer individuals the opportunity to join a growing community of people who are advancing research in the healthcare field by participating in ongoing clinical trials. By doing so, we believe that we will be able to further connect the various individuals and stakeholders in the industry.
Health Security
As COVID-19 began to spread to the United States, we rapidly mobilized to help our client partners, and people in general, while maintaining an adaptability to handle the constantly evolving regulatory and clinical environment. As part of this initiative and building on our deep expertise in handling mass health data, we developed critical capabilities, including facility and employee readiness, digital vaccine assistant and passport to help a host of organizations mitigate the operational and health safety challenges introduced by the pandemic, while restoring confidence among people that their surroundings are safe.

Sales and Marketing
We sell our solutions through our direct sales organization and through partner relationships. Our direct sales team is comprised of sales professionals organized into one of three channels: enterprise; provider; and life sciences. Within each of these categories, our direct sales team is organized principally by channel, geography, segments, and/or account size. Our enterprise and provider contracts range in length from one- to five-year terms with most renewing automatically, and typically subject to cancellation by either party upon 90 days’ notice prior to the renewal date. These agreements contain standard commercial terms and conditions, including payment terms, billing frequency, and indemnification. The sales cycle for our solutions from initial contact with a potential client to client launch is difficult to predict and varies widely by client and segment, ranging from less than six months to well over a year.
Our Technology
Our “flagship” platform includes a single mobile application available on iOS, Android and the web as well as a suite of infrastructure and business services hosted in the Amazon Web Services, or AWS, cloud.
Designed as a mobile-first, scalable, configurable and easy to operate platform, we are purpose-built with enterprise-grade framework, uptime guarantees, processes, and organizational structures; and optimized for developing new services and features, change management, incident management, management of services, members and clients, and new client implementations.
To provide high levels of availability and enhance security, our system designs involve redundant subsystems and compartmentalized networks. To ensure compliance with privacy and security regulations as well as our obligations to our clients and members, we implement industry-standard processes and technical controls from software development to deployment and network administration, including regularly scheduled vulnerability scans and third-party penetration testing to reduce security risks in our system. On an annual basis, we also undergo independent, third-party ISO27001, HITRUST, HIPAA and SSAE 16 audits. Our systems are continuously monitored to ensure availability and we have institutionalized problem escalation and incidence management mechanisms.
Competition
Our primary competitors in the digital healthcare industry are other health tech companies that serve the needs of members across a broad set of health-related needs and are not limited to a single demographic. These digital health companies generally fall into one or more of the following platform types:

•
Wellness/Well-being
platforms that provide a range of solutions to support the wellness/well-being of their members, including health risk assessments, incentive administration, coaching and support programs for lifestyle and disease management, biometric screening, health and wellness challenges, and activity tracking and other health-related content.

•
Benefits Navigation
platforms that provide solutions to help members navigate their health benefits programs, including solutions that integrate third party benefits information, tools for managing health spending accounts and other digital wallet offerings, guided benefits enrollment and other communications tools to make navigation of benefits more accessible for members.

•
Health Navigation
platforms that provide offerings to help members navigate their personal healthcare journey, including health concierge and advocacy services, home care, coordination of care and decision support, and solutions to help members access care, ensure price transparency and provide claims-driven personalization.

We also face competition from many other vendors in the digital healthcare space offering point solutions addressing only one specific aspect of a person’s health. These point solutions may either be offered on a standalone basis or incorporated into larger digital healthcare platforms, like us, through partnership arrangements. We expect to face increasing competition, both from current competitors, who may be well established and enjoy greater resources or other strategic advantages, as well as new entrants into our market, some of which may become significant competitors in the future. With the introduction of new technologies and market entrants, we expect the competitive environment to be and remain intense.
Employees and Human Capital Management
As of December 31, 2021, we had 3,279 employees worldwide, including approximately 321 nurses, clinicians and health coaches, as well as contract and part-time employees who are working less than 40 hours a week. In addition, as a result of the CareLinx acquisition, we utilize independent contractors to provide home health services. Of our total employees, 2,488 reside in the United States and 791 in other countries, such as Brazil, France, and Germany. None of our employees are unionized or members of collective bargaining arrangements, other than our employees in Brazil that are members of a collective bargaining agreement as required under Brazilian law. We believe our strong employee base, along with their commitment to our culture and uncompromising values, provides the foundation of our company’s success.
The attraction, retention, and development of talented colleagues is critical to our success. We accomplish this, in part, by developing our team members through learning, development and performance management programs. These programs include consistent new hire onboarding, new manager training, structured goal setting and annual performance management review processes as well as other customized approaches to development at the team or individual levels.
Our employees are responsible for supporting our ultimate goal of connecting doctors, health plans, employers, useful tools, and quality information to deliver robust solutions in an easy-to-use platform. We recognize that every employee has the opportunity to make a difference, and we have developed skill and competencies expectations to support them in meeting their full potential. In addition to their individual performance goals, our team members are measured annually in areas of communication, change management, problem solving, decision making, and conflict resolution, as well as in their ability to drive results, coach others, build trust, and act as an effective team member.
To keep our leadership team informed of the needs of our human capital assets, we track and report internally on key metrics including headcounts by functional area, onboarding experiences, colleague engagement levels and exit data.
We continue to vet and hone our organizational structure as our business evolves and accordingly, we establish new roles as needed to reflect the talent and capabilities required by our business. We have recently added talent at the senior management level, including the Chief Operating Officer, Chief Information Security Officer, Executive Vice President, Enterprise & Provider Solutions, and Chief Legal Officer positions.
Our human capital practices are governed by various federal, state and local regulations. We monitor key employment activities, such as hiring, termination, and pay practices to ensure compliance with established regulations across the world.
Diversity
Our diversity, equity, and inclusion objective is to be a company where each individual in our organization genuinely belongs, is respected and valued and can do their best work. We embrace diversity, equity, and inclusion. A truly innovative workforce needs to be diverse and leverage the skills and perspectives of a wealth of backgrounds and experiences. To attract a diverse workforce, we strive to embed a culture where employees can bring their whole selves to work.

As of December 31, 2021, our workforce was comprised of female — 71%, minority — 36%, disability — 4%, and veterans — 2%. Our Executive Team of 22 included seven females and five minorities as of December 31, 2021. Our Medical Advisory Board of 20 included eight females and two minorities as of December 31, 2021. With our diversity recruiting initiatives we expect that we will increase our workforce diversity, and advance inclusion and equity within all Sharecare divisions to create future opportunities for all colleagues.
Safety
The safety and well-being of our employees is always our top priority and a primary focus of our leaders. All policies and procedures related to safety are reviewed and acknowledged by colleagues annually.
Throughout the COVID-19 crisis, we have remained focused on protecting the health and safety of our team members while meeting the needs of our clients. Within weeks of the start of COVID-19 pandemic, we moved approximately 90% of our office-based team members to a work-from-home model with minimal impact to productivity. We immediately created, and then continuously evaluated and amended, protocols and guidelines to ensure the health and safety of our employees. We monitor and track the impact of the pandemic on our teammates and within our business operations. As a part of our COVID-19-focused employee communications, we frequently remind our Sharecare colleagues of the helpful resources and tools available to them. We continue to provide flexibility to our team members to work from home and make decisions appropriate for their circumstances.
Benefits
Our compensation program is based on our philosophy that total compensation should support the Company’s mission and values. We believe our compensation program is a management tool that when aligned with an effective communication plan, is designed to support, reinforce and align our values, business strategy, and operational and financial needs with a goal of growth and profitability. The program is designed to attract, motivate, and retain talented colleagues who are dedicated to the success of the organization.
In recognition of the need to employ top-tier talent, we strive to provide base salaries that meet or exceed the market for colleagues who are fully proficient and meeting expectations. The Company utilizes incentive or variable pay as a way to meet the strategic goals of the Company. Incentive pay is available to some colleagues with consideration of a number of factors and is based on individual goals that relate to company objectives as well as overall company performance. The compensation process is intended to be fair and simple so that all employees and managers understand the goals and the outcomes of the process. We are committed to administering the compensation program in a manner that is consistent and free of discrimination.
As a part of our total rewards offerings, we offer competitive benefits, evidenced-based programs and wellness tools to assist our employees in making the right choices every day, representing our commitment to employee health and wellness. We provide health, welfare and retirement benefits for our employees, including medical, HSA grants, dental, vision, life insurance, short- and long-term disability, paid time off, various voluntary insurance programs, tuition reimbursement, a robust EAP and a 401(k) retirement plan. Our offerings are designed to enhance employee productivity and loyalty by giving our team members the tools they need to live their healthiest, happiest, and most productive lives. As a leader in digital healthcare, we have also partnered with innovators to offer added tools that address specific aspects of personal and financial health.
Training
We continue to emphasize employee development and training. To empower employees to unleash their potential, we provide a range of development programs and opportunities, skills and resources. Our Learning Management System platform supplements our talent development strategies through an online portal that enables employees to access instructor-led classroom or virtual courses and self-directed web-based courses.

We have all-company competencies focused on individual contributors to front-line managers to senior managers. These competencies focus on how we coach others, drive results, problem solve and make decisions, resolve conflict, build trust, build effective teams, manage change and communicate. We believe these behavioral expectations are integrated into the way we assess and select talent, manage performance and develop our people.
We are committed to identifying and developing the talents of our next generation leaders. For colleagues who have been promoted or hired as a people manager, we conduct New Manager Essentials training within 30-60 days. This training focuses on human resource laws and regulations, wage and hour standards for hourly workers, approving timecards, basics of interviewing, such as what you can and cannot ask, performance management as a manager including managing the performance improvement plan process, and transitioning from a peer to a manager.
For our mid-level leaders, we conduct a multi-day program that continues to support our key competencies such as team building, coaching with emotional intelligence, leading through transition and change, communicating appropriately, and how to manage difficult situations. To supplement our leader development programs we provide a quarterly newsletter developed in-house that is focused on current topics pertinent to our business.
We partnered with LinkedIn Learning to allow colleagues to develop in their current role by expanding their knowledge in areas of interest. Additionally, we have internal training courses on topics such as: critical conversations; managing a remote workforce; how to give and receive feedback; conducting interviews; time management/prioritization; setting performance management goals; and coaching to those goals. Utilizing the experience of our own colleagues, we also have a mentoring program in place for some of our operations.
Intellectual Property
Our intellectual property rights are important to our business. We rely on trademarks, patents, copyrights, trade secrets, license agreements, intellectual property assignment agreements, confidentiality agreements and other similar agreements to establish and protect our proprietary rights. Though we rely in part upon these legal and contractual protections, we believe that the overall significance to our business is minimal, and that factors such as the skills and ingenuity of our employees and the functionality and frequent enhancements to our solutions are larger contributors to our success.
As of December 31, 2021, we held 65 registered trademarks in the U.S. and also held 113 registered trademarks in foreign jurisdictions. In addition, as of December 31, 2021, we owned a number of copyrights and registered domain names for websites that we use in our business, such as
www.sharecare.com
.
As of December 31, 2021, we also owned a portfolio of (a) nine issued patents and (b) 24 pending patent applications in the U.S. In foreign jurisdictions, we had four patent applications and no issued patents as of December 31, 2021. As noted below, we believe that the impact of our patent portfolio is relatively minimal (with the exception of the doc.ai patent applications discussed below), and that our current solutions and revenue are driven primarily by our brands (including our registered trademarks), along with our knowledge and trade secrets.
We have historically acquired a substantial portion of our intellectual property through acquisitions. Nearly all of our issued patents were acquired through our acquisition of the Population Health business of Healthways in 2016 and consist of patents for various automated medical diagnostic and treatment advice systems, disease management systems, panel diagnostic systems and an end-of-life predictive model. The patents acquired from Healthways expire between 2022 and 2030 and we do not believe any of them to be integral to the functionality of our existing solutions.
One pending patent application was acquired through our acquisition of MindSciences and relates to behavior change user interface response. Similar to the Healthways patents discussed above, we do not believe this patent application to be integral to the functionality of any of our existing solutions.

In connection with our acquisition of doc.ai, we further enhanced our intellectual property portfolio with the acquisition of a portfolio comprising one issued patent, 25 current patent applications (including applications in the U.S., China, and Japan) and three trademark registrations/applications in the U.S. as of December 31, 2021. doc.ai’s patent applications consist of applications with respect to software and AI in the healthcare field and expire between April 2037 and October 2040.
More so than patents, we rely upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain our competitive position. However, trade secrets and know-how can be difficult to protect. We seek to protect our proprietary information by, in part, entering into confidentiality agreements and intellectual property assignment agreements with our employees and other partners. The confidentiality agreements we enter into are designed to protect our proprietary information and the agreements or clauses requiring assignment of inventions to us are designed to grant us ownership of technologies that are developed through our relationship with the respective counterparty. We cannot guarantee, however, that we have executed such agreements with all of employees and other partners, or that to the extent an agreement is in place, it will not be breached or will afford us adequate protection of our intellectual property and proprietary rights. For additional information, see “
Risk Factors — Risks Related to Legal and Regulatory Matters — Failure to protect or enforce our intellectual property rights could harm our business, financial condition, and results of operations
.”
Licensing and Collaboration Agreements
We have historically leveraged, and intend to continue to leverage, licensing and other third-party collaboration agreements in order to expand and enhance the suite of solutions we are able to offer to our clients and members.
For example, we have entered into a license and/or collaboration agreement with respect to each of the digital therapeutic solutions provided through our suite of marketplace solutions that are integrated into our platform as discussed under “
Our Platform — Digital Therapeutics Marketplace
.” Although each marketplace solution that is integrated into our platform provides an opportunity for our members to meet their healthcare needs for a particular set of health issues, these marketplace solutions together accounted for less than 5% of our total revenue for the year ended December 31, 2021, and we do not believe any single marketplace solutions is critical to our platform. Moreover, we intend that our suite of marketplace solutions will evolve over time as healthcare needs change. As a result, we expect to periodically pivot to additional or replacement marketplace solutions (or to develop our own solution alternatives) as existing marketplace solutions become obsolete or otherwise fail to meet the evolving needs of our members.
In addition to licensing and/or collaboration agreements with respect to our suite of marketplace solutions, certain of our other offerings are subject to licensing agreements, such as our Blue Zones Project initiative in partnership with Adventist Health. We also license various software and services from third-party providers in connection with the operation of our platform and business. See “
Risk Factors — Risks Related to Technology and Data Privacy — We rely on internet infrastructure, bandwidth providers, third-party computer hardware and software, and other third parties for providing services to our clients and members, and any failure or interruption in the services provided by these third parties or the inability to access our platform on third-party operating systems could negatively impact our relationships with clients and members, adversely affecting our business, financial condition, and results of operations
.”
Regulatory Matters
Our business is subject to extensive, complex, and rapidly changing federal, state, and foreign laws and regulations. Specifically, our solutions are subject to extensive regulation covering the privacy and security of personal health information. Because maintaining the safety of our platform and keeping personal information secure and confidential are our most important responsibilities as a healthcare company, we have structured our operations with a focus on compliance. We continue to monitor and respond to changes in the regulatory landscape, however, there can be no assurance that our operations will not be challenged or impacted by such changes.
HIPAA and Other Privacy and Security Requirements
There are numerous U.S. federal and state laws and regulations related to the privacy and security of personal information, particularly PHI. HIPAA establishes privacy and security standards that limit the use and disclosure of PHI and requires the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of PHI. We are regulated as both a business associate and covered entity under HIPAA. In addition to HIPAA, some states in which we operate have laws that protect the privacy and security of sensitive and personal information, including health information. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. We also may become increasingly subject to foreign laws governing the privacy and security of personal information, such as the GDPR as we continue to expand our business internationally. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state or foreign laws.
In order to comply with the requirements of HIPAA and other similar state laws, we have implemented safeguards to protect our members’ PHI, including storing and transmitting PHI securely in compliance with the HIPAA Security Rule, utilizing the minimum data necessary to provide any particular service, restricting the use and sharing of PHI, limiting access to PHI to authorized personnel, maintaining training programs on how to protect PHI and ensuring business associate agreements and data sharing agreements are in place with the appropriate parties.
Data Protection and Breaches
In recent years, there have been a number of well-publicized data breaches involving the improper disclosure of individuals’ PHI or other personal information. Certain states have reacted to these breaches by enacting laws and regulations requiring holders of such information to take additional steps, including responding to breaches in certain timeframes, to safeguard the information. While HIPAA requires us to report breaches of unsecured PHI to our clients no later than 60 days following discovery of the breach, our own compliance standards and the terms of our contractual agreements require earlier reporting of any such breach. We are also required to notify the U.S. Department of Health and Human Services and, in cases involving large breaches, the media.
In addition to the HIPAA compliance measures discussed above, we de-identify, encrypt and back up data, maintain company-wide security awareness training, enter into business associate agreements with our partners, as well as ensure our partners have implemented physical security and safeguards at the data centers where our data is stored and conduct regular internal and external security audits. See “
Risk Factors
—
Risks Related to Legal and Regulatory Matters
—
Our use, disclosure, and other processing of PII and PHI is subject to HIPAA and other federal, state, and foreign privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, have a material adverse effect on our client base, member base, and revenue.
”
Other Healthcare Regulations
In addition to data privacy laws, our operations and arrangements with healthcare professionals, clients and third-party payors may subject us to various federal, state, and foreign healthcare laws and regulations, including without limitation, fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. Although we have adopted policies and procedures designed to comply with these healthcare laws and regulations, failure to maintain compliance could result in significant penalties and require changes in our business operations.
Legal Proceedings
From time-to-time, we may be subject to various legal proceedings and claims that arise in the normal course of our business activities. Although the results of these legal proceedings, claims, and investigations cannot be predicted with certainty, we do not believe that the final outcome of any matters that we, or any of our subsidiaries, are currently involved in are reasonably likely to have a material adverse effect on our business, financial condition or results of operations. Regardless of final outcomes, however, any such proceedings, claims and investigations may nonetheless impose a significant burden on management and employees and be costly to defend, with unfavorable preliminary or interim rulings.
The section entitled “Legal Matters” in Note 12, Commitments and Contingencies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus is incorporated by reference herein.
International Operations
We have international operations in Brazil and France that provide health and wellness services to corporate and health insurer clients. In Brazil, we have a 10 year joint venture agreement with SulAmerica (“SAS”), one of the largest insurance companies in the country, under which we provide services to SAS and other third-party clients. Services are delivered via our platform and local contact centers, including nursing and lifestyle management outreach for disease management, senior programs, coaching and inbound nurse triage call lines. In France, we provide a tobacco cessation offering to a health insurer population. We may, in the future, expand our international operations as opportunities become available.
Properties
We are party to an office lease agreement effective through 2022 for approximately 28,456 square feet of office space that houses our corporate headquarters in Atlanta, Georgia. We also lease additional office space around the world, including Tennessee, California, New York, Brazil, and Germany. We believe our facilities are sufficient for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of Sharecare, Inc. (for purposes of this section, “the Company,” “Sharecare,” “we,” “us,” and “our”) should be read together with the Company’s consolidated financial statements as of and for the years ended December 31, 2021, 2020, and 2019, in each case together with the accompanying notes thereto, included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the section entitled “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.
Overview
We are a leading digital healthcare platform company that helps members consolidate and manage various components of their health in one place, regardless of where they are on their health journey. Our comprehensive platform is a health and well-being digital hub that unifies elements of individual and community health into one experience in order to enable members to live better, longer lives. We are driven by our philosophy that we are “All Together Better” as well as our goal to turn individual progress into community transformation. Given a unique blend of expertise across technology, media, and healthcare, we have, through a number of strategic acquisitions and integration of key technologies and capabilities over the last ten years, built our platform into what we believe is the most comprehensive and seamless experience currently available in the digital healthcare space.
Our business combines business-to-business and direct-to-consumer sales models and functions on a more distinctive business-to-business-to-person model. Focusing on the individual, we aim to provide a solution that we believe is more comprehensive than other digital platforms by bringing together scientifically validated clinical programs and engaging content to deliver a personalized experience for our members, whether they come to us by way of the workplace, the exam room, or the living room.
We derive net revenue from multiple stakeholders and while we are focused on the individual’s unique experience, our platform is purpose-built to seamlessly connect stakeholders to the health management tools they need to drive engagement, establish sustained participation, increase satisfaction, reduce costs, and improve outcomes. As we expand our offerings and look to further develop our technologies, we continue to consider the distinct needs of each client channel as well as opportunities to better connect and cross-sell while we grow and integrate our solutions into one seamless platform.
Our operations are mostly domestic to the United States, but we do derive some revenue from international operations, mostly from Brazil. The revenue for 2021 from international operations was $19.5 million, or approximately 5% of total revenues.
Our one platform can be disaggregated into three client channels. The consumer solutions channel (as referenced in previous filings) was renamed the life sciences channel in order to more accurately portray the customer base of the channel.

•
Enterprise
: Our enterprise channel includes a range of clients — from large employers and healthcare systems to government agencies and health plans — that use our platform to engage with their population, dynamically measure the impact of that engagement, and efficiently deliver health and wellness services.

•
Provider
: Our suite of data and information-driven solutions for healthcare providers are tailored to improve productivity and efficiency and enhance patient care and management while upholding the latest compliance, security, and privacy standards.

•
Life Sciences
: Our robust platform and suite of digital products and medical expert knowledge provides members with personalized information, programs, and resources to improve their health and well-being, and affords sponsors the opportunity to integrate their brands into Sharecare’s consumer experience in a highly contextual, relevant, and targeted environment.

Recent Developments Affecting Comparability
COVID-19 Impact
The continued global impact of COVID-19 has resulted in various emergency measures to combat the spread of the virus. With the emergence of COVID-19 variants and increased vaccination rates, the status of ongoing measures varies widely depending on the country and locality.
While Sharecare is an essential business for its customers, the pandemic has not had a significant negative impact to our consolidated financial position, results of operations, and cash flows related to this matter. As a result of the broader economic impact and the prolonged disruption to the economy, customers may be facing liquidity issues and may be slower to pay or altogether withdraw from their commitments; however, the long-term financial impact related to the pandemic remains uncertain.
Given the volatility of the circumstances surrounding the pandemic, Sharecare has evaluated potential risks to its business plan. Further economic slowdown could delay Sharecare’s sales objectives for new business for its digital product; the decline in non-urgent medical appointments could lessen the demand for medical record transfers in the release-of-information business; and Blue Zone communities may see a decrease in spending due to social distancing. In addition, Sharecare may be impacted by currency fluctuations, as the U.S. Dollar has gained strength during the pandemic, with the biggest impact thus far being to the Brazilian Real.
Key Factors and Trends Affecting our Operating Performance
Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including our success with respect to the following:

•
Expanding our Footprint
. We believe that our current client base represents a small fraction of potential clients that could benefit from our highly differentiated solutions. We will continue to invest in our sales and marketing efforts and leverage our partner relationships to continue to acquire new clients, including individuals, providers, employers, health plans, government organizations, and communities.

•	Expanding our Existing Client Relationships . We also believe that there is significant opportunity to generate growth by maintaining and expanding our relationships with existing clients, including:

•
increasing engagement and enrollment of eligible members with our existing enterprise clients through continued sales and marketing efforts, including targeted next-generation digital modeling and marketing, and capitalizing on insights from claims ingestion (the process by which we receive and process information from our clients), population risk stratification and incentives management;

•
promoting our marketplace of existing targeted digital therapeutics to close gaps in care in high-cost areas (with incremental fee per enrollee), which we believe represents a $1 billion revenue opportunity within our currently contracted clients; and

•	expanding our relationships with our top 25 provider clients with an opportunity to extend our provider products and services to more than 7,000 additional healthcare sites.

•
Offering Additional Solutions
. We believe there is significant opportunity to cross-sell our provider solutions to existing accounts, including deploying our value-based care and payment integrity solutions to approximately 6,000 health system clients.

•
Growing our Platform
. We are constantly evaluating the marketplace for ways to broaden and enhance our client and member experience, improve clinical results, and increase revenue through product innovation, partnerships, and acquisitions. We intend to continue to leverage our expertise through adding digital therapeutics partnerships as well as the acquisition of products and services that are directly relevant to our existing clients. Additionally, we believe our strong and embedded client relationships provide us with unique perspectives into their evolving needs and the needs of their populations.

•
Evolving our Products to Cater to an Evolving Industry
. As the digital healthcare industry grows, we closely monitor evolving consumer trends and organizations’ needs so that we may adapt our platform to better suit our clients’ demands. Since March 2020, the
COVID-19
pandemic has greatly accelerated the demand for virtual care solutions and resulted in rapid growth and increased adoption of digital health technologies, which Sharecare was in a unique position to undertake. By building on our deep expertise in handling and managing mass health data, we launched a suite of distinct but complementary digital tools and programs to address the evolving emotional, educational, clinical, and operational challenges introduced by the pandemic. We intend to continue to look for opportunities to leverage our platform and expertise to provide first-mover solutions to evolving and future demands in the digital healthcare industry.

•
Acquisitions
. We believe that our proven track record of successful acquisitions coupled with the flexibility and capabilities of our platform positions us to continue opportunistically pursuing attractive M&A opportunities. We believe this potential is further accentuated by our multiple client channels and constantly expanding member base. Future acquisitions could drive value and growth in a host of ways, including access to new customers and potential cross-sell opportunities; unlocking new customer channels or geographies; adding new solutions to serve our existing client base; and adding new capabilities to enhance our existing solution offering or the efficiency of our platform. In addition, we believe our acquisition track record demonstrates our ability to realize synergies and optimize performance of potential M&A partners.

Components of Our Results of Operations
Revenue
The enterprise channel provides employers and health plans with health management programs for large populations, including digital engagement, telephonic coaching, incentives, biometrics, digital therapeutics, home health offerings, and subscriptions to the Sharecare platform. Revenue is recognized on a PMPM basis or as services are provided. Provider revenue is primarily based on health document requests filled in the health data services business line, as well as subscription fees for various technology related services that assist providers with performance and maximizing reimbursement. Life sciences revenue is generated mostly through ad sponsorships to Sharecare’s extensive member database.
Costs of Revenue
Costs of revenue primarily consists of costs incurred in connection with delivering our various revenue generating activities, including personnel related expenses. Costs are primarily driven by volumes related to requests, engagement, and incentive fulfillment. The major components that make up our cost of revenue are personnel costs to support program delivery as well as customer service along with share-based compensation for employees engaged in delivering products and services to customers, data management fees related to file processing, and variable fees to deliver specific services that may require third party vendors, direct marketing, fulfillment, transaction fees, or other costs that can be reduced to offset a decline in revenue. Because our growth strategy includes substantial opportunity to scale low-personnel cost products, we would anticipate future revenue to grow at a faster rate than cost of revenue as those low-personnel cost products mature. Costs of revenue do not include depreciation or amortization, which are accounted for separately.

Sales and Marketing Expenses
Sales and marketing expenses consist primarily of employee-related expenses, including salaries, benefits, commissions, employment taxes, travel, and share-based compensation costs for our employees engaged in sales, account management, marketing, public relations and related support. In addition, these expenses include marketing sponsorships and engagement marketing spend. These expenses exclude any allocation of occupancy expense and depreciation and amortization.
We expect our sales and marketing expenses to increase as we strategically invest to expand our business. We expect to hire additional sales personnel and related account management, marketing, public relations and related support personnel to capture an increasing amount of our market opportunity and upsell/cross-sell within our existing client base. As we scale our sales and marketing personnel in the short- to medium-term, we expect these expenses to increase in both absolute dollars and as a percentage of revenue.
Product and Technology Expenses
Product and technology expenses include personnel and related expenses for software engineering, information technology infrastructure, business intelligence, technical account management, project management, security, product development and share-based compensation. Product and technology expenses also include indirect hosting and related costs to support our technology, outsourced software, and engineering services. Our technology and development expenses exclude any allocation of occupancy expense and depreciation and amortization.
We expect our technology and development expenses to increase for the foreseeable future as we continue to invest in the development of our technology platform. Our technology and development expenses may fluctuate as a percentage of our total revenue from period to period partially due to the timing and extent of our technology and development expenses.
General and Administrative Expenses
General and administrative expenses include personnel and related expenses for our executive, finance, legal, and human resources departments plus all indirect staff in the divisions not attributable to Sales, Marketing or Product and Technology. They also include professional fees, share-based compensation, rent, utilities and maintenance related costs. Our general and administrative expenses exclude any allocation of depreciation and amortization.
We expect our general and administrative expenses to increase for the foreseeable future following the completion of the Business Combination due to the additional legal, accounting, insurance, investor relations, and other costs that we will incur as a public company, as well as costs associated with continuing to grow our business. Our general and administrative expenses may fluctuate as a percentage of our total revenue from period to period partially due to the timing and extent of our general and administrative expenses.
Depreciation and Amortization
Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of software, amortization of capitalized software development costs and amortization of acquisition-related intangible assets.
Interest Expense
Interest expense primarily relates to interest incurred on our debt and the amortization of debt issuance costs.

Other Income (Expense)
Other income (expense) primarily relates to changes in fair value of contingent consideration and warrant liabilities.
Results of Operations
Comparison of the Years Ended December 31, 2021, 2020 and 2019
The following table presents our audited Consolidated Statement of Operations for the years ended December 31, 2021, 2020 and 2019, and the dollar and percentage change between the three years:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(in thousands)	2021	2020	2019	% Change	% Change
Revenue	$412,815	$328,805	$339,541	26%	(3)%
Costs and operating expenses:
Costs of revenue (exclusive of amortization and depreciation below)	203,218	160,911	179,967	26%	(11)%
Sales and marketing	51,407	33,335	33,993	54%	(2)%
Product and technology	74,438	44,078	45,855	69%	(4)%
General and administrative	136,594	83,238	65,824	64%	26%
Depreciation and amortization	32,601	24,684	23,782	32%	4%

Total costs and operating expenses	498,258	346,246	349,421	44%	(1)%

Loss from operations	(85,443)	(17,441)	(9,880)	390%	77%
Other income (expense)
Interest income	96	71	149	35%	(52)%
Interest expense	(27,662)	(31,037)	(28,685)	(11)%	8%
Loss on extinguishment of debt	(1,148)	—	—	100%	—
Other income (expense)	27,007	(9,709)	(808)	(378)%	1102%

Total other expense	(1,707)	(40,675)	(29,344)	(96)%	39%

Net loss before taxes and loss from equity method investment	(87,150)	(58,116)	(39,224)	50%	48%
Income tax (expense) benefit	2,021	1,557	(213)	30%	(831)%
Loss from equity method investment	—	(3,902)	—	n.m.	n.m.

Net loss	$(85,129)	$(60,461)	$(39,437)	41%	53%
Net (loss) income attributable to noncontrolling interest in subsidiaries	(129)	(443)	543	(71)%	(182)%

Net loss attributable to Sharecare, Inc.	$(85,000)	$(60,018)	$(39,980)	42%	50%

n.m. — Percentage change not meaningful
Comparison of the Years Ended December 31, 2021 and 2020
Revenue
Revenue increased $84.0 million, or 26%, from $328.8 million for the year ended December 31, 2020 to $412.8 million for the year ended December 31, 2021. Revenue growth of $115.0 million was driven by contributions from new product lines, including digital therapeutics and health security programs, and newly acquired products, such as home health, as well as organic growth in existing lines. Offsetting this growth was a negative impact of $30.3 million attributable to COVID-19, which includes reduced services and the attrition of one contract related to a previous acquisition. The COVID-19 impact is primarily attributable to customers’ overall concern about the economy that affected long-term contract decisions.

The channel revenue changed as follows: enterprise channel increased by $55.1 million (from $188.3 million for 2020 to $243.4 million for 2021), the provider channel increased by $11.6 million (from $79.3 million for 2020 to $90.9 million for 2021) and the life sciences channel increased by $17.4 million (from $61.1 million for 2020 to $78.5 million for 2021). Increases in the enterprise channel (29%) were attributable to a combination of new product and client gains in the digital, digital therapeutics, health security, home health and community programs, partially offset by the aforementioned impact of COVID-19 and contract attrition from a previous acquisition. The provider channel increase (15%) was attributable to new products in the payment integrity area, continued recovery in demand for our services as compared to the prior year, and increased volumes and new customers within our existing product lines. The life sciences channel increase (28%) was due to adding new customer brands and increased pharmaceutical advertising spend.
Costs and Expenses
Costs of Revenue
Costs of revenue increased $42.3 million, or 26%, from $160.9 million for the year ended December 31, 2020 to $203.2 million for the year ended December 31, 2021. The increase was due to the corresponding increase in sales.
Sales and Marketing
Sales and marketing expense increased $18.1 million, or 54%, from $33.3 million for the year ended December 31, 2020 to $51.4 million for the year ended December 31, 2021. The increase was primarily related to a $10.6 million increase in salaries and commissions as we ramp sales efforts and $4.7 million in consulting and sponsorship expenses to advance engagement metrics and provide sales and marketing support for growth and new product rollout. Also contributing to the increase was $1.4 million in additional non-cash share-based compensation expense and $1.1 million of additional non-recurring expense related to our transition to being a public company.
Product and Technology
Product and technology expenses increased $30.4 million, or 69%, from $44.1 million for the year ended December 31, 2020 to $74.4 million for the year ended December 31, 2021. The largest variance was non-cash share-based compensation expense of $12.1 million, mostly related to acquisitions. The continued investment in product and technology staffing and outside contract services accounted for $9.0 million of the increase, of which $5.7 million derived from acquisitions. The remaining increase includes a non-operational expense of $4.7 million along with incremental platform and consulting fees of $4.5 million as we ramp new technologies and user volume increases.
General and Administrative
General and administrative expense increased $53.4 million, or 64%, from $83.2 million for the year ended December 31, 2020 to $136.6 million for the year ended December 31, 2021. The increase was due mostly to non-recurring costs of becoming a public company, acquisition-related expenses and non-cash share-based compensation expenses totaling $37.7 million. Personnel expenses increased $11.7 million related to compensation restoration for employees who had previously accepted salary reductions in connection with prior period COVID-19 related cost reductions and increased headcount to support public company processes in the current period. The remainder of the increase is mostly related to business insurance and other cost increases, associated with being a public company.
Depreciation and Amortization
Depreciation and amortization increased $7.9 million, or 32%, from $24.7 million for the year ended December 31, 2020 to $32.6 million for the year ended December 31, 2021. The increase was related to our continued investment in product enhancements and new products, as well as amortization expense incurred on recently acquired intangible assets.
Interest Expense
Interest expense decreased $3.4 million, or 11%, from $31.0 million for the year ended December 31, 2020 to $27.7 million for the year ended December 31, 2021. The decrease is attributable to the retirement of our debt either through the conversion to common stock or through its repayment during the year ended December 31, 2021.
Other Income (Expense)
Other income and expense fluctuated $36.7 million from $9.7 million of expense for the year ended December 31, 2020 to $27.0 million of income for the year ended December 31, 2021. This activity was mostly related to non-cash mark-to-market adjustments to contingent consideration and warrant liabilities where the adjustment is tied to the change in the per share price of the Company’s common stock. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus.
Comparison of the Years Ended December 31, 2020 and 2019
Revenue
Revenue decreased $10.7 million, or 3%, from $339.5 million for the year ended December 31, 2019 to $328.8 million for the year ended December 31, 2020. Overall, COVID-19 substantially impacted multiple product lines with an impact on revenues of $26.5 million from delayed new revenue starts, cancellations and reduced services. More specifically, biometric screenings and gym memberships for our clients employees/members were cut back, release-of-information requests slowed down due to less doctor visits overall and community events, diabetes and heart health programs were canceled or limited. We continued our shift away from clients with low margin products inherited from a previous acquisition, accounting for a decline of $9.7 million. Currency translation fluctuations, mostly from our Brazil operations, negatively impacted revenues by $4.4 million. In addition, non-cash warrant value for revenue contracts increased by $0.7 million, resulting in a corresponding decrease to revenue.
On the growth side, we saw gains in our new digital and digital therapeutics products of $12.2 million, or 39%, and grew or added new customers across multiple product lines of $18.2 million. On the new digital therapeutics growth, we upsold 14 customers, with several buying multiple products.
The channel revenue changed as follows: enterprise channel decreased by $14.3 million (from $202.6 million for 2019 to $188.3 million for 2020), the provider channel decreased by $1.4 million (from $80.7 million for 2019 to $79.3 million for 2020) and the life sciences channel increased by $5.0 million (from $56.2 million for 2019 to $61.1 million for 2020).
The enterprise channel decline came from a combination of the impact of COVID-19, inherited client attrition and currency translation losses offset by new product and client gains. The provider channel decline was a combination of COVID-19 impacts offset by new client gains, of which $1.2 million was from the acquisition of Visualize Health in 2020. The life sciences channel increase was due to a strong fourth quarter of 2020 which saw client spend on pharma advertising ramp up, offset by a COVID-19 impact on the non-pharma clients who reduced advertising spend in the second and third quarters of 2020.

Costs and Expenses
Costs of Revenue
Costs of revenue decreased $19.1 million, or 11%, from $180.0 million for the year ended December 31, 2019 to $160.9 million for the year ended December 31, 2020. The cost reductions resulted from several of the revenue shifts mentioned above, specifically, the termination of acquired enterprise clients and the decline in several of the COVID-19 impacted products (release-of-information, diabetes and heart health management, biometric screenings and gym memberships). Additionally, we reduced direct staffing across multiple product lines in response to the COVID-19 slowdown and used these reductions to make efficiency improvements.
Sales and Marketing
Sales and marketing expense decreased $0.7 million, or 2%, from $34.0 million for the year ended December 31, 2019 to $33.3 million for the year ended December 31, 2020. The sales and marketing costs increased by $1.2 million for additional staff and related variable compensation tied to additional staff and $1.2 million for outside sales consulting services in the fourth quarter of 2020. Several components of sales and marketing expenses decreased due to travel and trade show reductions caused by COVID-19 limitations on face-to-face interactions ($1.7 million), reduced marketing sponsorships ($0.7 million), lower stock compensation expense ($0.4 million) and reduced severance ($0.4 million).
Product and Technology
Product and technology expenses decreased $1.8 million, or 4%, from $45.9 million for the year ended December 31, 2019 to $44.1 million for the year ended December 31, 2020. Three main areas of the product and technology expense caused the decrease: reduced travel due to COVID-19 restrictions ($0.5 million), lower employee cell phone and internet charges ($0.5 million) and lower severance ($0.8 million).
General and Administrative
General and administrative expense increased $17.4 million, or 26%, from $65.8 million for the year ended December 31, 2019 to $83.2 million for the year ended December 31, 2020. The biggest factor for the increase was the additional non-cash stock option expense tied to executive and senior management option issuances in 2020 ($15.6 million). Excluding this non-cash impact, the general and administrative expense increased 3%. Professional fees tied to legal, audit and valuation service fees from several acquisitions and public company readiness activities caused an increase in professional fees ($2.5 million). Additionally, bad debt expense increased $3.7 million tied to clients in the release-of-information and life sciences service lines and correlated to tightened budgets from COVID-19 impacts.
Offsetting the increases mentioned above, salary reductions in response to the revenue impacts of COVID-19 ($2.2 million) and reduced travel ($1.5 million) in response to COVID-19 restrictions, resulted in expense savings. In addition, work-from-home policies for most of the workforce beginning in late first quarter of 2020 in response to COVID-19 and the reduction in office space in several locations resulted in a decrease of $0.7 million.
Depreciation and Amortization
Depreciation and amortization increased $0.9 million, or 4%, from $23.8 million for the year ended December 31, 2019 to $24.7 million for the year ended December 31, 2020.
Interest Expense
Interest expense increased $2.4 million, or 8%, from $28.7 million for the year ended December 31, 2019 to $31.0 million for the year ended December 31, 2020. In the first quarter of 2020, we moved from a cash-based interest arrangement with a majority of our convertible debt holders to a non-cash payment-in-kind (“PIK”) arrangement at a higher interest rate, resulting in the higher expense.

Other Expense
Other expense increased $8.9 million, from $0.8 million for the year ended December 31, 2019 to $9.7 million for the year ended December 31, 2020. The increase is primarily related to increased expense of $6.2 million of re-measurement of contingent consideration and $3.4 million of re-measurement of warrant liabilities during the year ended December 31, 2020.
Non-GAAP Financial Measures
In addition to our financial results determined in accordance with GAAP, we believe the non-GAAP measures, adjusted EBITDA, adjusted net income (loss), and adjusted earnings (loss) per share (“adjusted EPS”), are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net income (loss), and adjusted EPS to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of adjusted EBITDA, adjusted net income (loss), and adjusted EPS is helpful to our investors as they are metrics used by management in assessing the health of our ongoing business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as a tool for comparison. The reconciliations of adjusted EBITDA, adjusted net income (loss), and adjusted EPS to net income (loss), the most directly comparable financial measures stated in accordance with GAAP, are provided below. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
Adjusted EBITDA is a key performance measure that management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes.
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) loss on extinguishment of debt, (vi) other expense (income) (non-operating), (vii) loss on equity method investments, (viii) share-based compensation, (ix) severance, (x) warrants issued with revenue contracts, and (xi) transaction and closing costs. We do not view the items excluded as representative of our ongoing operations.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for each of the years ended December 31, 2021, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2021	2020	2019
Net loss	$(85,129)	$(60,461)	$(39,437)
Add:
Depreciation and amortization	32,601	24,684	23,782
Interest income	(96)	(71)	(149)
Interest expense	27,662	31,037	28,685
Income tax (benefit) expense	(2,021)	(1,557)	213
Loss on extinguishment of debt	1,148	—	—
Other expense (income)	(27,007)	9,709	808
Loss from equity method investments	—	3,902	—
Share-based compensation	46,780	19,160	3,532
Severance	1,278	2,553	4,378
Warrants issued with revenue contracts (a)	79	1,188	485
Transaction and closing costs (b)	31,733	2,187	2,675

Adjusted EBITDA (c)	$27,028	$32,331	$24,972

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	Represents costs related to the Business Combination and transaction and post-closing costs related to acquisitions occurring in 2021 and prior years.
(c)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.
Adjusted Net Income (Loss)
Adjusted net income (loss) is a key performance measure that management uses to assess our operating performance. Because adjusted net income (loss) facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and to evaluate our performance.
We calculate adjusted net income (loss) as net income (loss) attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) loss from equity method investments, (v) share-based compensation, (vi) severance, (vii) warrants issued with revenue contracts, (viii) transaction and closing costs, and (ix) the related income tax adjustments. We do not view the items excluded as representative of our ongoing operations.
Adjusted EPS
Adjusted EPS is a key performance measure that management uses to assess our operating performance. Because adjusted EPS facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and to evaluate our performance.
We calculate Adjusted EPS as adjusted net income (loss), as defined above, divided by the number of weighted average common shares outstanding - basic and diluted. We do not view the items excluded as representative of our ongoing operations.

The following table presents a reconciliation of adjusted net income (loss) and adjusted EPS from the most comparable GAAP measure, net loss, for each of the years ended December 31, 2021, 2020 and 2019 (in thousands, except share numbers and per share amounts):

	Year Ended December 31,
	2021	2020	2019
Net loss attributable to Sharecare, Inc.	$(85,000)	$(60,822)	$(39,980)
Add:
Amortization of acquired intangibles (a)	5,321	3,851	4,225
Amortization of deferred financing fees	15,537	6,801	6,747
Change in fair value of warrant liability and contingent consideration	(26,123)	9,647	566
Loss from equity method investments	—	3,902	—
Share-based compensation	46,780	19,160	3,532
Severance	1,278	2,553	4,378
Warrants issued with revenue contracts (b)	79	1,188	485
Transaction and closing costs (c)	31,733	2,187	2,675

Adjusted net loss (d)	$(10,395)	$(11,533)	$(17,372)

Weighted-average common shares outstanding, basic and diluted	281,026,365	215,094,037	205,888,637
Loss per share	$(0.30)	$(0.28)	$(0.19)

Adjusted loss per share	$(0.04)	$(0.05)	$(0.08)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thereholds.
(c)	Represents costs related to the Business Combination and transaction and post-closing costs related to acquisitions occurring in 2021 and prior years.
(d)
The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount, because the Company is in a full valuation allowance position for all periods presented.

Liquidity and Capital Resources
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.
We had $271.1 million in cash and cash equivalents as of December 31, 2021. Our principal commitments as of December 31, 2021, consist of operating leases, and purchase commitments. The Company maintains its Senior Secured Credit Agreement. As of December 31, 2021, there was $50.7 million available for borrowing under the Revolving Facility. See Note 7, Debt, and Note 12, Commitments and Contingencies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus.
We believe our operating cash flows, together with our cash on hand, which includes the cash we obtained as a result of the Business Combination, will be sufficient to meet our working capital and capital expenditure requirements in the short-term, i.e., the 12 months from the date of this prospectus. Our long-term liquidity needs include cash necessary to support our business growth and contractual commitments. We believe that the potential financing capital available to us in the future is sufficient to fund our long-term liquidity needs, however, we are continually reviewing our capital resources to determine whether we can meet our short- and long-term goals and we may require additional capital to do so. We may also need additional cash resources due to potential changes in business conditions or other developments, including unanticipated regulatory developments, significant acquisitions, and competitive pressures. We expect our capital expenditures and working capital requirements to continue to increase in the immediate future as we seek to expand our solution offerings. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in new product offerings and related marketing initiatives or to scale back our existing operations, which could have an adverse impact on our business and financial prospects. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements and the
“Risk Factors — Risks Related to Financing and Tax — We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.”
included elsewhere in this prospectus.
The following table summarizes our cash flow activities for the periods presented:

	Year Ended December 31,
(in thousands)	2021	2020	2019
Net cash (used in)/provided by operating activities	$(54,103)	$14,761	$2,577
Net cash used in investing activities	(112,387)	(19,171)	(16,644)
Net cash provided by financing activities	415,220	3,770	20,797
Operating Activities
Net cash used in operating activities for the year ended December 31, 2021 was $54.1 million. Cash used during this period included the $85.1 million net loss for the year ended December 31, 2021, offset by non-cash items of $58.5 million which were primarily attributable to depreciation and amortization expense, write-off of deferred financing fees and debt discount, amortization of contract liabilities, change in fair value of warrant liability and contingent consideration, share-based compensation, and payment of PIK interest. In addition, changes in operating assets and liabilities of $27.4 million resulted in net cash used, primarily attributable to increases in accounts receivable and other receivables, prepaid expense and other assets. Accounts receivable increased primarily due to increased revenue. Prepaid expense and other assets increased primarily due to non-cash payment for upfront research and development costs related to the issuance of shares of Series D Preferred Stock (see Note 9, Redeemable Convertible Preferred Stock, to Sharecare’s consolidated financial statements included elsewhere in this prospectus).
Net cash provided by operating activities for the year ended December 31, 2020 was $14.8 million, an increase of $12.2 million from $2.6 million of cash provided by operating activities for the year ended December 31, 2019. Cash provided during this period included the $60.5 million net loss for the year ended December 31, 2020, net of non-cash items (which increased $40.1 million between periods). This was partially offset by net cash used in changes in operating assets and liabilities of $6.9 million between periods, primarily attributable to deferred revenue, accounts receivable and other receivables, and accounts payable and accrued expenses.
For the year ended December 31, 2020 compared to 2019, deferred revenue decreased due to the recognition of revenue that was deferred as of the beginning of the period related to a contract that was executed in the previous year where payment was received in advance of services being delivered. Accounts receivable decreased between periods due to a decrease in the enterprise channel revenue attributable to the impact of COVID-19 as discussed above. Accrued expenses increased as a result of increased PIK interest, accrued payroll taxes due to the passage of The Coronavirus Aid, Relief, and Economic Security Act in 2020, and an increase of accrued bonuses and professional fees. These increases in accrued expenses were offset by the timing of payments of accounts payable as of December 31, 2020.

Investing Activities
Net cash used in investing activities for the year ended December 31, 2021 was $112.4 million compared to $19.2 million of net cash used in investing activities for the year ended December 31, 2020. The increase in cash outflows was primarily due to cash paid for our acquisitions of CareLinx and doc.ai and cash paid for capitalized internal-use software costs.
Net cash used in investing activities for the year ended December 31, 2020 was $19.2 million compared to $16.6 million of net cash used in investing activities in 2019. The increase in cash outflows was primarily due to cash paid for our acquisition of Visualize Health.
Net cash used in investing activities for the year ended December 31, 2019 was $16.6 million primarily due to cash paid for internal-use software and property and equipment.
Financing Activities
Net cash provided by financing activities for the year ended December 31, 2021 was $415.2 million, primarily due to cash received from the Reverse Recapitalization of our merger with FCAC.
Net cash provided by financing activities for the year ended December 31, 2020 was $3.8 million, primarily due to cash received from the drawdown on our Senior Secured Credit Agreement, offset by the partial repayment of our outstanding indebtedness.
Net cash provided by financing activities for the year ended December 31, 2019 was $20.8 million, which was primarily due to cash received from the issuance of Series C convertible preferred stock, partially offset from debt repayments during the period.
Contractual Obligations
There were no material changes to contractual obligations since last presented as of December 31, 2020, except for the Company settling substantially all of its existing indebtedness during July 2021, totaling $178.4 million in connection with the consummation of the Business Combination. The Company still maintains its Senior Secured Credit Agreement. Additionally, we have contractual obligations related to leases and purchase obligations with certain service providers. See Note 12, Commitments and Contingencies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus.
Financing Arrangements
In March 2017, we refinanced our existing debt through the execution of that certain Credit Agreement, dated as of March 9, 2017 (which we refer to herein as, the “Senior Secured Credit Agreement”), among Legacy Sharecare, certain subsidiaries of Legacy Sharecare (together with Legacy Sharecare, the “Borrowers”), the lenders named therein (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).The Senior Secured Credit Agreement provides for the Revolving Facility with total commitments of $60.0 million. Availability under the Revolving Facility is generally subject to a borrowing base based on a percentage of applicable eligible receivables. Borrowings under the Revolving Facility generally bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate or (b) a rate based on LIBOR, in each case, plus an applicable margin. The applicable margin is based on a fixed charge coverage ratio and ranges from (i) 1.75% to 2.25% for U.S. base rate loans and (ii) 2.75% to 3.25% for LIBOR. The Credit Agreement matures on February 10, 2023.
In connection with the consummation of the Business Combination, Legacy Sharecare, the other Borrowers, the Lenders and the Administrative Agent entered into the Sixth Amendment. Pursuant to the Sixth Amendment, the Administrative Agent and Lenders provided certain consents with respect to the consummation of the Business Combination and related transactions and certain amendments were made to the terms of the Senior Secured Credit Agreement to reflect the Business Combination and related transactions. The Company and certain other subsidiaries of Legacy Sharecare executed joinders to become a party to the Senior Secured Credit Agreement as required by the Sixth Amendment in July 2021.
In connection with the consummation of the Business Combination, we repaid all outstanding amounts under the Senior Secured Credit Agreement. In the future, we may incur additional borrowings under the Senior Secured Credit Agreement. See Note 7, Debt, to Sharecare’s consolidated financial statements included elsewhere in this prospectus.
The Senior Secured Credit Agreement contains a number of customary affirmative and negative covenants, and we were in compliance with those covenants as of December 31, 2021. As of December 31, 2021, there were approximately $0.4 million of borrowings outstanding under the Revolving Facility.
Critical Accounting Estimates
Our financial statements are prepared in accordance with GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We evaluate our significant estimates on an ongoing basis, including, but not limited to, revenue recognition, the valuation of assets and liabilities acquired in business combinations, the valuation of common stock prior to the Business Combination, stock-based compensation, and income taxes. We base our estimates on historical experience, known trends, and other market-specific or other relevant factors that we believe to be reasonable under the circumstances. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. For further information, see Note 1, Nature of Business and Significant Accounting Policies, to the consolidated financial statements included elsewhere in this prospectus.
Revenue Recognition
Revenue is recognized when control of the promised good or service is transferred to the client, in an amount that reflects the consideration we expect to be entitled to in exchange for that good or service. Sales and usage-based taxes are excluded from revenue. We serve a diverse group of clients. We are the principal in all outstanding revenue arrangements except for CareLinx. CareLinx has B2C and B2B2C service lines for which CareLinx is the agent and we recognize the commission revenue based on the amount billed using the “as-invoiced” practical expedient.
Enterprise Revenue
The enterprise channel provides employers and health plans with health management programs for large populations, including digital engagement, telephonic coaching, incentives, biometrics, digital therapeutics, home care health offerings, and subscriptions to the Sharecare platform. Revenue is recognized on a PMPM basis or as services are provided. Member participation fees are generally determined by multiplying the contractually negotiated member rate by the number of members eligible for services during the month. Member participation rates are established during contract negotiations with clients, often based on a portion of the value the programs are expected to create. Contracts with health plans, health care systems and government organizations generally range from three to five years with several comprehensive strategic agreements extending for longer periods. Contracts with larger employer clients typically have two to four year terms.

Health management program contracts often include a fee for the subscription of the Sharecare digital platform and various other platforms under doc.ai, which may also be sold on a stand-alone basis. These services allow members to access Sharecare’s proprietary mobile application with a comprehensive suite of health and wellness management programs, content, and tools. Revenue is recognized on a per member or a fixed fee basis as the services are provided.
Sharecare’s Blue Zones Project is a community well-being improvement initiative designed to change the way people experience the world around them by encouraging and promoting better lifestyle choices, such as commuting, eating, and social habits. Because healthier environments naturally nudge people toward healthier choices, Blue Zones Project focuses on influencing the Life Radius
®
, the area close to home in which people spend 90% of their lives. Blue Zones Project best practices use people, places, and policy as levers to transform those surroundings. These contracts normally include two performance obligations, the discovery period and the subsequent content delivery, for each year of engagement. The revenue is recognized based on the relative standalone selling price of the performance obligations evenly over time. These contracts do not include termination clauses and often have two to four year terms.
Sharecare’s doc.ai unlocks the value of health data through licensing artificial intelligence modules and through the creation of products for a portfolio of clients including payors, pharma, and providers. These contracts generally include two performance obligations. The software license and maintenance/support are considered one series of distinct performance obligations and professional services is considered a separate distinct performance obligation. Revenue is recognized for all identified performance obligations as services are delivered.
Certain contracts place a portion of fees at risk based on achieving certain performance metrics, such as cost savings, and/or clinical outcomes improvements (performance-based). We use the most likely amount method to estimate variable consideration for these performance guarantees. We include in the transaction price some or all of an amount of variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. We utilize customer data in order to measure performance.
In the event performance levels are not met by the end of the measurement period, typically one year, some or all of the performance-based fees are required to be refunded. During the settlement process under a contract, which generally occurs six to eight months after the end of a contract year, performance-based fees are reconciled and settled.
Clients are generally billed monthly for the entire amount of the fees contractually due for the prior month’s enrollment, which typically includes the amount, if any, that is performance-based and may be subject to refund should performance targets not be met. Fees for participation are typically billed in the month after the services are provided. Deferred revenues arise from contracts that permit upfront billing and collection of fees covering the entire contractual service period, generally six months to a year. A limited number of contracts provide for certain performance-based fees that cannot be billed until after they are reconciled with the client.
Provider Revenue
Our provider channel revenue is primarily based on the volume of health document requests fulfilled and recognized upon satisfactory delivery to the client. In addition, provider revenue is derived from subscription fees for various technology-related services that assist providers with efficiency and productivity and enhanced patient care. Subscription fees are recognized ratably over the contractual period.
Life Sciences Revenue
Our life sciences channel generates revenue mostly through ad sponsorships and content delivery. Content delivery revenue is recognized when the content is delivered to the client. Ad sponsorship revenue is recognized when the contractual page views or impressions are delivered and the transaction has met the criteria for revenue recognition.

Certain customer transactions may contain multiple performance obligations that may include delivery of content, page views, and ad sponsorship over time. To account for each of these elements separately, the delivered elements must be capable of being distinct and must be distinct in the context of the contract. Revenue is allocated based on the stand-alone or unbundled selling price for each performance obligation as the services are provided.
Business Combinations
We account for business acquisitions in accordance with ASC Topic 805, Business Combinations. We measure the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. We record goodwill for the excess of (i) the total costs of acquisition and fair value of any noncontrolling interests over (ii) the fair value of the identifiable net assets of the acquired business.
The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions based on available information regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities related to uncertain tax positions, and contingencies. We must also refine these estimates within a one-year measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. Estimates and assumptions that we must make in estimating the fair value of acquired technology, user lists, and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be accelerated or slowed, which could materially impact our results of operation.
New Accounting Pronouncements
See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Following the consummation of the Business Combination, we expect to remain an emerging growth company at least through the end of the 2022 fiscal year and expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used. For additional information, see “
Risk Factors — Risks Related to Being a Public Company — We are an ‘emerging growth company,’ and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors
.” included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
We have in the past and may in the future be exposed to certain market risks, including interest rate, foreign currency exchange, and financial instrument risks, in the ordinary course of our business. Currently, these risks are not material to our financial condition or results of operations, but they may be in the future.

MANAGEMENT
The following is a list of Sharecare’s directors and executive officers and their ages and positions as of the March 31, 2022.

Name	Age	Position
Jeff Arnold	52	Founder, Chief Executive Officer, Chairman and Director
Justin Ferrero	48	President, Chief Financial Officer
Dawn Whaley	53	President, Chief Marketing Officer
Jaffry Mohammed	46	Chief Operating Officer, EVP & Head, Enterprise and Provider
Colin Daniel	51	Chief Administrative Officer
Carrie Ratliff	40	Chief Legal Officer
Jeffrey A. Allred	68	Director
John Chadwick	55	Director
Dr. Sandro Galea	50	Director
Ken Goulet	62	Director
Dr. Veronica Mallett	64	Director
Alan G. Mnuchin	61	Director
Rajeev Ronanki	51	Director
Jeff Sagansky	70	Director
Executive Officers
Jeff Arnold
founded and has been the chairman and chief executive officer of Sharecare since Sharecare’s inception in 2012. Prior to founding Sharecare, Mr. Arnold was chairman and CEO of HowStuffWorks.com, until its sale to Discovery Communications in 2007, where he then served as chief digital strategy officer and chief architect of The Curiosity Project, until December 2011. Prior to that, in 1998, he founded and served as CEO of WebMD until 2000. Mr. Arnold has been widely recognized for his innovative contributions to media, healthcare, and technology throughout the years, including: EY naming him Entrepreneur Of The Year in the Southeast twice; being inducted into the American Academy of Achievement; being named a Global Leader of Tomorrow by the World Economic Forum; being presented with the Blumenthal Award by Johns Hopkins University; being inducted into the Honor Society of Nursing, Sigma Theta Tau International, as an honorary member; receiving the Phoenix Award by the State of Georgia; being inducted into the Technology Hall of Fame of Georgia; named a Health Care Hero by the Atlanta Business Chronicle; presented with a Groundbreaker Award by Atlanta Magazine; and honored by the Atlanta chapter of the IndUS Entrepreneurs with a Lifetime Achievement Award. Mr. Arnold is a graduate of the University of Georgia, where he majored in communications studies. He has been on numerous boards for public, private, and charitable organizations over the years and currently serves on the board of Five Star Travel, Inc., is acting chairman of Forbes Travel Guide and is on the board of Endeavor Atlanta.
We believe Mr. Arnold is qualified to serve on the Sharecare Board due, among other things, to his role as founder of Sharecare and chief executive officer since its inception.
Justin Ferrero
has served as president and chief financial officer of Sharecare since Sharecare’s inception in 2012. Responsible for technology, finance, corporate development, and strategic partnerships since Sharecare’s inception, Mr. Ferrero has played a key leadership role in helping to drive Sharecare’s long-term growth strategy. Before joining Sharecare, Mr. Ferrero was executive vice president and chief financial officer for HowStuffWorks until 2011. Before HowStuffWorks, Mr. Ferrero was a partner and founding member of The Convex Group, a media and technology holding company that owned HowStuffWorks until its sale to Discovery. Prior to The Convex Group, Mr. Ferrero was an associate with the Conseco Private Capital Group, where he gained extensive experience in corporate finance, mergers and acquisitions, and corporate organization and governance. Mr. Ferrero holds a bachelor’s degree in economics from the University of North Carolina at Chapel

Hill. Mr. Ferrero currently serves on the board of directors for Forbes Travel Guide. He was named for the past three years to Atlanta Magazine’s Atlanta 500, a list of the city’s most influential leaders.
Dawn Whaley
has served as president and chief marketing officer of Sharecare since Sharecare’s inception in 2012. Ms. Whaley is involved in the development of overall corporate strategy and scaling operational execution, and is directly responsible for marketing, strategic partnerships, and business development. Previously, Ms. Whaley was the executive vice president of marketing and strategic relationships for HowStuffWorks, where she helped manage operations, marketing, and corporate development. Ms. Whaley was also a founding member of The Convex Group, the media and technology holding company that acquired HowStuffWorks in 2002, until its sale to Discovery. Prior to her role with The Convex Group, Ms. Whaley served as executive vice president for Alexander Ogilvy Public Relations, a leading, high-tech communications firm, and helped to orchestrate its acquisition by WPP in 1998.
Ms. Whaley currently holds a bachelor’s degree in telecommunications and business management from the University of Georgia. Ms. Whaley currently holds positions on the boards of directors for Forbes Travel Guide and the American Heart Association’s Metro Atlanta Division, for which she served on the executive committee for multiple years, and as Co-Chair in 2021, of the Go Red for Women annual fundraiser. Additionally, she was named to the Atlanta 500 for the past three years, bestowed with Atlanta Magazine’s Groundbreaker Award and selected as a Diversity in Technology Game Changer by the Technology Association of Georgia.
Jaffry Mohammed
has served as chief operating officer of Sharecare since January 2022. Mr. Mohammed joined Sharecare in July 2021 as EVP and head of Enterprise and Provider. With over 20 years of experience, Mr. Mohammed brings a comprehensive understanding of the U.S. healthcare ecosystem and a strong track record of value creation at the intersection of healthcare and technology. Prior to joining Sharecare, Mr. Mohammed was senior vice president and head of healthcare at UST, a global provider of digital transformation solutions and services, from 2016 until joining Sharecare in 2021. Prior to UST, Mr. Mohammed spent over a decade as a software engineer at organizations such as Anthem, Inc. (“Anthem”), where he played different leadership roles in operational system consolidation and modernization, including staff vice president of software strategy. Mr. Mohammed received bachelor’s degrees in mechanical engineering and computer science from Mumbai University and holds an MBA from the Yale School of Management.
Colin Daniel
has served as chief administrative officer of Sharecare since January 2022, in which capacity Mr. Daniel oversees the Company’s HR and Accounting operations. Prior to his appointment as chief administrative officer, Mr. Daniel served as the EVP of Finance and Human Resources of Sharecare since its inception in 2012. In that role, Mr. Daniel oversaw various accounting, financial and operational roles across Sharecare. Prior to joining Sharecare, Mr. Daniel was the chief financial officer of HowStuffWorks.com from March 2002 until its sale to Discovery Communications in 2007. Mr. Daniel has over 25 years of experience in similar roles with digital media companies. Additionally, Mr. Daniel also serves as the Treasurer and Secretary of the Sharecare Foundation, a position he has held since May 2017. Mr. Daniel holds a CPA license and received his bachelor’s degree in Finance from the University of Georgia.
Carrie Ratliff
has served as the Company’s chief legal officer since January 2022. Prior to joining Sharecare, Ms. Ratliff served as Senior Vice President and Corporate Secretary for Change Healthcare from 2018 to January 2022. Ms. Ratliff previously spent 11 years with the law firm King & Spalding LLP, and was a partner at the firm until 2018. She holds a bachelor’s degree from the University of Miami and a law degree from the University of Virginia School of Law.
Non-Employee Directors
Jeffrey A. Allred
is a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), where he until recently served as the firmwide Chair of the Corporate Practice Group. Prior to joining Nelson Mullins in April 2008, he was CEO of Griffeon Group LLC, a strategic advisory firm, from January 2007 to March 2008. Prior to that, Mr. Allred was at Premiere Global Services, Inc. (NYSE: PGI), a publicly traded global communications technology and services company, from July 1997 to December 2006. At Premiere, he served in various executive roles, including Executive Vice President—Strategic Development and Finance, Chief Investment Officer, and President and Chief Operating Officer, and as a member of the company’s Board of Directors. Mr. Allred serves as a director and member of the investment committee of the Kenan-Flagler Private Equity Funds. He has also served on the board of trustees, advisors and capital committees of numerous educational institutions and non-profit organizations, including as the Chairman of the Board of Visitors of the University of North Carolina at Chapel Hill and the Chairman of the Board of Advisors of the Kenan-Flagler Business School. Mr. Allred received his B.A. with Highest Honors in Political Science, his M.B.A. and his J.D. with Honors, from the University of North Carolina at Chapel Hill.
We believe Mr. Allred is qualified to serve on the Sharecare Board due, among other things, to his extensive experience leading both public and private companies in a variety of leadership roles.
John Chadwick
founded and has been a partner of Claritas Capital since its inception in 2001. Mr. Chadwick has over thirty years of experience in financial services, with over twenty five years of experience in venture capital and private equity. Mr. Chadwick represents Claritas Capital on the boards of directors of numerous privately held companies, including FOH & BOH, Forbes Travel Guide, Genomind, MyWoundDoctor, StudioNow, TwelveStone Health Partners and PeopleOne Health; and serves as an observer to the board of directors of Cogitativo and Renewvia Energy. During his tenure as a partner of Claritas Capital, Mr. Chadwick has overseen numerous investments, including Continuum 700 (sold to T-Mobile), Entrada (sold to NextGen), Empyrean Benefit Solutions (sold to Securian Financial), HCA Healthcare (IPO) and StudioNow (sold to AOL). Prior to founding Claritas Capital, Mr. Chadwick was a partner at Richland Ventures and a Vice President of the Energy Group at Chemical Bank Mr. Chadwick also serves on the board of directors of W. S. Farish & Company, a private trust company. Mr. Chadwick earned an MBA from the Wharton School at the University of Pennsylvania and a B.A. from the University of Virginia.
We believe Mr. Chadwick is qualified to serve on the Sharecare Board due, among other things, to his extensive experience in healthcare, financings and capital structure and corporate governance.
Dr. Sandro Galea
is a physician, epidemiologist and author and has served as the Robert A. Knox Professor, since January 2016, and Dean, since January 2015, at the Boston University School of Public Health. Dr. Galea previously held academic and leadership positions at Columbia University, the University of Michigan and the New York Academy of Medicine, including as the Gelman Professor and Chair of the Department of Epidemiology at the Columbia University Mailman School of Public Health. Dr. Galea has published over 900 scientific journal articles, 50 chapters and 18 books and his research has been cited over 70,000 times and featured extensively in current periodicals and newspapers. Dr. Galea has also published widely in the lay press, including in The Wall Street Journal, Harvard Business Review, The Boston Globe and The New York Times, and he is a regular contributor to Fortune. Dr. Galea is an elected member of the National Academy of Medicine and currently chairs the Rockefeller-Boston University Determinants, Data, Decision Making (3-D) global high- level commission. He has served as board Chair of the Association of Schools and Programs of Public Health, president of the Society for Epidemiologic Research and the Interdisciplinary Society for Population Health Science. Dr. Galea was named one of TIME magazine’s epidemiology innovators in 2006 and has been listed by Thomson Reuters/Clarivate as one of the “World’s Most Influential Scientific Minds” for the social sciences since 2015.
Dr. Galea has received several lifetime achievement awards for his research, including the Rema Lapouse Award from the American Public Health Association and the Robert S. Laufer Award from the International Society for Traumatic Stress. Dr. Galea serves frequently on advisory groups to national and global organizations. He formerly served as chair of the New York City Department of Health and Mental Hygiene’s Community Services Board and as a member of its Health Board. He served on the Advisory Council of the National Institute on Minority Health and Health Disparities, and on the Board of Scientific Counselors, Office of Public Health Preparedness and Response. More recently, he has served on several national and state COVID-

19 committees, including co-chairing the Massachusetts Public Health Association Emergency Task Force on Coronavirus and Equity. Dr. Galea holds a medical degree from the University of Toronto, graduate degrees from Harvard University and Columbia University, and an honorary doctorate from the University of Glasgow
We believe Dr. Galea is qualified to serve on the Sharecare Board due, among other things, to his extensive expertise in the medical field and significant contributions to field of medicine and social sciences.
Ken Goulet
previously served as Executive Vice President, President Commercial & Specialty Businesses at Anthem from August 2012 until September 2015 and as Executive Vice President, President Commercial Business Unit of Anthem from October 2007 until August 2012. Prior to that, he also served as Senior Vice President, President of National Accounts and National Sales & Account Management at Anthem (previously known as WellPoint, Inc.) from September 2006 until October 2007. During his time at Anthem, Mr. Goulet’s responsibilities included Strategy, Marketing, Product, Medical Management, Provider Engagement & Contracting and Service Operations. He successfully led Anthem through the industry’s turbulent transition to the Affordable Care Act, developing and executing the strategy and implementation of Public Exchanges. In addition, he successfully advanced Provider Collaboration strategies across the enterprise; integrated and grew Anthem’s Specialty Companies and organically grew Anthem’s Commercial Business. Before joining Anthem, Mr. Goulet spent 23 years at CIGNA Corporation where he held a number of management, sales and operations positions.
Mr. Goulet also has experience serving on a number of public and private company boards, including his current position as member of the board of directors of CHP Merger Corp. (Nasdaq: CHPMU), as well as positions on the board of several privately held companies within the healthcare industry, including Behavioral Health Group, Quartet Health and Rialtic. He also sits on the advisory boards of Brave Health, Carecentrix, Centauri and NationsHearing. From December 2015 until August 2018, Mr. Goulet served on the board of directors of Cotiviti (NYSE: COTV), prior to its acquisition by Veritas Capital. From April 2016 until March 2017, Mr. Goulet served on the board of Surgical Care Affiliates (Nasdaq: SCAI), prior to its acquisition by UnitedHealth’s Optum. Mr. Goulet received a Bachelor’s degree in economics from Trinity College in Hartford, Connecticut.
We believe Mr. Goulet is qualified to serve on the Sharecare Board due, among other things, to his extensive experience leading organizations as a senior executive in the digital healthcare space.
Dr. Veronica Mallett
is the President and Chief Executive Officer of Meharry Medical College Ventures, a wholly-owned subsidiary of Meharry Medical College (“MMC”). She has held this position since April 2021. In addition, Dr. Mallett also serves as the Executive Director for the Center for Women’s Health Research. For the prior three years she served as the Senior Vice President of Health Affairs and Dean at Meharry Medical College School of Medicine, a position she has held since March 2020. As a leader, clinician, educator, and researcher, Dr. Mallett has authored over 100 articles, book chapters and abstracts combined. Dr. Mallett has served on the Faculty of Northwestern University, Wayne State University (“WSU”), University of Tennessee Health Science Center, Texas Tech Health Science Center El Paso (“Texas Tech”), holding leadership positions in each of these schools. She has over twenty years of leadership experience, as Fellowship Director and Residency Program Director at WSU, Director of Healthcare Excellence and Department Chair both at the University of Tennessee Memphis and Texas Tech where she served as founding Chair of the department of Obstetrics and Gynecology and Practice Plan Director from February 2011 to February 2017. She served as SVP and Dean of MMC School of Medicine for three years from March 2017 to March 2020, where she ran all clinical operations for the college.
Dr. Mallett attended Barnard College, Columbia University followed by medical school at Michigan State University, College of Human Medicine. Following medical school, she completed residency in Obstetrics and Gynecology and Fellowship in Urological Gynecology, now a board-certified subspecialty of Ob/Gyn, called

Female Pelvic Medicine and Reconstructive Pelvic Surgery, at WSU in Detroit. She completed a Research and Surgical Fellowship in Electrophysiology of the Pelvic Floor/Reconstructive Surgery at St. Mary’s Hospital, Manchester, England. She is board certified in both Obstetrics and Gynecology and Female Pelvic Medicine and Reconstructive Pelvic Surgery. She has a master’s degree in Medical Management from Carnegie Mellon in Pittsburgh.
We believe Dr. Mallett is qualified to serve on the Sharecare Board due, among other things, to her extensive expertise in, and significant contributions to, the field of medicine.
Alan G. Mnuchin
served as Chief Executive Officer and Chairman of FCAC from June 2020 until the closing of the Business Combination. Mr. Mnuchin founded and has been the chief executive officer of Ariliam Group, a principal investment and strategic consulting firm, since 2019. Mr. Mnuchin has invested in various media and technology companies prior to and since founding Ariliam Group. From May 2020 until December 2020, Mr. Mnuchin has served as a member of the board of directors of Flying Eagle Acquisition Corp. Mr. Mnuchin served as a member of the board of directors of Target Hospitality Corp. (Nasdaq: TH) from January 2019 to March 2019. In 2003, Mr. Mnuchin formed the boutique investment bank AGM Partners LLC, through which he has acted as a strategic M&A advisor to leading corporate, entrepreneurial and private equity clients on transactions totaling over $80 billion. Prior to founding AGM Partners, Mr. Mnuchin was the global head of the media group of Lehman Brothers from 2000 to 2003. Previously, Mr. Mnuchin was head of the media and entertainment group at Bear Stearns from 1996 to 2000. Prior to joining Bear Stearns, Mr. Mnuchin was a senior member of the communications, media and entertainment group at The Goldman Sachs Group, Inc. (Nasdaq: GS), where he started his career in 1984, with primary responsibility for the group’s media industry efforts. Mr. Mnuchin earned an MBA from the University of Chicago and a B.S. from the Wharton School at the University of Pennsylvania.
We believe Mr. Mnuchin is qualified to serve on the Sharecare Board due, among other things, to his extensive knowledge of the media and entertainment fields and considerable experience in merger and acquisition transactions.
Rajeev Ronanki
has served as the Senior Vice President & Chief Digital Officer of Anthem since June 2018, where he leads the execution of Anthem’s Digital, Artificial Intelligence, Exponential Technology and Innovation portfolios. His experience spans over 20 years of innovation-driven industry and social change across healthcare and technology. Prior to joining Anthem, Mr. Ronanki was a Partner at Deloitte Consulting, LLC from June 2008 to June 2018, where he established and led Deloitte’s Life Sciences and Healthcare Advanced Analytics, Artificial Intelligence and Innovation practices. Additionally, he was instrumental in shaping Deloitte’s blockchain and cryptocurrency solutions and authored pieces on various exponential technology topics. Mr. Ronanki also led Deloitte’s strategic partnerships across a wide range of innovation programs, such as doc. ai, Singularity University, Exponential Conference Series and MIT Media Labs, that seek to evangelize disruptive technologies like artificial intelligence, blockchain and precision medicine. Mr. Ronanki obtained a Bachelor’s Degree in Mechanical Engineering from Osmania University in India and a Master’s Degree in Computer Science from the University of Pennsylvania.
We believe Mr. Ronanki is qualified to serve on the Sharecare Board due, among other things, to his extensive leading digital innovation in the healthcare space, including as a senior executive of Anthem.
Jeff Sagansky
has served as a director of FCAC (now Sharecare) since its IPO in September 2020. Mr. Sagansky was the chief executive officer and chairman of Diamond Eagle Acquisition Corp. from March 2019 until the consummation of its business combination in April 2020 with DraftKings. Mr. Sagansky served as the chief executive officer and chairman of Platinum Eagle from December 2017 until the consummation of its business combination with Target Hospitality in March 2019, and continues to serve as a member of Target Hospitality’s board of directors. Mr. Sagansky has been a director of WillScot Corporation since Double Eagle was formed in June 2015 and served as Double Eagle’s president and chief executive officer from August 6,

2015 until the consummation of its business combination in November 2017. Mr. Sagansky is a co-founder of Hemisphere Capital Management LLC, a private finance company that specializes in special opportunity equity and credit investments in the media and entertainment industry. Mr. Sagansky also co-founded, together with Harry E. Sloan, Soaring Eagle Acquisition Company that merged with Gingko Bioworks in September of 2021 and Flying Eagle Acquisition Company that merged with Skillz in December 2020.
Mr. Sagansky was formerly chief executive officer and then vice chairman of Paxson Communications Corporation from 1998 to 2003, where he launched the PAX TV program network in 1998. Under his leadership, PAX TV became a highly rated family-friendly television network with distribution growing from 60% of U.S. television households to almost 90% in only four years. In addition, Mr. Sagansky drove substantial improvement in the network’s financial performance with compounded annual revenue growth of 24% and compounded annual gross income growth of 30% from 1998 to 2002. Prior to joining Pax, Mr. Sagansky was co-president of Sony Pictures Entertainment (“SPE”), from 1996 to 1998 where he was responsible for SPE’s strategic planning and worldwide television operations. While at SPE, he spearheaded SPE’s acquisition, in partnership with Liberty Media Corporation and other investors, of Telemundo Network Group, LLC, or Telemundo. The transaction generated significant returns for SPE as Telemundo was sold to the National Broadcasting Company, Inc., for over six times its original investment less than three years later. Previously, as executive vice president of Sony Corporation of America (“SCA”), Mr. Sagansky oversaw the 1997 merger of SCA’s Loews Theaters unit with the Cineplex Odeon Corporation to create one of the world’s largest movie theater companies, and the highly successful U.S. launch of the Sony PlayStation video game console. Prior to joining SCA, Mr. Sagansky was president of CBS Entertainment from 1990 to 1994, where he engineered CBS’s ratings rise from third to first place in eighteen months. Mr. Sagansky previously served as president of production and then president of TriStar Pictures, where he developed and oversaw production of a wide variety of successful films. Mr. Sagansky graduated with a B.A. from Harvard College and an MBA from Harvard Business School. He also serves on the boards of Omio and Imagine Entertainment.
We believe Mr. Sagansky is qualified to serve on the Sharecare Board due, among other things, to his extensive background and experience as an executive in the media and entertainment industries and his substantial mergers and acquisitions experience.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Classified Board of Directors
The Sharecare Board is comprised of nine members, each of whom was appointed to the Sharecare Board immediately following the consummation of the Business Combination in July 2021 (except Messrs. Mnuchin and Sagansky who previously served as Chairman and Director of FCAC, respectively, since the IPO in September 2020). The Sharecare Board is classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. Each Class I director, consisting of Dr. Galea, Dr. Mallett and Mr. Sagansky, will have a term that expires at Sharecare’s annual meeting of stockholders in 2022, each Class II director, consisting of Messrs. Allred, Goulet and Mnuchin, will have a term that expires at Sharecare’s annual meeting of stockholders in 2023 and each Class III director, consisting of Messrs. Arnold, Chadwick and Ronanki, will have a term that expires at Sharecare’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Director Independence
The rules of Nasdaq require that a majority of the Sharecare Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Sharecare Board has determined that Dr. Mallett and Dr. Galea and Messrs. Allred, Chadwick, Goulet, Mnuchin and Sagansky are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules. In determining the independence of directors, the Sharecare Board evaluated certain transactions and historical relationships between Sharecare and the directors (or entities with which they are affiliated), including certain lending arrangements, consulting arrangements and arm’s length transactions between Sharecare and entities affiliated with certain of our directors. Sharecare’s independent directors will have regularly scheduled meetings at which only independent directors are present. Mr. Chadwick has been appointed as Sharecare’s Lead Director.
Committees of the Board of Directors
The standing committees of the Sharecare Board consist of an audit committee, a compensation and human capital committee and a nominating and corporate governance committee. Each of the committees reports to the Sharecare Board as they deem appropriate and as the Sharecare Board may request. The composition, duties and responsibilities of these committees are set forth below. The Sharecare Board may also convene additional committees as necessary and in accordance with our organizational documents.
Audit Committee
The audit committee of the Sharecare Board is responsible for, among other matters:

•
assisting the Sharecare Board in the oversight of (i) the accounting and financial reporting processes of Sharecare and the audits of the financial statements of Sharecare, (ii) the preparation and integrity of the financial statements of Sharecare, (iii) the compliance by Sharecare with financial statement and regulatory requirements, (iv) the performance of Sharecare’s internal finance and accounting personnel and its independent registered public accounting firms, and (v) the qualifications and independence of Sharecare’s independent registered public accounting firms;

•
reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•
reviewing and discussing with management and internal auditors Sharecare’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•
reviewing and discussing with management, internal auditors and independent registered public accounting firm Sharecare’s financial and critical accounting practices, and policies relating to risk assessment and management;

•
receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of Sharecare’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•
reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” of Sharecare prior to the filing of Sharecare’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•
reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•
discussing with management and the independent registered public accounting firm any changes in Sharecare’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving Sharecare and other contingent liabilities;

•
meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•
reviewing and approving all transactions between Sharecare and related parties or affiliates of the officers of Sharecare requiring disclosure under Item 404 of Regulation S-K prior to Sharecare entering into such;

•
establishing procedures for the receipt, retention and treatment of complaints received by Sharecare regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•
reviewing periodically with Sharecare’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Sharecare’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
The audit committee consists of Dr. Mallett and Messrs. Goulet (chair) and Mnuchin, each of whom qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. Each member of the audit committee is financially literate and Mr. Mnuchin qualifies as an “audit committee financial experts” as defined in applicable SEC rules. The Sharecare Board has adopted a written charter for the audit committee, which is available on our corporate website.
Compensation and Human Capital Committee
The compensation and human committee of the Sharecare Board is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Sharecare Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•
reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and Sharecare’s philosophy;

•	reviewing and approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Sharecare Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and approving the compensation of Sharecare’s directors;

•
reviewing and approving executive compensation agreements, policies and plans, including any employment, retention, severance, change-in-control, deferred compensation and “claw-back” agreements, policies and plans;

•
reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Sharecare Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	determining and approving Sharecare’s policy relating to change-of-control or “parachute” payments;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Sharecare’s executive officers and employees;

•
overseeing Sharecare’s human capital management, including Sharecare’s policies with respect to performance management, talent management, diversity, equity and inclusion, work culture and the development and retention of the Sharecare’s workforce;

•	reviewing periodic reports from management on matters relating to Sharecare’s personnel appointments and practices;

•	assisting management in complying with Sharecare’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for Sharecare’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	monitoring the Sharecare’s compliance with a prohibition under Sarbanes-Oxley Act on personal loans to directors and executive officers;

•	annually evaluating the committee’s performance and the committee’s charter and recommending to the Sharecare Board any proposed changes to the charter or the committee; and

•
undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

The compensation and human capital committee consists of Messrs. Chadwick (chair) and Goulet and Dr. Galea, each of whom qualifies as an independent director according to the rules and regulations of Nasdaq with respect to compensation committee membership. The Sharecare Board has adopted a written charter for the compensation and human capital committee, which is available on our corporate website.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the Sharecare Board is responsible for, among other matters:

•	developing and recommending to the Sharecare Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on Sharecare’s Board;

•	reviewing candidates recommended by Sharecare stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the Sharecare Board and election by the stockholders of Sharecare at the next annual meeting.

The nominating and corporate governance committee has established specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Sharecare Board considers educational background, diversity of professional experience, knowledge of the business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of Sharecare stockholders.
The nominating and corporate governance committee consists of Messrs. Allred (chair) and Sagansky and Dr. Galea, each of whom qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq. The Sharecare Board has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website.
Compensation Committee Interlocks and Insider Participation
The compensation and human capital committee consists of Messrs. Chadwick and Goulet and Dr. Galea. None of the members of the compensation committee has at any time been an officer or employee of Sharecare. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our compensation and human committee or the Sharecare. No member of the any relationships requiring disclosure under Item 404 of Regulation S-K, other than Mr. Chadwick who also serves on the board of directors of Five Star Travel Corporation (“Five Star”) with whom Sharecare has certain business relationships. See “
Certain Relationships and Related Party Transactions.
”
Code of Ethics
The Sharecare Board has adopted a Code of Business Conduct and Ethics applicable to Sharecare’s management team and employees in accordance with applicable federal securities laws. The Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The code of ethics is available on our corporate website. Sharecare intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
Communications with the Board of Directors
Interested parties wishing to communicate with the Sharecare Board or with an individual member or members of the Sharecare Board may do so by writing to the Sharecare Board or to the particular member or members of the Sharecare Board, and mailing the correspondence to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305 c/o Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of Sharecare common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of Sharecare common stock that are owned of record by the record holder and beneficially by the beneficial owner.

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
This section provides an overview of Sharecare’s executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2021, Sharecare’s named executive officers (“NEOs”) were:

•	Jeff Arnold, Founder, Chairman and Chief Executive Officer;

•	Justin Ferrero, President and Chief Financial Officer; and

•	Dawn Whaley, President and Chief Marketing Officer.
The objectives of Sharecare’s executive compensation program are to provide a total compensation package to each NEO that will enable Sharecare to attract, retain, incentivize and reward deeply talented and qualified executives, align the interests of Sharecare’s executive team with those of its stockholders, encourage individual and collective contributions to the successful execution of Sharecare’s short- and long-term business strategies and reward NEOs for performance.
Summary Compensation Table
The following Summary Compensation Table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2021 and December 31, 2020. Certain other information is provided in the narrative sections following the Summary Compensation Table.

Name and principal position	Year	Salary ($) (1)	Bonus ($) (2)	Option awards ($) (3)	Non-equity Incentive Plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
Jeff Arnold	2021	770,000	5,000,000	41,836,334	802,000	532,102	48,940,436
Co-Founder, Chairman and Chief Executive Officer	2020	750,000	—	15,855,852	300,000	1,357,701	18,263,553
Justin Ferrero	2021	545,000	2,500,000	21,566,022	502,000	11,412	25,124,434
President and Chief Financial Office r	2020	550,000	—	4,816,996	175,000	7,784	5,549,780
Dawn Whaley	2021	545,000	2,500,000	21,566,022	502,000	31,788	25,144,810
President and Chief Marketing Officer	2020	550,000	—	4,816,996	175,000	25,576	5,567,572

(1)	The amounts in this column include salary earned by the executive in 2020 but not paid in 2020, as a result of the COVID-19 pandemic.
(2)	The amounts in this column represent transaction bonuses paid to each NEO in connection with consummation of the Business Combination as contemplated by the Merger Agreement
(3)
The amounts represent the aggregate grant-date fair value of options granted to each NEO, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. The amounts for 2021 also include the following incremental expense related to a modification of historic options that were granted before the Business Combination to add additional vesting triggers: $21,924,756 in the case of Mr. Arnold, $11,610,233 in the case of Mr. Ferrero and $11,610,233 in the case of Ms. Whaley. Further details are provided below under “

Treatment of Options in the Business Combination and Option Modifications
.” The amounts for 2020 also include options with an aggregate fair market value of $9,998,957 in the case of Mr. Arnold, $1,698,652 in the case of Mr. Ferrero and $1,698,652 in the case of Ms. Whaley, that in each case were granted by the compensation committee of Legacy Sharecare’s board of directors upon expiration of certain existing options.
(4)
The amounts in this column represent annual cash bonus incentive payments to Sharecare’s NEOs in accordance with the terms of their respective Employment Agreements (as defined herein). For 2020, the compensation committee of Legacy Sharecare’s board of directors adjusted bonus milestones for each NEO at the end of the year to account for the proforma effect of certain events, in accordance with the terms of each NEO’s individual employment agreement that were in effect prior to the consummation of the Business Combination.

(5)	Amounts in this column for 2021 are detailed in the table below:

Name	401(k) Match/pension ($)	Life insurance ($)	Disability insurance ($)	Medical ($)	Additional Compensation for Historical Expenses (6) ($)	Total all other compensation ($)
Jeff Arnold	—	4,422	1,080	26,600	500,000	532,102
Justin Ferrero	—	2,613	1,080	7,719	—	11,412
Dawn Whaley	1,500	3,310	1,080	25,897	—	31,788

(6)
Mr. Arnold’s employment agreement in effect prior to the Business Combination provided for additional compensation of $500,000 to cover historical business expenses for which Mr. Arnold did not seek reimbursement, incurred in the Company’s early years by him during the performance of his duties and on behalf of and in the promotion of Sharecare’s interest.

2021 Compensation
The SEC’s calculation of total compensation, as shown in the Summary Compensation Table above, includes several items for which the NEOs do not actually receive the amounts during the year, such as equity grants that may not vest for several years (or at all), and others that are driven by accounting and actuarial assumptions. It also excludes items that may be paid during the year, but that are attributable to prior periods. As a result, total compensation as defined by the SEC differs substantially from the compensation actually paid to our NEOs in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually paid to the NEOs for 2021, as reported on their IRS W-2 forms, excluding taxable income related to historical option awards that the NEOs were required to exercise and hold before the expiration of their 10-year term. These amounts are not a substitute for the amounts reported as SEC total compensation.

Name	2021 Compensation (1) ($)
Jeff Arnold	6,690,000
Justin Ferrero	3,555,135
Dawn Whaley	3,478,067

(1)
The amounts in this column including compensation actually paid to each NEO in 2021 in the form of base salary, the transaction bonuses paid in connection with the consummation of the Business Combination, Performance Bonuses (as defined herein) earned in 2020 and amounts related to our employee benefits programs, in each case, as discussed in the Summary Compensation Table above. In addition, Mr. Arnold received additional compensation in 2021 to cover historical business expenses for which Mr. Arnold did not seek reimbursement, as discussed above in Note (6) to the Summary Compensation Table. The amounts in this column exclude the taxable income related to historical options awards that the NEOs were required to exercise and hold before the expiration of their 10-year term. This taxable income was $24,895,494 in the case of Mr. Arnold, $7,843,514 in the case of Mr. Ferrero and $7,843,510 in the case of Ms. Whaley. This taxable income was the positive difference between the exercise price of the historical options and the value of Sharecare’s common stock on the date of exercise and was related to historical options that were granted 10-years before the date of exercise.
Narrative Disclosure to Summary Compensation Table
For 2021, the compensation program for Sharecare’s NEOs consisted of base salary, cash bonus and incentive compensation delivered in the form of stock options.
Base Salary
Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each NEO’s responsibilities, experience and performance in relation to the marketplace. The NEOs are entitled to the following annual base salaries:

Name	2020 Base Salary ($)	% Change	2021 Base Salary prior to Business Combination (1) ($)	% Change	Base Salary following the Business Combination (2) ($)
Jeff Arnold	750,000	13.33%	850,000	(17.64)%	700,000
Justin Ferrero	550,000	18.18%	650,000	(30.77)%	450,000
Dawn Whaley	550,000	18.18%	650,000	(30.77)%	450,000

(1)
Base salary for each NEO was increased effective as of January 1, 2021 pursuant to the terms of the previous employment agreements between each of the NEOs and Legacy Sharecare that had been in place prior to the consummation Business Combination.

(2)
Base salary for each NEO was adjusted in connection with Sharecare’s transition from a private company to a public company upon consummation of the Business Combination. The base salary reductions were effective upon the Closing of the Business Combination. Base salary is subject to annual review and adjustment pursuant to each NEO’s Employment Agreement.

Annual Cash Bonus; Transaction Bonus
Annual cash performance bonuses (“”Performance Bonus”) are paid to incentivize the NEOs to achieve annual financial and operating performance milestones, as determined by the compensation and human capital committee at the beginning of each year. For 2021, each NEO was eligible to receive a Performance Bonus tied to revenue and EBITDA targets previously approved by Legacy Sharecare’s board of directors prior to the consummation of the Business Combination. Commencing in fiscal year 2022, each NEO will be eligible for Performance Bonus with a target opportunity equal to 100% of NEO’s base salary, and with an over-performance maximum payout amount of 200% of base salary.
In addition, Sharecare awarded transaction bonuses to each NEO in connection with consummation of the Business Combination as contemplated by the Merger Agreement. The amount of the transaction bonus for Mr. Arnold was $5,000,000 and for each of Mr. Ferrero and Ms. Whaley was $2,500,000.
2021 Stock Option Award Grants
In connection with execution of the Employment Agreements, the Sharecare Board, following a recommendation from the compensation and human capital committee, approved the following grants to the NEOs of options to purchase shares of common stock, under the Incentive Plan:

•	8,148,490 stock options to Mr. Arnold;

•	4,074,245 stock options to Mr. Ferrero; and

•	4,074,245 stock options to Ms. Whaley.

The effective date of each grant was August 13, 2021. The exercise price per share for each stock option is $10.00. Options granted to our NEOs in 2021 as a one-time grant are currently under water and will have value only when our common stock exceeds $10.00 per share for the time-vesting options or certain thresholds between $15.00 and $40.00 per shares for the performance-vesting options (as discussed in more detail below).
In connection with the grant of stock options, Sharecare entered into a stock option grant notice (including an option agreement and related attachments) (the “NEO Option Notice”) with each NEO, which sets forth the terms and conditions of the grants. The stock options are also subject to the terms and conditions of the Incentive Plan.
The terms and conditions of the stock options are the same for all three NEOs. Thirty-five percent of the stock options are subject to time-vesting and will vest and become exercisable as to one third of the shares of common stock underlying the stock option on each of the first three anniversaries of the grant date. Sixty-five percent of the stock options are subject to performance-vesting. The performance-vesting stock options will vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement.
Each tranche will satisfy its stock price performance hurdle if: (i) the average of the daily closing prices of a share of common stock reported on the Nasdaq Global Select Market during any 60 consecutive trading day period concluding on or prior to the fifth anniversary of the grant date; and (ii) the daily closing price during any 40 trading days within such 60 trading day period, meets that tranche’s stock price performance hurdle. The stock price performance hurdle for the first tranche is $15.00 (an increase of 50% over $10.00), and each subsequent tranche requires a further increase in the $10.00 base stock price of 25%, with tranche two requiring a stock price of $17.50 and tranche eleven a stock price of $40.00.
Each tranche will satisfy its time-vesting requirements as follows: (i) each of tranche one through three is eligible to vest on the later of the first anniversary of the grant date and the achievement of its stock price performance hurdle; (ii) each of tranche four through seven is eligible to vest on the later of the second anniversary of the grant date and the achievement of its stock price performance hurdle; and (iii) each of tranche eight through eleven is eligible to vest on the later of the third anniversary of the grant date and the achievement of its stock price performance hurdle. In the event a tranche’s stock price performance hurdles is not satisfied prior to the fifth anniversary of the grant date, that tranche will be forfeited.
In the event of a “covered transaction” (as defined in the Incentive Plan), the stock price performance hurdle will be deemed to have been satisfied based on the fair market value of the cash or property per share of common stock that is received in connection with the covered transaction. However, if the stock options are continued, assumed or substituted in connection with covered transaction, they will continue to be subject to the time-vesting requirements. In the event of a covered transaction where the NEO’s stock options are not continued, assumed or substituted, then: (i) the unvested time-vesting options will fully vest and become exercisable immediately prior to the consummation of the covered transaction; and (ii) to the extent the performance-vesting options have met an applicable stock price performance hurdle, including based on the fair market value of the cash or property per share of Sharecare common stock that is received in connection with the covered transaction, such stock options will vest and become immediately exercisable immediately prior to the consummation of the covered transaction, and all other performance-vesting options will immediately be forfeited for no consideration.
Treatment of Options in Business Combination and Option Modifications
At the Closing, outstanding Legacy Sharecare option awards held by the NEOs were assumed by Sharecare and converted into options to acquire common stock with the same terms and conditions as applied to such option immediately prior to the effective time of the Business Combination. In addition, each NEO also received at the Closing an additional number of contingent stock options (the “contingent options”) to acquire shares of common stock equal to the product of (i) the number of Sharecare options held by such NEO, and (ii) an earnout ratio, which product was rounded down to the nearest whole number of shares. Each contingent option will have the same per share exercise price as each closing Sharecare option, and will be subject to the original option terms. See “
Description of Securities—Options
” for further discussion of the contingent options.
In addition, the vesting terms of certain options held by the NEOs were also modified to provide for additional vesting triggers related to the consummation of a business combination with a special purpose acquisition company and the achievement of certain trading conditions for our common stock. The modifications of the historical stock options resulted in incremental expense in 2021 under ASC Topic 718. They are not, however, new grants and represent existing options for Mr. Arnold, Mr. Ferrero, and Ms. Whaley that were granted before 2021 and before the Business Combination.
Benefits and Perquisites
Sharecare provides benefits to its NEOs on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan. Sharecare does not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
Sharecare provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. Sharecare provides a match for participants’ elective contributions to the 401(k) plan with a maximum match of $1,500 per employee. Sharecare does not provide to employees, including its NEOs, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at Fiscal 2021 Year End
The following table provides information about the outstanding equity awards held by Sharecare’s NEOs as of December 31, 2021.

			Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercise Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jeff Arnold	2/25/2015	3,096,469	—		—		1.05	2/25/2025
	5/6/2016	35,630	—		—		1.05	5/6/2026
	3/29/2018	5,160,814	2,064,288	(1)	—		1.05	3/29/2028
	4/21/2020	3,183,817	—		—		1.45	4/21/2030
	10/26/2020	17,362,182	1,857,852	(1)	—		1.45	10/26/2030
	8/13/2021	—	2,851,972	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		5,296,518	(3)	10.00	08/13/2031
Justin Ferrero	2/25/2015	1,639,802	—		—		1.05	2/25/2025
	3/29/2018	2,733,042	1,093,177	(1)	—		1.05	3/29/2028
	4/21/2020	1,685,969	—		—		1.45	4/21/2030
	10/26/2020	3,872,169	983,796	(1)	—		1.45	10/26/2030
	8/13/2021	—	1,425,986	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		2,648,259	(3)	10.00	08/13/2031
Dawn Whaley	2/25/2015	1,639,802	—		—		1.05	2/25/2025
	3/29/2018	2,733,042	1,093,177	(1)	—		1.05	3/29/2028
	4/21/2020	1,685,969	—		—		1.45	4/21/2030
	10/26/2020	3,872,169	983,796	(1)	—		1.45	10/26/2030
	8/13/2021	—	1,425,986	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		2,648,259	(3)	10.00	08/13/2031

(1)
The unexercised shares subject to the option become fully vested and exercisable upon the consummation of a Qualified Transaction at a certain Per Share Price (each as defined in each respective award agreement).

(2)	Stock options vest and become exercisable in three equal installments on the first, second and third anniversary of the grant date, subject to the NEO’s continued employment.

(3)
Performance-vesting stock options that vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement. See “
2021 Stock Option Award Grants
” for a more detailed discussion of the vesting triggers for these options.

Employment Agreements
On August 12, 2021, Sharecare entered into employment agreements (each, an “Employment Agreement”), effective as of August 13, 2021 (the “Effective Date”), with each of the NEOs. The Employment Agreements replaced previous employment agreements between the NEOs and Sharecare that had been in place prior to the completion of the Business Combination.
Each Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2023 (the “Initial Term”), and will thereafter be automatically extended for successive one year terms on each anniversary of the Effective Date following the end of the Initial Term, unless Sharecare or the NEO gives prior written notice of nonrenewal. Pursuant to their respective Employment Agreements, Mr. Arnold is entitled to an annual base salary of $700,000 and Mr. Ferrero and Ms. Whaley are each entitled to an annual base salary of $450,000, in each case, subject to annual review and adjustment. Each NEO is also eligible to receive a Performance Bonus based on the achievement of performance milestones, as determined by the compensation and human capital committee with respect to each year. For fiscal year 2021, each NEO received a Performance Bonus based on the performance targets previously approved by Legacy Sharecare’s board of directors prior to the completion of the Business Combination. Commencing in fiscal year 2022, each NEO will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s base salary, and with an over-performance maximum payout amount of 200% of base salary.
Each Employment Agreement also subjects the applicable NEO to certain covenants, including confidentiality obligations and certain non-competition restrictions for a period of 12 months following the NEO’s termination.
Sharecare, Inc. 2021 Omnibus Incentive Plan
In connection with the consummation of the Business Combination, Sharecare’s stockholders approved the Sharecare, Inc. 2021 Omnibus Incentive Plan (which we refer to herein as the “Incentive Plan”). The following summary describes the material terms of the Incentive Plan.
Purpose
The purpose of the Incentive Plan is to provide a means through which Sharecare and its affiliates may attract and retain key personnel and to provide a means whereby certain of Sharecare’s and its affiliates’ directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) can acquire and maintain an equity interest, or be paid incentive compensation, which may be measured by reference to the value of the shares of Sharecare common stock, thereby strengthening their commitment to Sharecare’s and its affiliates’ welfare and aligning their interests with those of Sharecare’s stockholders. The Incentive Plan has been established to advance Sharecare’s interests by providing for the grant to participants of stock and stock-based awards.
Administration
The Incentive Plan is administered by Sharecare’s compensation and human capital committee, except with respect to matters that are not delegated to the compensation and human capital committee by the Sharecare Board (whether pursuant to committee charter or otherwise). The compensation and human capital committee (or the Sharecare Board, as applicable) has the discretionary authority to administer and interpret the Incentive Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Incentive Plan and awards, and otherwise do all things necessary or desirable to carry out the purposes of the Incentive Plan or any award. The compensation and human capital committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Sharecare Board and, to the extent permitted by law, Sharecare’s officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to the compensation and human capital committee and its authorized delegates, as applicable.
Eligibility
Sharecare’s employees, non-employee directors, consultants and advisors are eligible to participate in the Incentive Plan. Eligibility for stock options intended to be incentive stock options (“ISOs”) is limited to Sharecare’s employees or employees of certain of Sharecare’s affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights (“SARs”) is limited to individuals who are providing direct services to

Sharecare or its subsidiary companies on the date of grant of the award. In addition, we have in the past granted, and may in the future continue to grant, awards to certain consultants and other service providers under the Incentive Plan.
Authorized shares
The Incentive Plan permits Sharecare to deliver up to 166,330,107 shares of common stock as of March 28, 2022 pursuant to awards issued under the Incentive Plan (which amount includes shares of common stock underlying Sharecare options that were issued in connection with the Business Combination upon conversion of awards outstanding under Legacy Sharecare’s equity incentive plans that were terminated in connection with the consummation of the Business Combination). The number of shares of common stock reserved for issuance under the Incentive Plan will be automatically increased on January 1st of each year for a period of ten years commencing on January 1, 2022, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding year. The number of shares of common stock delivered in satisfaction of awards under the Incentive Plan is determined (i) by reducing the share pool by the number of shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by reducing the share pool by the full number of shares covered by any portion of a SAR which is settled in shares of Sharecare common stock (and not only the number of shares delivered in settlement of a SAR), and (iii) by increasing the share pool by any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by Sharecare without the issuance of shares of Sharecare common stock (or retention, in the case of restricted stock or unrestricted stock) of shares of Sharecare common stock. The number of shares available for delivery under the Incentive Plan will not be increased by any shares that have been delivered under the Incentive Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by Sharecare. No fractional shares will be delivered under the Incentive Plan.
Director limits
The maximum value of all compensation granted or paid to any of Sharecare’s non-employee directors with respect to any calendar year, including awards under the Incentive Plan and cash fees or other compensation paid by Sharecare to any such director for services as a director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any awards under the Incentive Plan based on their grant date fair value and assuming maximum payout.
Types of awards
The Incentive Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, restricted stock units, performance awards and other awards that are convertible into or otherwise based on Sharecare common stock. Dividend equivalents may also be provided in connection with certain awards under the Incentive Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.

•
Stock options and SARs.
The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the Incentive Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of ISOs granted to certain stockholders). Other than in connection with certain corporate transactions or changes to Sharecare’s capital structure, stock options and SARs granted under the Incentive Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without shareholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of ISOs granted to certain stockholders).

•
Restricted and unrestricted stock and stock units.
The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

•	Performance awards. The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.

•
Other share-based awards.
The Administrator may grant other awards that are convertible into or otherwise based on shares of Sharecare common stock, subject to such terms and conditions as it determines.

•
Substitute awards.
The Administrator may grant substitute awards under the Incentive Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition, which substitute awards may have terms and conditions that are inconsistent with the terms and conditions of the Incentive Plan.

Vesting; terms of awards
The Administrator determines the terms and conditions of all awards granted under the Incentive Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any award if a participant is not in compliance with all applicable provisions of the Incentive Plan and/or any award agreement evidencing the grant of an award, or if the participant breaches any restrictive covenants.
Recovery of compensation
The Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any provision of the Incentive Plan or any award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant, or any company policy that relates to trading on non-public information and permitted transactions with respect to shares of common stock or provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.
Transferability of awards
Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Effect of certain transactions
In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of Sharecare’s assets or more than 50% of the shares of common stock, or Sharecare’s dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):

•	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;

•	The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or

•
The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment provisions
In the event of certain corporate transactions, including a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization, spin-off or other change in Sharecare’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the Incentive Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event. The Administrator may also make any such adjustments if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan or any outstanding awards. The Administrator is not required to treat participants or awards (or portions thereof) in a uniform manner in connection in the event of a covered transaction.
Amendments and termination
The Administrator may at any time amend the Incentive Plan or any outstanding award and may at any time suspend or terminate the Incentive Plan as to future grants. However, except as expressly provided in the Incentive Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the applicable award agreement). Any amendments to the Incentive Plan will be conditioned on stockholder approval to the extent required by applicable law, regulations or stock exchange requirements.
Term
No awards shall be granted under the Incentive Plan after the completion of ten years from the date on which the Incentive Plan was approved by the Sharecare Board or approved by Sharecare’s stockholders (whichever is earlier), but awards previously granted may extend beyond that time.
Potential Payments Upon Termination or Change of Control
The Employment Agreements and NEO Option Notice for each of Sharecare’s NEOs provide for post- termination benefits in a variety of circumstances. The amount of compensation payable in some cases may vary depending on the nature of the termination, whether as a result of termination with or without cause, termination for good reason and in the event of disability or death of the NEO. The following are general definitions have been summarized and are qualified in their entirety by the full text of the applicable agreements to which Sharecare’s NEOs are parties.

Under each NEO’s Employment Agreement, if the employment is terminated by Sharecare without “cause” (as defined in each Employment Agreement), or the NEO terminates his or her employment for “good reason” (as defined in each Employment Agreement, and which includes Sharecare’s non-renewal of the Employment Agreement), NEO will be entitled to receive the Accrued Amounts (as defined below), the Pro Rata Bonus (as defined below) and severance payments equal to (i) 12 months (the “Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (ii) 100% of the Performance Bonus based on actual performance for the year of termination. However, in the event that the employment is terminated by the Company without cause, or by Executive terminates his or her employment for good reason within 12 months following a “change in control” (as defined in each Employment Agreement), he or she will instead be entitled to receive the Accrued Amounts, the Pro Rata Bonus and change in control severance payments equal to (i) 18 months (the “CIC Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (ii) 150% of the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the NEO’s termination of employment. In connection with any termination by Sharecare without cause, or if the NEO terminates his or her employment for good reason, the NEO will also be entitled to reimbursement of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) that is in excess of active employee rates for such coverage during the Severance Period or the CIC Severance Period, as applicable, or until the NEO becomes eligible for health benefits through a subsequent employer, if earlier. The payment of severance and the COBRA benefit is subject to the NEO’s execution of a release of claims in favor of Sharecare and the NEO’s continued compliance with the restrictive covenants contained in the Employment Agreement.
Each Employment Agreement provides that, if the applicable NEO’s employment is terminated due to death or “disability” (as defined in each Employment Agreement), he or she (or his or her estate) will be entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) any amounts payable to the NEO for previously completed years in respect of the NEO’s Performance Bonus that have not been paid as of the date of termination, (iii) reimbursement for any reimbursable business expenses, (iv) payment for any accrued but unused vacation time and (v) such other benefits as may be provided under the terms of Sharecare’s benefits plans (collectively, the “Accrued Amounts”). In addition, the NEO (or his or her estate) will be entitled to receive an amount equal to the amount payable to the NEO in respect of the NEO’s Performance Bonus for service in the year in which the NEO’s termination occurs, based on actual performance through to the end of the year of termination, and pro-rated for the portion of such year occurring through the date of the NEO’s termination (the “Pro Rata Bonus”). If the NEO’s employment is terminated by Sharecare for cause, or the NEO terminates his or her employment without good reason, the NEO will only be entitled to receive the Accrued Amounts.
Additionally, all shares of common stock underlying any unvested options granted under the Incentive Plan in accordance with each NEO Option Notice will generally be forfeited upon termination of the NEO’s employment. Vested stock options generally will be exercisable for 90 days following termination of employment, one year following a termination of employment due to death or disability, or 45 days following a voluntary termination of employment without good reason. However, if an NEO’s options are continued, assumed or substituted in connection with a covered transaction, on a termination of employment by Sharecare without cause, or if the NEO terminates his or her employment for good reason, in each case within the 24 months following the covered transaction, then the NEO’s unvested time-vesting stock options and any remaining tranche of performance-vesting options will vest and become exercisable upon the NEO’s termination of employment.
Each of Sharecare’s NEOs also received stock options pursuant to the Sharecare, Inc. 2010 Equity Incentive Plan and the Sharecare, Inc. 2020 Equity Incentive Plan (collectively, the “Plans”) prior to the consummation of the Business Combination, which were assumed by Sharecare and converted into a stock option to acquire common stock administered under the Incentive Plan but with the same terms and conditions as applied to the stock options immediately prior to the Business Combination (subject adjustment of the shares underlying such option and per share exercise price in accordance with the Merger Agreement). The individual award agreements for stock options previously awarded under the Plans contained provisions for accelerated vesting of certain of the awards upon termination without Cause, resignation for Good Reason and Change in Control (in each case as defined in the applicable Employment Agreement). In each case where accelerated vesting is triggered, such stock options become 100% vested. In the case of performance based stock options, such options continue to be eligible for vesting in accordance with their respective vesting schedule (despite such without cause termination or good reason resignation).
Former Director Compensation
Legacy Sharecare’s historic policy was to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Legacy Sharecare directors did not received any cash compensation.
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on the Sharecare Board in 2021. Our Founder, Chairman and Chief Executive Officer, Mr. Arnold, does not receive additional compensation for his services as a director (his compensation as an executive is discussed above and detailed in the “Summary Compensation Table”).

Name (1)	Fees earned or paid in cash ($)	Stock Awards($) (2) (3)	Total ($)
Jeffrey A. Allred	35,000	136,040	171,040
John H. Chadwick	50,000	136,040	186,040
Sandro Galea	31,250	136,040	167,290
Kenneth R. Goulet	40,000	136,040	176,040
Veronica Mallet	25,000	136,040	161,040
Alan G. Mnuchin	30,000	136,040	166,040
Rajeev Ronanki (1)	—	—	—
Jeffrey Sagansky	27,500	136,040	163,540

(1)
Mr. Ronanki is employed by one of Sharecare’s largest customers and has declined any cash or equity compensation for his service as a director pursuant to his employer’s policy. Mr. Arnold is an employee of the Company, and therefore does not receive any compensation for his service on the Sharecare Board.

(2)
The amounts represent the aggregate grant-date fair value of RSUs granted to each director, computed in accordance with the FASB’s ASC Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. Each RSU was awarded to the applicable director in September 2021 and is scheduled to vest on the first anniversary date of the consummation of the Business Combination, subject to continued service through the vesting date.

(3)
As of December, 31, 2021, each non-employee director (other than Mr. Ronanki) held 19,000 RSUs under the Incentive Plan. In addition, Mr. Goulet and Dr. Galea held 712,585 and 61,570 options to purchase common stock, respectively, that represent Legacy Sharecare option awards assumed by Sharecare at closing of the Business Combination.

Director Compensation Program
In connection with the Business Combination, the compensation and human capital committee adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Sharecare stock to further align their interests with those of Sharecare’s stockholders. The new program provides the following compensation for non-employee directors following the Business Combination:

•	An annual cash retainer of $50,000;

•
An annual cash retainer of $22,500 for the chair of the audit committee, $20,000 for the chair of the compensation and human capital committee and $10,000 for the chair of the nominating and corporate governance committee;

•
An annual cash retainer of $10,000 for other members of the audit committee, $7,500 for other members of the compensation and human capital committee and $5,000 for other members of the nominating and corporate governance committee;

•	An additional annual cash retainer of $30,000 for serving as Lead Director, and

•
A one-time initial equity award made in connection with the Closing of the Business Combination that was granted in September 2021 and, thereafter, an annual equity award with a target grant date fair value of $190,000 with newly elected directors being eligible for a pro-rated award.

Each equity award described above will vest in full on the earlier of the first anniversary of the grant date (or the first anniversary of the Closing of the Business Combination in the case of the initial equity award) or the next annual meeting of stockholders, subject to continued service, or in such other circumstances as set forth in the applicable award agreement.
Sharecare’s Founder, Chairman and Chief Executive Officer, Mr. Arnold, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed above and detailed in the “Summary Compensation Table”). Additionally, one of Sharecare’s non-employee directors, Mr. Ronanki, who is employed by one of Sharecare’s largest customers, has declined any cash or equity compensation for his service pursuant to his employer’s policy.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, bylaws and the Warrant Agreement, which are exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our Charter and bylaws and the Warrant Agreement in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”
Authorized and Outstanding Capital Stock
The Charter authorizes the issuance of 615,000,000 shares, of which 600,000,000 shares are shares of Sharecare common stock, par value $0.0001 per share, and 15,000,000 shares are shares of Sharecare preferred stock, par value $0.0001 per share, including 5,000,000 shares of Series A Preferred Stock.
As of March 28, 2022, our issued and outstanding share capital consisted of: (i) 348,988,447 shares of common stock, held of record by approximately 265 holders, (ii) 5,000,000 shares of Series A Preferred Stock, held of record by one holder, and (iii) 18,324,066 warrants to purchase shares of common stock, consisting of 11,500,000 public warrants, 5,933,334 private placement warrants and 890,732 Legacy Sharecare warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Voting Rights
Holders of common stock are entitled to cast one vote per share of common stock on all matters to be voted on by stockholders. Unless specified in the Charter, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the common stock that are voted is required to approve any such matter voted on by stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the Sharecare Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock, including the Series A Preferred Stock, or any class or series of stock having a preference over, or the right to participate with, our common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of Sharecare, each holder of common stock will be entitled, pro rata on a per share basis, to all assets of Sharecare of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Sharecare then outstanding, including the Series A Preferred Stock.
Other Matters
Holders of shares of common stock do not have subscription, redemption or conversion rights.

Preferred Stock
The Charter provides that the Sharecare Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Sharecare’s assets, which rights may be greater than the rights of the holders of the Sharecare common stock.
The purpose of authorizing the Sharecare Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Sharecare’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of common stock.
Series A Preferred Stock
Voting Rights
Holders of Series A Preferred Stock have the same voting rights as our common stock and will be entitled vote on an as-converted-to-common stock basis on all matters to be voted on by stockholders generally. Sharecare will not, without the affirmative vote of a majority of the then outstanding Series A Preferred Stock, (i) amend, alter or repeal any provision of the Charter so as to adversely affect the rights or preferences of the Series A Preferred Stock, (ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of Sharecare, the payment of dividends or rights of redemption or (iii) increase or decrease the authorized number of the Series A Preferred Stock.
Dividend Rights
Holders of Series A Preferred Stock will share ratably with holders of common stock (based on the number of shares of Series A Preferred Stock held and on an as-converted-to-common stock basis) if and when any dividend is declared by the Sharecare Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Series A Preferred Stock with respect to the payment of dividends. The Series A Preferred Stock will not accrue separate dividends.
Liquidation Preference
On the liquidation, dissolution, distribution of assets or winding up of Sharecare, each holder of Series A Preferred Stock will be entitled to receive a liquidation preference equal to the then outstanding principal amount, plus any accrued and unpaid dividends (the “Liquidation Preference”). If, upon the voluntary or involuntary liquidation, winding-up or dissolution of Sharecare, the amounts payable with respect to the Liquidation Preference is not paid in full, the holders of the Series A Preferred Stock and any other such parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference. After payment of the full amount of the Liquidation Preference, the holders of the Series A Preferred Stock will have no right or claim to any of Sharecare’s remaining assets.

Conversion
Each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into shares of common stock at the Conversion Price, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. The number of shares of common stock to be issued upon conversion will be equal to the Liquidation Preference divided by the Conversion Price.
On or after the third anniversary of the issue date, Sharecare will have the right, at its option, to cause, under certain circumstances, any or all of the Series A Preferred Stock to be converted into shares of Sharecare common stock at the Conversion Price if the closing price of the Sharecare common stock exceeds 130% of the issue price for at least 20 trading days during a period of 30 consecutive trading days.
Mandatory Redemption
On the fifth anniversary of the issue date, Sharecare will be obligated to redeem the Series A Preferred Stock at the Liquidation Preference.
Change of Control
Unless earlier converted into Sharecare common stock, in the event of a “change of control,” Sharecare will have the option to (i) deliver a comparable preferred security (or require the surviving entity to assume the Series A Preferred Stock, as applicable) or (ii) redeem the Series A Preferred Stock for a price equal to the issue price.
Options
At the Closing, Legacy Sharecare had outstanding and unexercised options that were assumed by Sharecare and converted into the options to acquire 113,884,959 shares of common stock with the same terms and conditions as applied to such option immediately prior to the effective time of the Business Combinations. As of March 28, 2022, there were options to acquire 123,034,389 shares of common stock outstanding. At the Closing, each holder of Legacy Sharecare options entitled to receive Sharecare options also received an additional number of contingent stock options (the “contingent options”) to acquire shares of common stock equal to the product of (i) the number of Sharecare options held by such holder, and (ii) an earnout ratio, which product was rounded down to the nearest whole number of shares. Each contingent option will have the same per share exercise price as each closing Sharecare option, and will be subject to the original option terms. Each contingent option will become vested and exercisable on the later of the date set forth in the original option terms and, with respect to one half of the contingent options, the achievement of certain earnout conditions and, with respect to the remaining half of the contingent option, the achievement of the remaining earnout conditions, provided that the holder of the contingent option remains employed by Sharecare or its subsidiary through such date. Any contingent options that have not vested and become exercisable on the fifth anniversary of the Closing Date shall automatically be cancelled and terminate on the following day and the holder thereof will have no rights with respect to such contingent options thereafter. Notwithstanding anything to the contrary, if a contingent option is forfeited because a holder of the contingent option does not remain employed by, or in the service of, Sharecare or its subsidiary through an applicable vesting date, the shares of common stock underlying such contingent option shall revert back to the earnout escrow account for release, if applicable, to the stockholder earnout group.
Warrants and Earned Obligations
Public Warrants
As of March 28, 20221, there are an aggregate of 11,500,000 public warrants outstanding, which entitle the holder to acquire common stock. Each whole warrant will entitle the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. A holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on July 1, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
The registration statement of which this prospectus is a part includes the registration of the common stock issuable upon exercise of the warrants. We have agreed to use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. During any period when we will have failed to maintain an effective registration statement, warrant holders may exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined herein) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the average closing price of the common stock for the 10 trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent.
Notwithstanding the above, if our common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (in the same manner as described in the foregoing paragraph) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants for cash
We may call the warrants for redemption for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period or management has elected to require the exercise of the warrants on a “cashless basis” (as described below) and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
Beneficial Ownership Limitation
. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to all or substantially all of the holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and

(ii) the quotient of (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than as described above or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another entity or our conversion into another entity (other than a consolidation or merger in which we are the continuing corporation (and we are not a subsidiary of another entity whose stockholders did not own all or substantially all of our common stock in substantially the same proportions immediately before such transaction) and that does not result in any reclassification or reorganization of the outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the prospectus that formed a part of FCAC’s Registration Statement on Form S-1 that was filed in connection with the IPO, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants are not be redeemable by us for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants, including that they may be redeemed for shares of common stock. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (as defined herein) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Legacy Sharecare Warrants and Earned Obligations
As of March 28, 2022, 890,732 Legacy Sharecare warrants were outstanding. In addition, we have entered into, and may in the future enter into, contractual arrangements with certain customers and other parties and earnout arrangements in connection with acquisitions that, in each case, provide for the issuance of warrants and/or common stock upon achievement of specified milestones. As of December 31, 2021, these agreements provide for the issuance of up to 7,826,442 shares of common stock (which amount includes the Earnout Shares) and 10,173,582 warrants to purchase shares of common stock.

Exclusive Forum
Unless Sharecare consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of Sharecare, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Sharecare to Sharecare or Sharecare’s stockholders, (iii) any action asserting a claim against Sharecare, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the bylaws, or (iv) any action asserting a claim against Sharecare, its directors, officers or employees governed by the internal affairs doctrine, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision provided in the Charter does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Election of Directors
The Sharecare Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, Class I directors are elected to an initial one-year term (and three-year terms subsequently), the Class II directors are elected to an initial two-year term (and three-year terms subsequently) and the Class III directors are elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the Charter, the bylaws, and laws of the State of Delaware, where Sharecare is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. Sharecare believes that the benefits of increased protection give Sharecare the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Sharecare and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms. For additional information, see the section titled “
Risk Factors
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Risks Related to Owning Our Securities
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Anti-takeover provisions contained in our Charter as well as provisions of Delaware law, could impair a takeover attempt
.”
Authorized but Unissued Shares
The Charter provides that certain shares of authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Sharecare by means of a proxy contest, tender offer, merger, or otherwise.
Classified Board
The Charter provides that the Sharecare Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Sharecare Board is classified, directors may be removed only with cause by a majority of our outstanding shares. In addition, the Charter does not provide for cumulative voting in the election of directors
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Sharecare Board or a committee of the Sharecare Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Sharecare with certain information. Generally, to be timely, a stockholder’s notice must be received at Sharecare’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders.
The bylaws also specify requirements as to the form and content of a stockholder’s notice. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified Sharecare of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The bylaws also allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.
These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Sharecare.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders of Sharecare must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Special Meeting of Stockholders
The Charter and bylaws provide that special meetings of stockholders may be called only by the Chairman of the Sharecare Board, the Chief Executive Officer of Sharecare or the Sharecare Board pursuant to a resolution adopted by a majority of the Sharecare Board. Stockholders of Sharecare will not be eligible and will have no right to call a special meeting.

Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that Sharecare may amend, alter, change or repeal any provision contained in Charter, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner prescribed by Charter and the DGCL; provided, however, that, notwithstanding any other provision of the Charter or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of Sharecare required by law or by Charter, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of Sharecare entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of the Charter.
The Charter also provides that the Sharecare Board shall have the power to adopt, amend, alter, or repeal the bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Sharecare Board at which there is a quorum or by unanimous written consent. The stockholders of Sharecare are prohibited from adopting, amending, altering, or repealing the bylaws, or to adopt any provision inconsistent with the bylaws, unless such action is approved, in addition to any other vote required by the Charter, by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of Sharecare entitled to vote generally in the election of directors, voting together as a single class.
The Charter also provides that Sharecare will not, without the affirmative vote of a majority of the then outstanding Series A Preferred Stock, (i) amend, alter or repeal any provision of the Charter so as to adversely affect the rights or preferences of the Series A Preferred Stock, (ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of Sharecare, the payment of dividends or rights of redemption or (iii) increase or decrease the authorized number of the Series A Preferred Stock.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Sharecare’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since the Charter expressly elects to be governed by Section 203 of the DGCL, it will apply to Sharecare. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Sharecare for a three-year period. This provision may encourage companies interested in acquiring Sharecare to negotiate in advance with the Sharecare Board because the stockholder approval requirement would be avoided if the Sharecare Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Sharecare Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director (to the extent permitted under the DCCL), unless a director violated his or her duty of loyalty to Sharecare or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from its actions as a director.
The Charter and bylaws also provide that Sharecare must indemnify and advance expenses to Sharecare’s directors and officers to the fullest extent authorized by the DGCL. Sharecare also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Sharecare directors, officers, and certain employees for some liabilities. Sharecare believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Sharecare and its stockholders. In addition, your investment may be adversely affected to the extent Sharecare pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Sharecare’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
The Charter provides for the renouncement by Sharecare of any interest or expectancy of Sharecare in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Sharecare who is not an employee or office of Sharecare or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Sharecare expressly and solely in that director’s capacity as a director of Sharecare.

Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Sharecare’s stockholders will have appraisal rights in connection with a merger or consolidation of Sharecare. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Sharecare’s stockholders may bring an action in Sharecare’s name to procure a judgment in Sharecare’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Sharecare’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The Transfer Agent for Sharecare capital stock is Continental Stock Transfer & Trust Company.
Listing of Common Stock and Public Warrants
Sharecare’s common stock and public warrants are listed on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively.

RESTRICTIONS ON RESALE OF OUR COMMON STOCK
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-up Agreements
Sponsor Lock-up Agreements
Pursuant to the terms of the letter agreement entered into on September 24, 2020 in connection with the Company’s initial public offering (the “Letter Agreement”), the Sponsors and certain of the Company’s directors and officers agreed not to transfer any of the shares of common stock issued upon conversion of FCAC’s Class B common stock held by them until the earlier of (A) one year following the Closing; and (B) if the closing price of common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.

Legacy Sharecare Lock-up Agreements
In connection with the Business Combination, executive officers, directors and certain other stockholders of Legacy Sharecare entered into lock-up agreements pursuant to which they will not, subject to certain exceptions, transfer, assign or sell any of their common stock or securities exercisable for common stock until the earlier to occur of: (A) one year following the Closing; and (B) if the closing price of common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing (the “Lock-up Period”).
Notwithstanding the foregoing, such shareholders (other than Mr. Arnold) are permitted to sell (i) beginning on the 180th day after July 1, 2021 until the 269th day following July 1, 2021, the greater of 5% of such holder’s shares as of the effective time and 750,000 shares, and (ii) beginning on the 270th day after July 1, 2021 until the expiration of the Lock-up Period, the greater of 5% of such holder’s shares as of the effective time and 750,000 shares, plus any shares that were permitted to be, but not, transferred pursuant to clause (i) above.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Sharecare regarding the beneficial ownership of our common stock as of March 28, 2022 by:

•	each person known to Sharecare to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers and directors; and

•	all executive officers and directors of Sharecare as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock before this offering is based on 348,998,447 shares of common stock and issued and outstanding as March 28, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of shares of Common Stock	%	Voting Power**
Directors and Named Executive Officers
Alan G. Mnuchin (1)	5,710,836	*	*
Jeff Sagansky (2)	791,467	*	*
Jeff Arnold (3)(4)	37,307,433	10.7%	10.5%
John Chadwick (5)	36,893,128	10.6%	10.4%
Ken Goulet (3)(6)	956,699	*	*
Rajeev Ronanki (3)	—	—	—
Dr. Sandro Galea (3) (7) †	61,570	*	*
Jeffrey Allred (3)	406,165	*	*
Dr. Veronica Mallett (3)	—	—	—
Justin Ferrero (3)(8)	10,719,290	3.1%	3.0%
Dawn Whaley (3)(9)	11,812,327	3.4%	3.3%
All Directors and Executive Officers of Sharecare as a Group (14 Individuals) (10)	106,149,531	30.4%	30.0%
5% Beneficial Owners
Entities Affiliated with Claritas Capital (5)	36,893,128	10.6%	10.4%
* Denotes less than 1%
** Percentage of total voting power represents voting power with respect to all shares of common stock and Series A Preferred Stock (on an as converted basis), as a single class. The Series A Preferred Stock represent less than 5% of the total voting power of Sharecare.
(1)
Consists of (i) 1,067,773 shares of common stock issuable upon exercise of private placement warrants held by MMT Capital Holdings LLC (“MMT”) and (ii) 4,643,103 shares of common stock held by Falcon Equity Investors LLC. Mr. Mnuchin has voting and investment discretion with respect to the securities held of record by MMT. Eagle Falcon JV Co LLC, which is controlled by Mr. Mnuchin, is the managing member of Falcon Equity Investors LLC and has voting and investment discretion with respect to the common stock held of record by Falcon Equity Investors LLC. Eagle Falcon JV Co LLC and Mr. Mnuchin each disclaims any beneficial ownership of the securities held by Falcon Equity Investors LLC other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The business address for these securityholders is 3 Columbus Circle, 24 th
Floor, New York, NY 10019.
(2)	Consists of shares of common stock issuable upon exercise of private placement warrants. Mr. Sagansky’s business address is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(3)	The business address of each of these stockholders is 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305.
(4)
Consists of (i) 8,468,521 shares of common stock and (ii) 28,838,912 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Jeffrey Arnold, Arnold Media Group, LLC and JT Arnold Enterprises, II LLLP. Mr. Arnold is the beneficial owner and has sole voting and investment power over the referenced securities.

(5)
Consists of 36,857,499 shares of common stock and 35,629 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are the following funds and a managed account under management by entities controlled by John H. Chadwick, founder and partner of Claritas Capital, LLC and a director of Sharecare: Claritas Dozoretz Partners, LLC, Claritas Capital Fund IV, LP, Claritas Irby, LLC, Claritas Opportunity Fund 2013, LP, Claritas Opportunity Fund II, LP, Claritas Sharecare CN Partners, LLC. Claritas Opportunity Fund IV, L.P., Claritas Cornerstone Fund, LP, Claritas Sharecare 2018 Notes, LLC, Claritas Sharecare Notes, LLC, Claritas Sharecare 2019 Notes LLC, Claritas Opportunity Fund V, L.P., Claritas SC Bactes Partners, LLC, Claritas SC Partners, LLC, Claritas Sharecare F3 LLC, Claritas Sharecare-CS Partners, LLC, Claritas Frist Partners, LLC, Claritas Sharp Partners, LLC, Claritas Sharecare Partners LLC, Claritas Irby Partners II, LLC and Claritas Capital Management Services, Inc (collectively, including the managed account, the “Claritas Entities”). On behalf of the Claritas Entities, Mr. Chadwick has voting and investment power over the shares held by the Claritas Entities through his control of the entities that manage the Claritas Entities, which are: Claritas Capital, LLC, Claritas Capital SLP—V, GP, CC Partners IV, LLC, CC SLP V, GP, Claritas Capital EGF—V Partners, LLC, Claritas Capital EGF—IV Partners, LLC, Claritas Opportunity Fund Partners II, LLC, CC Partners IV, LLC, CC SLP IV, GP, CC SLP V, GP, Claritas SCB SLP, GP, CC Partners V, LLC, Claritas
SC-SLP
GP and Claritas Capital EGF—IV Partners, LLC (he controls Claritas Capital Management Services, Inc. as a director and as its president rather than through a managing entity). Mr. Chadwick expressly disclaims beneficial ownership of all securities held by the Claritas Entities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal address for Claritas Capital is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215.

(6)	Consists of (i) 244,114 shares of common stock and (ii) 712,585 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022.
(7)	Consists of options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022.
(8)
Consists of (i) 1,881,556 shares of common stock and (ii) 8,837,734 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Justin Ferrero, Arnold Media Group, LLC and JL Ferrero Enterprise LLLP. Mr. Ferrero is the beneficial owner and has sole voting and investment power over the referenced securities.

(9)
Consists of (i) 1,881,345 shares of common stock and (ii) 9,930,982 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Dawn Whaley, Arnold Media Group, LLC and Queen B Family Management Company, LLLP. Mrs. Whaley is the beneficial owner and has sole voting and investment power over the referenced securities.

(10)
Consists of an aggregate (i) 54,436,255 shares of common stock, (ii) 1,870,700 shares of common stock issuable upon exercise of private placement warrants and (iii) 49,842,576 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 87,656,687 shares of common stock (including (i) 3,728,533 shares of common stock that may be issued upon exercise of certain private placement warrants, (ii) 5,000,000 shares of common stock that may be issued upon conversion of Series A Preferred Stock and (iii) 1,905,236 Earnout Shares) and up to 3,728,533 private placement warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and private placement warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or private placement warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and private placement warrants beneficially owned, the aggregate number of shares of common stock and private placement warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and private placement warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 348,988,447 shares of common stock outstanding as of March 28, 2022.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or private placement warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and private placement warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”
Unless otherwise noted, the address for each of the Selling Securityholders listed below is 255 East Paces Ferry Road, Atlanta, GA 30305.

Selling Securityholder*	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered		Private Placement Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Entities affiliated with Claritas Capital (1)	36,893,128	—	37,000,501	(20)	—	—	—	—	—
Entities affiliated with Anthem, Inc. (2)	10,621,878	1,000,000	10,322,986	(20)	1,000,000	298,892	*	—	—

Selling Securityholder*	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered		Private Placement Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Spring Creek Capital, LLC (3)	9,000,000	—	9,000,000		—	—	—	—	—
Falcon Equity Investor LLC (4)	4,643,103	—	6,224,137	(20)	—	—	—	—	—
Jeffrey Arnold (5)	37,307,433	—	5,729,426	(20)	—	31,578,007	9.0%	—	—
Eldridge PIPE Holdings LLC (6)	3,910,100	—	3,910,000		—	—	—	—	—
Digital Alpha Fund (7)	1,500,000	—	1,500,000		—	—	—	—	—
Neal Aronson (8)	1,500,000	—	1,500,000		—	—	—	—	—
Alan Mnuchin (9)	1,067,773	1,067,773	1,067,773		1,067,773	—	—	—	—
Justin Ferrero (10)	10,719,290	—	1,016,959	(20)	—	9,702,331	2.8%	—	—
Dawn Whaley (11)	11,812,327	—	1,016,959	(20)	—	10,795,368	3.1%	—	—
Centaurus Advisors, LLC (12)	1,000,000	—	1,000,000		—	—	—	—	—
Exodus Capital LLC (13)	1,000,000	—	1,000,000		—	—	—	—	—
Jeff Sagansky (14)	791,467	791,467	791,467		791,467	—	—	—	—
Entities managed by UBS O’Connor LLC (15)	605,264	341,333	693,241	(20)	341,333	—	—	—	—
Point72 Associates LLC (16)	948,744	—	745,661		—	203,083	*	—	—
The HGC Fund, LP (17)	473,299	341,333	517,288	(20)	341,333	—	—	—	—
Sharecare Foundation	428,250	—	428,250		—	—	—	—	—
Jeff Allred	406,165	—	407,741		—	—	—	—	—
TWORDC Family Partnership, L.P. (18)	400,000	—	400,000		—	—	—	—	—
Other selling securityholders (19)	7,094,831	186,667	3,384,238	(20)	186,667	3,710,593	1.1%	—	—

*	Less than 1.0%
(1)
Shares of common stock beneficially owned prior to this offering consists of 36,857,499 shares of common stock and 35,629 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities to be registered are the following funds and a managed account under management by entities controlled by John H. Chadwick, founder and partner of Claritas Capital, LLC and a director of Sharecare: Claritas Dozoretz Partners, LLC, Claritas Capital Fund IV, LP, Claritas Irby, LLC, Claritas Opportunity Fund 2013, LP, Claritas Opportunity Fund II, LP, Claritas Sharecare CN Partners, LLC. Claritas Opportunity Fund IV, L.P., Claritas Cornerstone Fund, LP, Claritas Sharecare 2018 Notes, LLC, Claritas Sharecare Notes, LLC, Claritas Sharecare 2019 Notes LLC, Claritas Opportunity Fund V, L.P., Claritas SC Bactes Partners, LLC, Claritas SC Partners, LLC, Claritas Sharecare F3 LLC, Claritas Sharecare—CS Partners, LLC, Claritas Frist Partners, LLC, Claritas Sharp Partners, LLC, Claritas Sharecare Partners LLC, Claritas Irby Partners II, LLC and Claritas Capital Management Services, Inc (collectively, including the managed account, the “Claritas Entities”). On behalf of the Claritas Entities, Mr. Chadwick has voting and investment power over the shares held by the Claritas Entities through his control of the entities that manage the Claritas Entities, which are: Claritas Capital, LLC, Claritas Capital SLP—V, GP, CC Partners IV, LLC, CC SLP V, GP, Claritas Capital EGF—V Partners, LLC, Claritas Capital EGF—IV Partners, LLC, Claritas Opportunity Fund Partners II, LLC, CC Partners IV, LLC, CC SLP IV, GP, CC SLP V, GP, Claritas SCB SLP, GP, CC Partners V, LLC, Claritas
SC-SLP
GP and Claritas Capital EGF—IV Partners, LLC (he controls Claritas Capital Management Services, Inc. as a director and as its president rather than through a managing entity). Mr. Chadwick expressly disclaims beneficial ownership of all securities held by the Claritas Entities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal address for Claritas Capital is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215.
(2)
Shares of common stock beneficially owned prior to this offering include 4,621,878 shares of common stock held by ATH Holding Company, LLC, 5,000,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Blue Cross of California and 1,000,000 shares of common stock issuable upon exercise of the same number of private placement warrants held by Blue Cross of California. ATH Holding Company, LLC and Blue Cross of California are wholly—owned subsidiaries of Anthem. Scott Anglin, in his capacity as Senior Vice President, Treasurer and Chief Investment Officer of Anthem, Inc., may be deemed to have voting and dispositive power over the securities held by ATH Holding Company, LLC and Blue Cross of California. Mr. Anglin disclaims any beneficial ownership of the securities held by ATH Holding Company, LLC or Blue Cross of California other than to the extent of any pecuniary interest he may have therein, indirectly. The business address of ATH Holding Company, LLC and Blue Cross of California is 220 Virginia Avenue, Indianapolis, IN 46204.

(3)
Spring Creek, LLC (“Spring Creek”) is 100% owned by SCC Holdings and SCC Holdings is 100% owned by Koch Industries. Koch Industries and SCC Holdings may be deemed to beneficially own the common stock held by Spring Creek by virtue of Koch Industries’ ownership of SCC Holdings and SCC Holdings’ ownership of Spring Creek. The address for Spring Creek Capital, LLC is 4111 E. 37 th
 N, Wichita, KS 67220.

(4)
Falcon Equity Investors LLC is the record holder of the securities reported herein. Eagle Falcon JV Co LLC, which is controlled by Mr. Alan Mnuchin, is the managing member of Falcon Equity Investors LLC and has voting and investment discretion with respect to the common stock held of record by Falcon Equity Investors LLC. Eagle Falcon JV Co LLC and Mr. Mnuchin each disclaims any beneficial ownership of the securities held by Falcon Equity Investors LLC other than to the extent of any pecuniary interest each may have there in, directly or indirectly.

(5)
Shares of common stock beneficially owned prior to this offering consists of 8,468,521 shares of common stock and 28,838,912 options to purchase shares of common stock that are current exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced shares to be registered are Jeffrey Arnold, Arnold Media Group, LLC and JT Arnold Enterprises, II LLLP. Mr. Arnold is the beneficial owner and has sole voting and investment power over the referenced securities.

(6)
Eldridge PIPE Holdings, LLC is indirectly controlled by Eldridge Industries, LLC (“Eldridge”). Todd L. Boehly is the indirect controlling member of Eldridge, and in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock held by Eldridge PIPE Holdings, LLC. Eldridge is a private investment firm specializing in providing both equity and debt capital. Mr. Boehly is the Chairman, Chief Executive Officer and controlling member of Eldridge. The address for Eldridge PIPE Holdings LLC is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(7)	Consists of shares beneficially owned by Digital Alpha Fund II, LP and Digital Alpha Fund II-A, LP. The address for these holders is 3535 Executive Terminal Drive, Ste 100, Henderson, NV 89052.
(8)	The address for the selling securityholder is 1180 Peachtree Street NE, Suite 2500, Atlanta, GA 30309.
(9)
Shares of common stock beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of private placement warrants. MMT is the registered holder of the referenced private placement warrants and shares of common stock issuable upon exercise of such private placement warrants to be registered. Mr. Mnuchin has voting and investment discretion with respect to the securities held of record by MMT. The business address for the holders of these securities is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(10)
Shares of common stock beneficially owned prior to this offering consists of 1,881,556 shares of common stock and 8,837,734 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced shares to be registered are Justin Ferrero, Arnold Media Group, LLC and JL Ferrero Enterprise LLP. Mr. Ferrero is the beneficial owner and has sole voting and investment power over the referenced securities.

(11)
Shares of common stock beneficially owned prior to this offering consists of 1,881,345 shares of common stock and 9,930,982 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced shares to be registered are Dawn Whaley, Arnold Media Group, LLC and Queen B Family Management Company, LLLP. Mrs. Whaley is the beneficial owner and has sole voting and investment power over the referenced securities.

(12)
Centaurus Holdings, LLC is the general partner of Centaurus Capital LP. Centaurus Holdings, LLC is controlled by its manager, John D. Arnold. The business address of Centaurus is c/o Centaurus Capital LP, 1717 West Loop South, Suite 1800, Houston, TX 77027.

(13)	The address for Exodus Capital, LLC is 3223 Howell Mill Road NW, Atlanta, GA 30327.
(14)
Shares of common stock beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of private placement warrants. The business address of Mr. Sagansky is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(15)
Shares of common stock beneficially owned prior to this offering includes 341,333 shares of common stock issuable upon exercise the same number of private placement warrants. The registered holders of the referenced private placement warrants and shares of common stock to be registered are Nineteen77 Global Multi-Strategy Alpha Master Limited and Nineteen77 Global Merger Arbitrage Master Fund (collectively, the “UBS Entities”). Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of the UBS Entities, and may be deemed to have voting and dispositive power over the securities held by the UBS Entities. The business address of UBS O’Connor LLC is One North Wacker Drive, Chicago IL 60606.

(16)
Reflects securities held directly by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d—3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates, LLC is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford CT 06902.

(17)
Shares of common stock beneficially owned prior to this offering includes 341,333 shares of common stock issuable upon exercise the same number of private placement warrants. HGC Investment Management Inc., serves as the investment manager of The HGC Fund LP. The business address of HGC Investment Management Inc is 366 Adelaide, Suite 601, Toronto, Ontario, M5V 1R9 Canada.

(18)	The address for TWORDC Family Partnership, L.P. is 210 E. Capitol Street, Suite 1210, Jackson, MS 39201.
(19)
Shares of common stock beneficially owned prior to this offering consists of (i) 3,489,093 shares of common stock, (ii) 186,667 shares of common stock issuable upon exercise of private placement warrants and (iii) 3,419,071 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our common stock and less than 1% of the outstanding warrants to purchase shares of our common stock.

(20)	Includes Earnout Shares. See “Certain Relationships and Related Party Transactions—Sharecare—Earnout Escrow Agreement.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Earnout Escrow Agreement
In connection with the consummation of the Business Combination, on the Closing Date, Sharecare, the Stockholder Representative, the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, entered into the Earnout Escrow Agreement pursuant to which the Sponsor delivered 1,713,000 Sponsor Earnout Shares into escrow and Sharecare delivered 1,500,000 newly issued Company Earnout Sharers (including 448,355 shares underlying the contingent options) into escrow, in each case, that are subject to forfeiture if certain earn-out
conditions described more fully in the Earnout Escrow Agreement are not satisfied. If the earnout conditions are fully satisfied, the Sponsor Earnout Shares and the Sharecare Earnout Shares will be released to the Sponsor and the Legacy Sharecare stockholders who received shares of common stock or contingent options as a result of the Business Combination, respectively.
The Earnout Shares will be released and delivered such that
(i) one-half
of such shares will be released if the volume-weighted average price of shares of the common stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $12.50 per share and
(ii) one-half
of such shares will be released if the volume-weighted average price of shares of common stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $15.00 per share, in each case on or prior to the fifth anniversary of the Closing Date. If such conditions have not been satisfied following the fifth anniversary of the Closing Date, any earnout shares remaining in the earnout escrow account shall be automatically released to Sharecare for cancellation and neither the members of the stockholder earnout group nor the Sponsor shall have any right to receive such earnout shares or any benefit therefrom.
Registration Rights Agreement
In connection with the consummation of the Business Combination, on the Closing Date, FCAC, Sharecare, the Sponsor, certain FCAC stockholders and certain Legacy Sharecare stockholders entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement became effective immediately upon the Closing of the Business Combination.
Pursuant to the Registration Rights Agreement, Sharecare will be required to register for resale securities held by the stockholders party thereto. Sharecare will have no obligation to facilitate more than (1) three demands, made by the Sponsor, or its affiliates, that Sharecare register such stockholders’ securities and (2) three demands, made by the Sharecare stockholders that Sharecare register such stockholders’ securities, in each case, after the expiration of applicable lock-up
periods with respect to such securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by Sharecare. Sharecare will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Sharecare of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Sharecare, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Other Sharecare Related Party Transactions
During November 2016, we approved a strategic alliance with the Five Star. Mr. Jeff Arnold, our CEO, and Mr. John Chadwick, both stockholders and members of the board of directors of Sharecare, are also stockholders and members of the board of directors of Five Star. Pursuant to Sharecare’s strategic alliance with Five Star,

Sharecare and Five Star developed a customer service training application which used our voice technology software and have recently collaborated in connection with Sharecare’s Health Security product. Five Star made payments in the aggregate amount of approximately $180,000, $237,000 and $161,500 during the years ended December 31, 2021, 2020 and 2019, respectively, with respect to leasing of certain office space from us. In addition, Sharecare accounts receivable from Five Star as of December 31, 2021 was approximately $308,000.
The Company’s largest customer was an investor in $20.0 million of Legacy Sharecare’s
Series B-3
Convertible Notes, had a designated board representative on the Legacy Sharecare board of directors prior to the Business Combination. The Company recorded revenues from the customer of $48.0 million, $54.0 million and $56.2 million during the years ended December 31, 2021, 2020 and 2019, respectively. In addition, accounts receivable from the customer were $11.5 million and $9.5 million as of December 31, 2021 and 2020, respectively.
The Series D Preferred Stock, which converted into Series A Preferred Stock upon consummation of the Business Combination, is held by a customer that employs Rajeev Ronanki, a member of the Sharecare Board. As of December 31, 2021, $5.0 million in receivables were outstanding from this related party. Additionally, as of December 31, 2021 and 2020, long-term assets included $5.5 million and $0 of a non-cash
payment for up front research and development costs related to the issuance of the Series D Preferred Stock and a related commitment of $2.5 million per year through 2025 related to research and development activities. Revenues recognized from the customer for each of the years ended December 31, 2021, 2020 and 2019 totaled, $17.3 million, $3.9 million and $9.2 million, respectively.
Entities affiliated with Claritas Capital, which collectively beneficially own more than 5% of our outstanding common stock, was an investor in Legacy Sharecare’s Series B Convertible Notes, Series B-3 Convertible Notes and Series B-4 Convertible Notes (collectively, the “Claritas Held Convertible Notes”). The aggregate principal amount of the Clartias Held Convertible Notes as of December 31, 2021, 2020 and 2019 totaled $0, $136.7 million and $125.0 million, respectively. In addition, Claritas received cash interest payments of approximately $1.9 million, $1.4 million and $3.2 million during the years ended December 31, 2021, 2020 and 2019. At closing of the Business Combination, the principal amount of outstanding Claritas Held Convertible Notes totaled $136.7 million, the full amount of which converted into shares of common stock. John Chadwick, a member of the Legacy Sharecare board of directors prior to the Business Combination and a current member of the Sharecare Board, founded and is a partner of Claritas Capital.
In October 2019, Legacy Sharecare and Jeff Allred, a member of the Sharecare Board, entered into a loan agreement in the aggregate principal amount of $400,000. The loan agreement provided for PIK interest of 10% per annum from inception through February 2020, and 12.5% per annum thereafter until maturity. The full outstanding amount of $489,480 under the loan was repaid at closing of the Business Combination.
Pre-Business
Combination Related Person Transactions of FCAC
On June 5, 2020, the Sponsor purchased an aggregate of 8,625,000 shares of FCAC Class B common stock in exchange for a capital contribution of $25,000, or approximately $0.003 per share. On August 26, 2020, the Sponsor transferred 20,000 shares of FCAC Class B common stock to each of Edgar Bronfman Jr., Karen Finerman and Michael Ronen, three of our directors, resulting in the Sponsor holding 8,565,000 shares of FCAC Class B common stock.
The Sponsor purchased an aggregate of 5,933,334 private placement warrants in connection with FCAC’s IPO, at a price of $1.50 per warrant, or $8.9 million in the aggregate. Each private placement warrant entitles the holder to purchase one share of common stock at $11.50 per share.
FCAC
sub-leased
its executive offices at 660 Madison Avenue, 12th Floor, New York, NY 10065 from Ariliam Group LLC, an affiliate of the Sponsor, pursuant to an administrative services agreement. Commencing upon consummation of its IPO, FCAC reimbursed Ariliam Group LLC for office space, secretarial and administrative services provided to members of our management team in an amount not to exceed $15,000 per month. Upon completion of the Business Combination, we ceased paying these monthly fees.
FCAC’s officers and directors were entitled to reimbursement for any out-of-pocket
expenses incurred in connection with activities on FCAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. FCAC’s audit committee reviewed on a quarterly basis all payments that were made to our Sponsor, FCAC’s officers, directors or its or their affiliates.
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of its officers and directors may, but are not obligated to, loan FCAC funds as may be required on a non-interest
basis. Sharecare will repay such loaned amounts. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
In connection with the Business Combination, FCAC’s Sponsor entered into the Registration Rights Agreement (which amended and restated the existing registration rights agreement (as described above)), and the Sponsor entered into the Sponsor Agreement and the Acquiror Support Agreement.
Related Party Transaction Policy
Upon consummation of the Business Combination, the Sharecare Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions (as defined below).
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of the Sharecare Board;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of voting stock of Sharecare; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review Related Person Transactions.
Under the Related Person Transaction policy, the Related Person in question or, in the case of transactions with a beneficial holder of more than 5% of Sharecare’s common stock, an officer with knowledge of a proposed transaction, is required to present information regarding the proposed Related Person Transaction to the audit committee (or to another independent body of the Sharecare Board) for review. To identify Related Person Transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering Related Person Transactions, the audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the Related Person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of Sharecare;

•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock and the acquisition, exercise, disposition and lapse of our warrants. This discussion applies only to our common stock and warrants that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our common stock or warrants in this offering.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to consequences relating to the alternative minimum tax, the Medicare tax on certain net investment income, the special tax accounting rules under Section 451(b) of the Code and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to shares of common stock or warrants;

•	persons holding our shares of common stock or warrants as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock or warrants, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock and the acquisition, exercise, disposition and lapse of our warrants.
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS or a court will agree with the discussion herein regarding the tax consequences of the acquisition, ownership and disposition of our common stock or the acquisition, exercise, disposition and lapse of our warrants. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND THE ACQUISITION, EXERCISE, DISPOSITION AND LAPSE OF OUR WARRANTS. EACH PROSPECTIVE INVESTOR IN OUR SHARES OF COMMON STOCK OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK AND THE ACQUISITION, EXERCISE, DISPOSITION AND LAPSE OF OUR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “
U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.
Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.
Exercise of a Warrant
. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon exercise of a warrant for cash. The U.S. holder’s initial tax basis in the share of our common stock received upon exercise of the warrant will generally be an amount equal to its tax basis in the warrant plus the exercise price of such warrant. It is unclear whether a U.S. holder’s holding period for our common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. holder held the warrants.
In certain circumstances, the warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in our common stock received upon exercise of the warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
. Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. holder’s adjusted tax basis in the warrant. A U.S. holder’s adjusted tax basis in its warrants will generally equal the U.S. holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. holder (as described below under “
U.S. Holders—Possible Constructive Distributions
”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a warrant is allowed to lapse unexercised, a U.S. holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. Any such loss generally will be a capital loss and will be long- term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions
. The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “
Description of Securities – Warrants and
Earned Obligations
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or an adjustment to the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “
U.S. Holders – Taxation of Distributions
” in the same manner as if such U.S. holder received a cash distribution from us on our common stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock or warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock or warrants. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock and the acquisition, exercise, disposition and lapse of our warrants.
Taxation of Distributions.
In general, any distributions we make (including constructive distributions, if any, that we are deemed to make) to a Non-U.S. holder of shares of our common stock or warrants, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend (determined in the manner described above under “
Possible Constructive Distributions
”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “
Non-U.S. Holders— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “
Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Exercise of a Warrant
. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “
U.S.Holders – Exercise of a Warrant
” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. holder would be the same as those described below in “
Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
”.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.
A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or warrants or an expiration or redemption of our warrants, unless:

•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock or warrants, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.
We believe that we are not, and do not anticipate becoming, a United States real property holding corporation; however, there can be no assurance that we will not become a United States real property holding corporation in the future. We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of our common stock or warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends, if any) on our common stock or warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 17,433,334 shares of our common stock that may be issued upon exercise of the warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 87,656,687 shares of common stock (including (1) 3,728,533 shares of common stock that may be issued upon exercise of the private placement warrants, (2) 5,000,000 shares of common stock that may be issued upon conversion of the Series A Preferred Stock and (3) 1,905,236 Earnout Shares) and (ii) up to 3,728,533 private placement warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement or other agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata
in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and public warrants are currently listed on Nasdaq under the symbols “SHCR” and “SHCRW” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-up Agreements
Certain of our stockholders have entered into lock-up agreements. See “
Restrictions of Resale of our
Common Stock—Lock-up Agreements.
”

LEGAL MATTERS
King & Spalding LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sharecare, Inc.
EXPERTS
The consolidated financial statements of Sharecare, Inc. at December 31, 2021 and December 31, 2020, and for each of the three years in the period ended December 31, 2021, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the common stock and private placement warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an Internet website at
www.sharecare.com
. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Sharecare, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Sharecare, Inc. (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, redeemable noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2011.
Atlanta, Georgia
March 31, 2022

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$271,105	$22,603
Accounts receivable, net (net of allowance for doubtful accounts of $6,212 and $5,707, respectively)	103,256	70,540
Other receivables	5,327	3,152
Prepaid expenses	8,819	3,876
Other current assets	2,459	1,521

Total current assets	390,966	101,692
Property and equipment, net	4,534	4,073
Other long-term assets	12,173	6,226
Intangible assets, net	155,086	78,247
Goodwill	192,442	75,736

Total assets	$755,201	$265,974

Liabilities, Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$27,155	$19,346
Accrued expenses and other current liabilities (Note 4)	51,653	41,669
Deferred revenue	11,655	9,907
Contract liabilities, current	4,597	4,045
Debt, current (Note 7 and 13)	—	400

Total current liabilities	95,060	75,367
Contract liabilities, noncurrent	1,745	6,261
Warrant liabilities	10,820	4,963
Long-term debt (Note 7 and 13)	419	171,824
Other long-term liabilities	24,116	17,015

Total liabilities	132,160	275,430
Commitments and contingencies (Note 12)
Redeemable noncontrolling interest	—	4,000
Series A redeemable convertible preferred stock, $0.0001 par value; 5,000,000 and no shares authorized; 5,000,000 and no shares issued and outstanding, aggregate liquidation preference of $50,000 and $0 as of December 31, 2021 and 2020, respectively (1)	58,205	—
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 600,000,000 and 424,353,300 shares authorized; 345,788,707 and 217,106,957 shares issued and outstanding as of December 31, 2021 and 2020, respectively (1)	35	22
Additional paid-in capital	1,042,164	377,134
Accumulated other comprehensive loss	(2,061)	(702)
Accumulated deficit	(477,113)	(392,113)

Total Sharecare, Inc. stockholders’ equity (deficit) (1)	563,025	(15,659)
Noncontrolling interest in subsidiaries	1,811	2,203

Total stockholders’ equity (deficit) (1)	564,836	(13,456)

Total liabilities, redeemable noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$755,201	$265,974

(1)	Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.
The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2020	2019
Revenue	$412,815	$328,805	$339,541
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	203,218	160,911	179,967
Sales and marketing	51,407	33,335	33,993
Product and technology	74,438	44,078	45,855
General and administrative	136,594	83,238	65,824
Depreciation and amortization	32,601	24,684	23,782

Total costs and operating expenses	498,258	346,246	349,421

Loss from operations	(85,443)	(17,441)	(9,880)
Other income (expense):
Interest income	96	71	149
Interest expense	(27,662)	(31,037)	(28,685)
Loss on extinguishment of debt	(1,148)	—	—
Other income (expense)	27,007	(9,709)	(808)

Total other income (expense)	(1,707)	(40,675)	(29,344)

Loss before income tax benefit (expense) and loss from equity method investment	(87,150)	(58,116)	(39,224)
Income tax benefit (expense)	2,021	1,557	(213)
Loss from equity method investment	—	(3,902)	—

Net loss	(85,129)	(60,461)	(39,437)
Net (loss) income attributable to noncontrolling interest in subsidiaries	(129)	(443)	543

Net loss attributable to Sharecare, Inc.	$(85,000)	$(60,018)	$(39,980)

Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.30)	$(0.28)	$(0.19)
Weighted-average common shares outstanding, basic and diluted (1)	281,026,365	215,094,037	205,888,637
Net loss	$(85,129)	$(60,461)	$(39,437)
Other comprehensive loss adjustments:
Foreign currency translation	(1,486)	(241)	(583)

Comprehensive loss	(86,615)	(60,702)	(40,020)
Comprehensive (loss) income attributable to noncontrolling interest in subsidiaries	(256)	(1,184)	428

Comprehensive loss attributable to Sharecare, Inc.	$(86,359)	$(59,518)	$(40,448)

(1)	Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.
The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTEREST, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)(1)
(In thousands, except share amounts)

	Redeemable Noncontrolling Interest	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interest in Subsidiaries	Total Stockholders’ Equity (Deficit)
		Shares	Amount	Shares	Amount
Balance at December 31, 2018, as previously reported	$—	810,354	$158,653	2,013,526	$2	$148,675	$(734)	$(293,593)	$2,823	$(142,827)
Conversion of shares due to Reverse Recapitalization	—	(810,354)	(158,653)	199,212,040	20	158,635	—	—	—	158,655

Balance at December 31, 2018, effect of Reverse Recapitalization	$—	—	$—	201,225,566	$22	$307,310	$(734)	$(293,593)	$2,823	$15,828

Stock options exercised	—	—	—	97,482	—	69	—	—	—	69
Issuance of common stock for previously reserved Lucid Shares	—	—	—	51,805	—	—	—	—	—	—
Issuance of Series C preferred stock, net of issuance costs	—	—	—	4,809,951	—	25,330	—	—	—	25,330
Issuance of warrants in connection with debt and revenue arrangements	—	—	—	—	—	2,639	—	—	—	2,639
Conversion of warrants to common shares	—	—	—	4,866,602	—	1	—	—	—	1
Beneficial conversion feature in connection with convertible debt	—	—	—	—	—	702	—	—	—	702
Cumulative effect of adopting ASU 2014-09	—	—	—	—	—	—	—	1,478	—	1,478
Share-based compensation	—	—	—	—	—	3,532	—	—	—	3,532
Currency translation adjustment	—	—	—	—	—	—	(468)	—	(115)	(583)
Net income (loss) attributable to noncontrolling interest in subsidiaries	—	—	—	—	—	—	—	—	543	543
Net income (loss) attributable to Sharecare, Inc.	—	—	—	—	—	—	—	(39,980)	—	(39,980)

Balance at December 31, 2019	$—	—	$—	211,051,406	$22	$339,583	$(1,202)	$(332,095)	$3,251	$9,559

Stock options exercised	—	—	—	352,658	—	338	—	—	—	338
Beneficial conversion feature in connection with convertible debt	—	—	—	—	—	(135)	—	—	—	(135)
Issuance of redeemable noncontrolling interest for and stock for Visualize Health acquisitions	5,040	—	—	—	—	584	—	—	—	584

	Redeemable Noncontrolling Interest	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interest in Subsidiaries	Total Stockholders’ Deficit
		Shares	Amount	Shares	Amount
Change in fair value of redeemable noncontrolling interest in subsidiaries	960	—	—	—	—	(960)	—	—	—	(960)
Issuance of stock for Mindsciences acquisition	—	—	—	3,386,990	—	7,548	—	—	—	7,548
Issuance of stock for Wellstar investment	—	—	—	890,732	—	6,745	—	—	—	6,745
Issuance of stock for WhitehatAI acquisition	—	—	—	1,425,171	—	2,160	—	—	—	2,160
Issuance of warrants in connection with debt and revenue arrangements	—	—	—	—	—	1,097	—	—	—	1,097
ASC 810-10 Visualize Health NCI Attribution	—	—	—	—	—	(7)	—	—	—	(7)
Share-based compensation	—	—	—	—	—	19,160	—	—	—	19,160
Redemption of Visualize Health put options	(974)	—	—	—	—	—	—	—	—	—
Expiration of Visualize Health put options	(1,026)	—	—	—	—	890	—	—	136	1,026
Net income (loss) attributable to noncontrolling interest in subsidiaries	—	—	—	—	—	—	—	—	(443)	(443)
Currency translation adjustment	—	—	—	—	—	—	500	—	(741)	(241)
Net income (loss) attributable to Sharecare, Inc.	—	—	—	—	—	—	—	(60,018)	—	(60,018)
Other	—	—	—	—	—	131	—	—	—	131

Balance at December 31, 2020	$4,000	—	$—	217,106,957	$22	$377,134	$(702)	$(392,113)	$2,203	$(13,456)

Stock options exercised	—	—	—	15,067,237	2	15,432	—	—	—	15,434
Issuance of common stock for doc.ai acquisition	—	—	—	8,435,301	1	81,292	—	—	—	81,293
Settlement of contingent liability on WhitehatAI earnout	—	—	—	—	—	595	—	—	—	595
Issuance of Series D redeemable convertible preferred stock, net of issuance costs and antidilution provision	—	4,453,659	51,754	—	—	—	—	—	—	—
Issuance of stock for Carelinx acquisition	—	—	—	1,262,475	—	10,348	—	—	—	10,348
Issuance of stock for doc.ai antidilution provision	—	—	—	1,052,398	—	12,682	—	—	—	12,682
Issuance of stock for Series D antidilution provision	—	546,341	6,451	—	—	—	—	—	—	—
Issuance of warrants in connection with debt and revenue arrangements	—	—	—	—	—	79	—	—	—	79
Common stock issued to settle contingent consideration from acquisitions in prior years	—	—	—	1,078,213	—	—	—	—	—	—

	Redeemable Noncontrolling Interest	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interest in Subsidiaries	Total Stockholders’ Deficit
		Shares	Amount	Shares	Amount
Common stock issued upon vesting of restricted stock units	—	—	—	31,250	—	—	—	—	—	—
Conversion of warrants to common shares	—	—	—	11,647,316	1	11,480	—	—	—	11,481
Conversion of convertible notes to common shares	—	—	—	37,695,910	4	136,395	—	—	—	136,399
Business Combination and Private Placement financing, net of issuance costs	—	—	—	57,451,915	6	376,570	—	—	—	376,576
Cumulative effect of adopting ASU 2021-08	—	—	—	—	—	—	—	593	—	593
Dissolution of redeemable noncontrolling interest for Visualize Health	(4,000)	—	—	895,435	—	4,136	—	—	(136)	4,000
Share-based compensation	—	—	—	—	—	46,780	—	—	—	46,780
Other	—	—	—	66,555	—	(988)	—	—	—	(988)
Currency translation adjustment	—	—	—	—	—	—	(1,341)	—	(145)	(1,486)
Repurchased shares of common stock related to exercise of employee stock options	—	—	—	(6,002,255)	(1)	(29,771)	—	—	—	(29,772)
Net income (loss) attributable to noncontrolling interest in subsidiaries	—	—	—	—	—	—	(18)	—	(111)	(129)
Net income (loss) attributable to Sharecare, Inc.	—	—	—	—	—	—	—	(85,593)	—	(85,593)

Balance at December 31, 2021	$—	5,000,000	$58,205	345,788,707	$35	$1,042,164	$(2,061)	$(477,113)	$1,811	$564,836

(1)	Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.
The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(85,129)	$(60,461)	$(39,437)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	32,601	24,684	23,782
Non-cash interest expense	4,680	20,776	9,136
Write-off of deferred financing fees and debt discount	12,063	—	—
Loss on extinguishment of debt	1,148	—	—
Amortization of contract liabilities	(5,616)	(5,678)	(5,749)
Accretion of contract liabilities	1,561	2,053	2,459
Loss from equity method investment	—	3,902	—
Change in fair value of warrant liability and contingent consideration	(26,123)	9,647	566
Share-based compensation	46,780	19,160	3,532
Deferred income taxes	(2,196)	(1,604)	(290)
Payment of PIK interest	(8,717)	—	—
Other	2,270	1,094	498
Changes in operating assets and liabilities:
Accounts receivable, net and other receivables	(31,469)	8,104	(2,737)
Prepaid expenses and other assets	(4,810)	(378)	987
Accounts payable and accrued expense	9,381	9,239	(1,195)
Deferred revenue	(527)	(15,777)	11,025

Net cash provided by (used in) used in operating activities	(54,103)	14,761	2,577
Cash flows from investing activities:
Acquisition of Visualize Health	—	(2,000)	—
Acquisition of MindSciences	—	140	—
Acquisition of CareLinx	(54,774)	—	—
Acquisition of doc.ai	(16,784)	—	—
Purchases of property and equipment	(2,423)	(1,814)	(1,695)
Capitalized internal-use software costs	(38,406)	(15,497)	(14,949)

Net cash used in investing activities	(112,387)	(19,171)	(16,644)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock and warrants, net of issuance costs	50,000	6,774	25,251
Proceeds from issuance of debt	20,000	38,000	35,400
Repayment of debt	(66,350)	(40,000)	(38,142)
Net proceeds from Reverse Recapitalization with Falcon Capital Acquisition Corp.	426,240	—	—
Proceeds from exercise of common stock options	5,964	336	69
Repurchased shares of common stock related to exercise of employee stock options	(19,581)	—	—
Payments on capital lease obligations	(1,052)	(1,268)	(1,781)
Financing costs	(1)	(72)	—

Net cash provided by financing activities	415,220	3,770	20,797

Effect of exchange rates on cash and cash equivalents	(228)	(435)	(138)
Net (decrease) increase in cash and cash equivalents	248,502	(1,075)	6,592
Cash and cash equivalents at beginning of period	22,603	23,678	17,086

Cash and cash equivalents at end of period	$271,105	$22,603	$23,678

Supplemental disclosure of cash flow information:
Cash paid for interest	$19,946	$9,942	$16,624
Cash paid for income taxes	$52	$162	$653
Noncash financing activities:
Deferred offering costs not yet paid	$—	$2,071	$—
The accompanying notes are an integral part of these consolidated financial statements.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

1.	Nature of Business and Significant Accounting Policies
Nature of Business
Sharecare, Inc. (“Sharecare” or the “Company”) was founded in 2009 to develop an interactive health and wellness platform and began operations in October 2010. Sharecare’s virtual health platform is designed to help people, patients, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. The platform is designed to connect each stakeholder to the health management tools they need to drive engagement, establish sustained participation, increase satisfaction, reduce costs, and improve outcomes. Sharecare bridges scientifically validated clinical programs with content to deliver a personalized experience for its members, beginning with the RealAge
®
test, Sharecare’s health risk assessment that shows members the true age of their body, capitalizing on people’s innate curiosity of how “young” they are to draw them into the platform. The Sharecare platform provides members with a personalized action plan to guide and educate them on the habits and behaviors making the biggest impact, both positive and negative, on their RealAge. Sharecare provides the resources members need to manage their health through lifestyle or disease management and coaching programs, such as diabetes management and smoking cessation, well-being solutions, such as financial health and anxiety management; care navigation tools such as find-a-doctor,
prescription savings, clinical decision support, medical records, home care, and more. Additionally, Sharecare, through its subsidiary Sharecare Health Data Services, LLC (“HDS”), provides secure, automated release of information, audit and business consulting services to streamline the medical records process for medical facilities. Sharecare delivers value via its provider, enterprise, and life sciences channels. The consumer solutions channel (as referenced in previous filings) was renamed the life sciences channel in January 2022 in order to more accurately portray the customer base of the channel.
SPAC Transaction
On July 1, 2021, Falcon Capital Acquisition Corp., the Company’s predecessor and a Delaware corporation (“FCAC”), consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”), and the stockholder representative. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). In addition, in connection with the consummation of the Business Combination, the Company changed its name to “Sharecare, Inc.” and Legacy Sharecare changed its name to “Sharecare Operating Company, Inc.”
Pursuant to the Merger Agreement, FCAC acquired all of the outstanding equity interests of Legacy Sharecare in a transaction valued at approximately $3.82 billion. At Closing, Legacy Sharecare stockholders received an aggregate of 271,051,959 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) and approximately $91.7 million in cash consideration paid on a pro rata basis with respect to Cash Electing Shares (as defined in the Merger Agreement). As a result of the Business Combination, the Company received gross proceeds of over $571 million, prior to transaction expenses and payment of cash consideration. The Business Combination is further described in Note 2.
During July 2021, the Company settled substantially all of its existing indebtedness, totaling $178.4 million in connection with the consummation of the Business Combination and pursuant to the terms of the Merger Agreement. The Company still maintains a senior secured revolving credit facility (the “Revolving Facility”) pursuant to the Senior Secured Credit Agreement (as defined herein).

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Basis of Presentation
The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).
Pursuant to the Merger Agreement, the merger between Merger Sub and Legacy Sharecare was accounted for as a reverse recapitalization in accordance with GAAP (the “Reverse Recapitalization”). Under this method of accounting, FCAC was treated as the “acquired” company and Legacy Sharecare was treated as the acquirer for financial reporting purposes.
Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC are stated at historical cost, with no goodwill or other intangible assets recorded.
Legacy Sharecare was determined to be the accounting acquirer in the Business Combination based on the following predominant factors at the time of the transaction:

•	Legacy Sharecare’s existing stockholders have the greatest voting interest in the Company;

•	The largest individual minority stockholder in the Company was a stockholder of Legacy Sharecare;

•	Legacy Sharecare’s directors represent the majority of the new board of directors of the Company;

•	Legacy Sharecare’s senior management is the senior management of the Company; and

•	Legacy Sharecare is the larger entity based on historical revenue and has the larger employee base.
The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of Legacy Sharecare. The shares and corresponding capital amounts and losses per share, prior to the Reverse Recapitalization, have been retroactively restated based on shares reflecting the exchange ratio of 71.26 (the “Exchange Ratio”) established in the Business Combination.
Consolidation Policy
The consolidated financial statements include the accounts of Sharecare, Inc. and its wholly owned subsidiaries: Sharecare Operating Company, Inc., Lucid Global, Inc.; Healthways SC LLC; Sharecare Health Data Services, Inc.; HDS; Visualize Health, LLC; MindSciences, Inc.;
SC-WHAI,
LLC; Sharecare GMBH, a German-based subsidiary; Sharecare Digital Health International Limited; Sharecare SAS, a French-based subsidiary; Sharecare Services GMBH, a German-based subsidiary; Sharecare Australia Pty Limited, an Australian-based subsidiary; and Sharecare NZ Limited, a New Zealand-based subsidiary; doc.ai, Inc.; CareLinx Inc.; as well as Sharecare Brasil Servicos de Consultoria Ltda, a
Brazil-based subsidiary
in which Sharecare has a controlling interest. The Company entered into a joint venture with HInsight-Customer Care Holdings (HCA) — both the Company and HCA have an ownership in
HICCH-SCL,
LLC. All intercompany balances and transactions have been eliminated in consolidation.
Segment Information
The Company operates as a single operating segment. The Company’s chief operating decision maker is its chief executive officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources for the entire company.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Reclassifications
Certain prior period amounts previously recorded to long-term debt have been reclassified to other long-term liabilities and accrued expenses in the Consolidated Balance Sheets in order to conform to the current period presentation. Additionally, certain prior period amounts on the Consolidated Statements of Cash Flows previously reported in other have been reclassified to the Change in fair value of warrant liability and contingent consideration line item in order to conform to the current period presentation. These reclassifications had no effect on the previously reported results of operations.
Use of Estimates
The preparation of these consolidated financial statements in conformity with GAAP requires the use of management estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements are revenue recognition, the valuation of assets and liabilities acquired in business combinations, the valuation of common stock prior to the Business Combination, stock-based compensation, and income taxes. The Company bases its estimates on historical experience, known trends, and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Concentration of Credit Risk
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company’s cash deposits are held with well-known financial institutions and may exceed federally insured limits. The Company grants credit to its customers during the normal course of business and generally requires no collateral from its customers.
Domestic revenues from operations represent approximately 95%, 95% and 94% of total revenue during the years ended December 31, 2021, 2020 and 2019, respectively. One customer accounted for 11%, 16% and 17% of the Company’s total revenues during the years ended December 31, 2021, 2020 and 2019, respectively.
As of December 31, 2021 and 2020 there was one customer that individually accounted for 11% and 14%, respectively, of the Company’s accounts receivable, net.
Fair Value Measurements
The carrying value of the Company’s financial instruments, including cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximates fair value due to their short-term nature.
The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy that requires management to maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities

•
Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability
Assets and Liabilities that are Measured at Fair Value on a
Non-recurring
Basis
Assets and liabilities that may be measured at fair value on a non-recurring
basis relate primarily to the Company’s tangible fixed assets, equity method investment, goodwill and other intangible assets. For these assets, the Company does not periodically adjust the carrying value to fair value except in the event of impairment. When the Company determines that an impairment has occurred, the carrying value of the asset is reduced to its fair value and an impairment charge is recorded within operating income in the Consolidated Statements of Operations and Comprehensive Loss.
Further, in connection with business combinations, the values of certain assets acquired have been recorded at fair value using Level 3 inputs. The fair values of definite-lived intangible assets acquired in these acquisitions were estimated primarily based on the income approach. The income approach estimates fair value based on the present value of the cash flows that an asset is expected to generate in the future. The Company develops internal estimates for the expected cash flows from acquired assets and estimates of discount rates used in the present value calculations. In certain instances, the Company also estimates fair value based on market multiples of comparable companies, when using the market approach.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less from the date of purchase. Cash equivalents generally consist of investments in money market funds.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable consists of trade accounts receivable which are due under normal trade terms requiring payment typically within 45 days from the invoice date. Bad debts are provided for based on historical experience and management’s evaluation of outstanding accounts receivable at the end of each year. It is reasonably possible that the estimates will change in the near term. Management evaluates whether accounts are delinquent on a case-by-case
basis and based on historical experience.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The changes in the allowance for doubtful accounts are as follows (in thousands):

	Year Ended December 31,
	2021	2020
Allowance for doubtful accounts – beginning balance	$5,707	$3,874
Provision for doubtful accounts	3,029	5,473
Amounts written off and other adjustments	(2,524)	(3,640)

Allowance for doubtful accounts – ending balance	$6,212	$5,707

Property and Equipment
Property and equipment are recorded at the original acquisition cost and depreciated over their estimated useful lives using the straight-line method. Repairs and maintenance costs are expensed as incurred.
Business Combinations
The Company accounts for business acquisitions in accordance with ASC Topic 805, Business Combinations. The Company measures the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred by the acquirer, the liabilities incurred by the acquirer to former owners of the acquiree, the liabilities assumed by the acquirer from the acquiree, and the equity instruments issued by the acquirer. Transaction costs directly attributable to the acquisition are expensed as incurred. The Company records goodwill for the excess of (i) the total costs of acquisition and fair value of any noncontrolling interests over (ii) the fair value of the identifiable net assets of the acquired business.
Other Long-Term Assets
Long-term other assets include security deposits associated with the leasing of office space of $0.7 million and $0.8 million as of December 31, 2021 and 2020, respectively, as well as tax credits that can be used to reduce the Company’s taxable income in France (or that are receivable in cash if not used within three years) of $1.4 million and $1.5 million as of December 31, 2021 and 2020, respectively. As of December 31, 2021, long-term assets also includes $6.1 million primarily consisting of a non-cash
payment for up front research and development costs related to the issuance of Series D redeemable convertible preferred stock (the “Series D preferred Stock””) prior to the Business Combination, for which amortization is recorded to Product and technology in the Consolidated Statement of Operations and Comprehensive Loss on a straight-line basis. As of December 31, 2020, long-term assets also included $2.1 million of deferred costs associated with the Business Combination which was reclassified against proceeds and additional paid-in
capital during the current year.
Intangible Assets
The Company amortizes the identified intangible assets with a finite life over their respective useful lives on a straight-line basis which approximates the pattern in which the economic benefits are consumed. Intangible assets deemed to have indefinite lives are not amortized, but are subjected to annual tests of impairment or more frequently if indicators of impairment are identified.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Intangible assets have useful lives within the following ranges:

Internal use software	3–5 years
Technology – features/content	7–15 years
Trade name	4–indefinite years
Customer relationships	9–16 years
Contract Liabilities
In connection with acquisitions, the Company recognized current and noncurrent contract liabilities, representing off-market
values associated with: (i) certain office lease agreements (amortization will continue through 2024) and (ii) certain wellness program royalty agreements (amortization will continue through 2023). Amortization of these contract liabilities during the year ended December 31, 2021 was $5.6 million. Of that amount, $1.7 million was included within cost of revenues and $3.9 million was included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Amortization of these contract liabilities during the year ended December 31, 2020 was $5.7 million. Of that amount, $1.7 million was included within cost of revenues and $4.0 million was included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Amortization of these contract liabilities during the year ended December 31, 2019 was $5.7 million. Of that amount, $1.6 million was included within cost of revenues and $4.1 million was included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
Deferred Financing Fees, Net
In connection with obtaining loans, the Company incurred and capitalized fees that were settled in cash and warrants. In addition, in connection with the modification of historical convertible debt instruments and through the issuance of convertible debt instruments, the Company had a beneficial conversion feature on its Series B, Series
B-3
and Series
B-4
Convertible Notes that were outstanding prior to the Business Combination. The financing fees and beneficial conversion features were amortized over the life of the loans as a component of interest expense. In July 2021, the Company’s Series B, Series
B-3
and Series
B-4
Convertible Notes were fully converted into common stock in connection with the consummation of the Business Combination (see Note 7). During the year ended December 31, 2021, expense recognized in the Consolidated Statement of Operations and Comprehensive Loss related to deferred financing fees totaled $15.5 million, which primarily consisted of the loss on conversion of debt. During the years ended December 31, 2020 and 2019, expense recognized in the Consolidated Statement of Operations and Comprehensive Loss related to deferred financing fees totaled $6.8 million and $6.8 million, respectively, which represented the amortization of financing fees and beneficial conversion features.
Income Taxes
The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities with consideration given to net operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates that are expected to be in effect when the differences are expected to reverse.
The Company assesses the likelihood that deferred tax assets will be recovered from future taxable income, and a valuation allowance is established when necessary to reduce deferred tax assets to the amounts more likely

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

than not expected to be realized. The Company classifies its deferred income taxes as noncurrent on the Consolidated Balance Sheets.
Deferred Revenue
The Company records contract liabilities pursuant to ASC 606 which consist of deferred revenue and contract billings in excess of earned revenue.
Deferred revenues arise from contracts that permit upfront billing and the collection of fees covering the entire contractual service period, which is generally six to twelve months and in advance of the satisfaction of the performance obligations identified within the related contract. As of December 31, 2021 and 2020, such fees were $11.7 million and $9.9 million, respectively. The Company recognized $7.7 million of revenue during the year ended December 31, 2021 that was included in deferred revenue at December 31, 2020. The Company recognized $19.9 million of revenue during the year ended December 31, 2020 that was included in deferred revenue at December 31, 2019.
Revenue Recognition
Revenue is recognized when control of the promised good or service is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for that good or service. Sales and usage-based taxes are excluded from revenue. The Company serves a diverse group of clients. We are the principal in all outstanding revenue arrangements except for CareLinx, for which such amounts are not material. CareLinx has B2C and B2B2C service lines for which CareLinx is the agent and we recognize the commission revenue based on the amount billed using the
“as-invoiced”
practical expedient.
Enterprise Revenue
The Company provides employers and health plans with health management programs for their employee base or covered population, including digital engagement, telephonic coaching, incentives, biometrics, and patient care managed health. Revenue is recognized on a per member per month (“PMPM”) basis for a portion of revenue and based on individual product offerings being purchased by each individual customer which may vary based on the timing of delivery of services against those performance obligations. Member participation fees are generally determined by multiplying the contractually negotiated member rate by the number of members eligible for services during the month. Member participation rates are established during contract negotiations with customers, often based on a portion of the value the programs are expected to create. Contracts with health plans and integrated health care systems generally range from three to five years with several comprehensive strategic agreements extending for longer periods. Contracts with self-insured employers typically have two to four year terms.
Health management program contracts often include a fee for the subscription of the Sharecare digital platform which may also be sold on a stand-alone basis. This service allows members to access the proprietary health engagement mobile application with a comprehensive suite of health and wellness management programs, content, and tools. Revenue is recognized on a per member or a fixed fee basis as the services are provided.
The Company provides customers with Blue Zones solutions, a turnkey program for communities to apply the Blue Zone program principals, enabling community sponsors such as health plans, employers, and health systems, with a way to improve the health of their community in a tangible, measurable way. These contracts generally include two performance obligations, the discovery period and the subsequent content delivery for each

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

year of engagement. The revenue is recognized based on the relative standalone selling price of the performance obligations evenly over time. These contracts do not include termination clauses and often have two to four year terms.
The Company’s doc.ai unlocks the value of health data through licensing artificial intelligence modules and through the creation of products for a portfolio of clients including payors, pharma, and providers. These contracts generally include two performance obligations. The software license and maintenance/support are considered one series of distinct performance obligations and professional services is considered a separate distinct performance obligation. Revenue is recognized for all identified performance obligations as services are delivered.
Certain contracts place a portion of fees at risk based on achieving certain performance metrics, such as customer cost savings, and/or clinical outcomes improvements (performance-based). The Company uses the most likely amount method to estimate variable consideration for these performance guarantees. The Company includes in the transaction price some or all of an amount of variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The Company utilizes customer data in order to measure performance. Performance-based fees subject to refund that the Company has not recognized as revenues are generally due to either: (1) data from the customer is insufficient or incomplete to measure performance; or (2) interim performance measures indicate that it is not probable that the Company will meet the performance target(s). As of December 31, 2021 and 2020, such fees included within deferred revenue were $3.9 million and $5.9 million, respectively.
Customers are generally billed monthly for the entire amount of the fees contractually due for the prior month’s enrollment, which typically includes the amount, if any, that is performance-based and may be subject to refund should performance targets not be met. Fees for participation are typically billed in the month after the services are provided. Deferred revenues arise from contracts that permit upfront billing and collection of fees covering the entire contractual service period, generally six months to a year. A limited number of contracts provide for certain performance-based fees that cannot be billed until after they are reconciled with the customer.
In the event performance levels are not met by the end of the measurement period, typically one year, some or all of the performance-based fees are required to be refunded. During the settlement process under a contract, which generally occurs six
to eight months after the end of a contract year, performance-based fees are reconciled and settled.
Approximately $10.0 million, $12.5 million, and $12.3 million of revenues recognized during the years ended December 31, 2021, 2020 and 2019, respectively, were performance-based. As of December 31, 2021, 2020 and 2019, the cumulative amount of performance-based revenues that had met the criteria for recognition and had been recognized but had not yet been settled with customers, totaled $5.7 million, $7.3 million and $3.4 million, respectively, all of which were based on actual results. During the year ended December 31, 2021, $3.4 million was recognized in revenue that related to services provided prior to December 31, 2020.
Provider Revenue
Provider revenue is primarily based on services which provide data and information-driven solutions for healthcare providers that are tailored to improve productivity and efficiency and enhance patient care and management while upholding the latest compliance, security, and privacy standards. Revenue is recognized based on the volume of health document requests fulfilled and recognized upon satisfactory delivery to the

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

customer. In addition, provider revenue is derived from subscription fees for various technology related services that assist providers with efficiency, productivity, quality, performance and risk-adjustment tools, billing contract compliance and enhanced patient care. Subscription fees are recognized ratably over a one to three year contractual period.
Life Sciences Revenue
The Company generates life sciences revenue mostly through ad sponsorships and content delivery. Content delivery revenue is recognized when the content is delivered to the customer. Ad sponsorship revenue is recognized when the contractual page views or impressions are delivered and the transaction has met the criteria for revenue recognition.
Certain customer transactions may contain multiple performance obligations that may include delivery of content, page views, and ad sponsorship over time. To account for each of these elements separately, the delivered elements must be capable of being distinct and must be distinct in the context of the contract. Revenue is allocated based on the stand-alone selling price for each performance obligation as the services are provided.
Remaining Performance Obligations
Remaining performance obligations represent contracted revenues that are non-cancellable
and have not yet been recognized due to unsatisfied or partially satisfied performance obligations. This includes deferred revenues and amounts that will be invoiced and recognized as revenues in future periods. As of December 31, 2021, future estimated revenue related to performance obligations with terms of more than one year that are unsatisfied or partially unsatisfied at the end of the reporting period was approximately $131.2 million. As of December 31, 2021, the Company expects to recognize revenue on approximately 57% of these unsatisfied performance obligations over the following 24 months and the remainder thereafter.
Disaggregated Revenue
The following table presents the Company’s revenues disaggregated by revenue source (in thousands):

	Year Ended December 31,
	2021	2020	2019
Enterprise	$243,404	$188,339	$202,641
Provider	90,921	79,324	80,726
Life Sciences	78,490	61,142	56,174

Total Revenue	$412,815	$328,805	$339,541

Foreign Currency
The functional currency of the Company’s foreign subsidiaries is the respective local currency. All asset and liability accounts of the Company’s foreign subsidiaries are translated into U.S. dollars using the exchange rate on the balance sheet date. Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars are recorded as a separate component on the Consolidated Statements of Operations and Comprehensive Loss. Equity transactions are translated using historical exchange rates. Expenses are translated using the average exchange rate during the year.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Foreign currency transaction gains and losses are included in other expense in the Company’s Consolidated Statements of Operations and Comprehensive Loss. Foreign currency transaction gains (losses) during the years ended December 31, 2021, 2020 and 2019 were immaterial.
Advertising expense
Advertising costs, which are expensed as incurred, totaled $8.8 million, $6.8 million and $7.3 million in 2021, 2020 and 2019, respectively.
Employee Benefit Plan
The Company has established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis, subject to legal limitations. Company contributions to the plan may be made at the discretion of the Company’s board of directors. The Company contributed $1.5 million, $1.0 million and $1.1 million during the years ended December 31, 2021, 2020 and 2019, respectively.
Share-Based Payments
The Company measures compensation for all share-based payment awards granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. For awards that vest based on continued service, the service-based compensation cost is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. For service vesting awards with compensation expense recognized on a straight-line basis, at no point in time does the cumulative grant date value of vested awards exceed the cumulative amount of compensation expense recognized. The grant date fair value of stock options that contain service or performance conditions is estimated using the Black-Scholes option-pricing model. The Company accounts for forfeitures as they occur.
For awards that contain performance conditions, compensation cost attributable to the period for which the requisite service has already been rendered is recognized in the period in which it becomes probable that the performance target will be achieved. Compensation cost for which requisite service has not yet been rendered, but for which it is probable that the performance target will be achieved, is recognized prospectively over the remaining requisite service period. In some cases, the period in which the performance target can be achieved is different than the requisite services period. Performance awards, for which the performance target is not achieved upon the date the employee stops rendering services, are forfeited.
For awards that vest upon a liquidity event or a change in control, the performance condition is not probable of being achieved until the event occurs. As a result, no compensation expense is recognized until the performance-based vesting condition is achieved, at which time the cumulative compensation expense will be recognized.
Net Loss Per Share
The Company follows the
two-class
method when computing net loss per share as the Company has issued shares that meet the definition of participating securities. The two-class
method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income or loss available to common stockholders

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

for the period to be allocated between common and other participating securities based upon their respective rights to receive dividends as if all income or losses for the period had been distributed. However, the Company’s redeemable convertible preferred stock contractually entitles the holders of such shares to participate in dividends, but contractually does not require the holders of such shares to participate in losses of the Company. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders since dilutive common shares are not assumed to have been issued, as their effect is anti-dilutive. The Company reported a net loss attributable to common stockholders for the years ended December 31, 2021, 2020, and 2019.
Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted net loss attributable to common stockholders is computed by adjusting net losses attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period, including potential dilutive common shares.
Other Income (Expense)
For the years ended December 31, 2021, 2020, and 2019, other income (expense) consisted of the following (in thousands):

	Year Ended December 31,
	2021	2020	2019
Re-measurement of contingent consideration	$13,447	$(6,211)	$(472)
Re-measurement of warrant liabilities	12,676	(3,436)	(94)
Other	884	(62)	(242)

Total other income (expense)	$27,007	$(9,709)	$(808)

Accounting Standards Not Yet Adopted
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies (that is, those that have not had a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company has elected to use this extended transition period under the JOBS Act until such time as the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.
Leases.
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842). Lessees will need to recognize most leases on their balance sheet as a right-of-use
asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the revenue recognition guidance in ASC 606. The lease standard is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

In July 2018, the FASB approved an additional optional transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company will adopt the standard using this optional transition method. The Company has conducted an evaluation of this new standard and its impact to the consolidated financial statements. Based on our evaluation to date, we expect the adoption will not have a material impact on our consolidated financial statements. The most significant impact will be the recognition of right-of-use
assets and lease liabilities for operating leases. Our accounting for capital leases will remain substantially unchanged.
Credit Losses.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU
2016-13”),
which is intended to improve the timing, and enhance the accounting and disclosure, of credit losses on financial assets. This update modified the existing accounting guidance related to the impairment evaluation for available-for-sale
debt securities, reinsurance recoverables, and accounts receivables and could result in the creation of an allowance for credit losses as a contra asset account. The ASU requires a cumulative-effect change to retained earnings in the period of adoption, to the extent applicable. The amendments in ASU
2016-13
are effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating this new standard and the impact it will have on its consolidated financial statements.
Recently Adopted Accounting Standards
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The standard largely aligns the accounting for share-based payment awards issued to employees and non-employees
by expanding the scope of ASC 718 to apply to
non-employee
share-based transactions, as long as the transaction is not effectively a form of financing. The Company adopted ASU
2018-07
on January 1, 2020, and the adoption did not have a material impact on the Company’s consolidated financial statements.
In November 2019, the FASB issued ASU
No. 2019-08,
Compensation-Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements – Share Based Consideration Issued to a Customer. The update requires that an entity measure and classify share-based payment awards to a customer by applying the guidance in Topic ASC 718. The Company adopted ASU
2019-08
on January 1, 2020, and the adoption did not have a material impact on the Company’s consolidated financial statements.
In October 2021, the FASB issued ASU
No. 2021-08,
Business Combination (Topic 805): Accounting for Contracts Assets and Contract Liabilities from Contracts with Customers. The update requires acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities, such as deferred revenue, in a business combination and eliminates the requirement to recognize such items at fair value as of the acquisition date. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in an interim period. The Company elected to early adopt ASU
No. 2021-08
during the fourth quarter of 2021. As such, the Company retrospectively applied the update to all business combinations for which the acquisition date occurred on or after January 1, 2021. The adoption did not have a material impact on the Company’s consolidated financial statements.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

2. Business Combination
As discussed in Note 1, on June 29, 2021, FCAC held a special meeting of stockholders (the “Special Meeting”) at which the FCAC stockholders considered and adopted, among other matters, the Merger Agreement. On July 1, 2021, the parties to the Merger Agreement consummated the Transactions, with Legacy Sharecare surviving the merger as a wholly owned subsidiary of the Company.
Shares of Legacy Sharecare common stock issued and outstanding were canceled and converted into the right to receive 71.26 shares of common stock. Unless otherwise stated, the Exchange Ratio has been applied to the number of shares and share prices of Legacy Sharecare throughout these consolidated financial statements.
Prior to the Special Meeting, holders of 19,864,030 shares of FCAC’s Class A common stock sold in FCAC’s initial public offering exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate redemption price of approximately $198.6 million. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above), there were 333,875,179 issued and outstanding shares of the Company’s common stock (excluding the Earnout Shares (as defined herein)). In addition, at the closing of the Business Combination, the Company issued 5,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) upon exchange of the shares of Series D Preferred Stock held by one investor in accordance with the terms of the Merger Agreement.
Pursuant to the Merger Agreement, 1,713,000 shares of common stock are held in escrow and shall be released to the sponsor of FCAC (the “Sponsor Earnout Shares”). In addition, 1,500,000 shares of common stock are held in escrow and shall be released to Legacy Sharecare stockholders and option holders (the “Sharecare Earnout Shares” and, together with the Sponsor Earnout Shares, the “Earnout Shares”). The Earnout Shares are subject to release upon achieving certain triggering events as defined in the Merger Agreement. The earnout conditions have not been satisfied as of December 31, 2021. The Earnout Shares allocated to Legacy Sharecare shareholders are accounted for as liability instruments and classified as level 3 instruments that are marked-to-market
each reporting period (see Note 3). The Earnout Shares allocated to the Legacy Sharecare option holders are classified as equity instruments and accounted for under ASC 718.
The Business Combination was accounted for as a Reverse Recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The cash of $146.4 million, which included cash previously held in the FCAC trust (net of redemptions), and working capital accounts of FCAC were recorded at historical cost, which approximates fair value. The Company also assumed the private placement warrants and public warrants (each as defined herein) from FCAC, which were recorded based on the acquisition date fair value (see Note 3). Cash paid for issuance costs and advisory fees were approximately $54.0 million. Additionally, in connection with the Business Combination, the Company made one-time
bonus payments of $11.6 million to certain executives which has been recorded in General and Administrative expense, and resulted in a reduction in operating cash flows.
Upon the closing of the Business Combination, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 615,000,000 shares, of which 600,000,000 shares are designated as common stock, par value of $0.0001 per share, and 15,000,000 shares are designated as preferred stock, par value of $0.0001 per share, including 5,000,000 shares of Series A Preferred Stock.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

In connection with the Business Combination, FCAC entered into subscription agreements, each dated as of February 12, 2021, with certain investors (the “Investors”), pursuant to which, among other things, FCAC issued and sold, in private placements, an aggregate of 42,560,000 shares of FCAC Class A common stock for $10.00 per share (the “Private Placement”). The Private Placement closed immediately prior to the Business Combination. The shares of FCAC Class A common stock issued to the Investors became shares of the Company’s common stock upon consummation of the Business Combination.
The following table reconciles the elements of the Business Combination to the net proceeds from Reverse Recapitalization with FCAC, as set forth in the Consolidated Statement of Cash Flows for the year ended December 31, 2021 (in thousands):

Recapitalization
Cash received from Private Placement financing	$425,600
Cash paid to Legacy Sharecare stockholders	(91,698)
Cash received from FCAC trust and cash on hand, net of redemptions	146,363
Cash paid for issuance costs and advisory fees	(54,025)

Net proceeds from Reverse Recapitalization with FCAC	$426,240

The following table reconciles the number of shares of common stock of FCAC to common stock of the Company immediately following the consummation of the Business Combination, as reflected on the Consolidated Statement of Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit) (share numbers are not in thousands):

Recapitalization
Common stock, outstanding prior to Business Combination	34,500,000
FCAC Sponsor shares	5,627,250
Earnout Shares	3,213,000

Common stock of FCAC	43,340,250
Less: redemption of FCAC shares	(19,864,030)
Shares issued in Private Placement financing	42,560,000
Legacy Sharecare shares converted to common stock	271,051,959

Total shares of common stock immediately after Business Combination	337,088,179

3. Fair Value Measurements
The Company’s financial instruments consist of cash equivalents, accounts receivable, accounts payable, accrued liabilities, warrant liabilities, and contingent consideration. Cash equivalents are comprised of money market funds stated at amortized cost, which approximates fair value at the balance sheet dates, due to the short period of time to maturity. Accounts receivable, accounts payable, and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected settlement date. The warrant liabilities and contingent consideration liabilities relate to previous acquisitions and the Business Combination.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The following tables present the fair value hierarchy for assets and liabilities measured at fair value as of (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total Fair Value
Cash equivalents
Money market funds	$10,955	$—	$—	$10,955

Total cash equivalents	$10,955	$—	$—	$10,955

Liabilities
Warrant liabilities	$10,820	$—	$—	$10,820
Contingent consideration - other liabilities	—	—	13,897	13,897

Total liabilities at fair value	$10,820	$—	$13,897	$24,717

	December 31, 2020
	Level 1	Level 2	Level 3	Total Fair Value
Cash equivalents
Money market funds	$11,793	$—	$—	$11,793

Total cash equivalents	$11,793	$—	$—	$11,793

Liabilities
Warrant liabilities	$—	$—	$4,963	$4,963
Contingent consideration - other liabilities	—	—	9,271	9,271

Total liabilities at fair value	$—	$—	$14,234	$14,234

The warrants included in the units issued in FCAC’s initial public offering, each of which is exercisable for one share of common stock at an exercise price of $11.50 (the “public warrants”), were classified within Level 1 as they are publicly traded and had an observable market price in an active market. The warrants issued by FCAC simultaneously with its initial public offering in a private placement, each of which is exercisable for one share of common stock at an exercise price of $11.50 (the “private placement warrants”), and contingent consideration were classified within Level 3 as they were valued using certain unobservable inputs, such as expected volatility estimated based on the average historical stock price volatility of comparable companies. As of December 31, 2021, all private placement warrants were subsequently registered and reclassified to Level 1 measurement as they are now publicly traded and have an observable market price in an active market. The fair value of the private placement warrants was estimated using the Black-Scholes model with inputs based on the Company’s stock price, the exercise price, expected volatility, and expected term. The fair value of the contingent consideration was estimated based on the Company’s stock price and number of shares expected to be issued from acquisitions in prior years. The fair value of the Earnout Shares allocated to Legacy Sharecare shareholders and FCAC Sponsors were included in contingent consideration and are estimated using a Monte Carlo simulation with inputs for the Company’s stock price, expected volatility, risk-free rate, first and second earnout hurdles and expected term.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The following is a schedule of changes to the private placement warrant liabilities balance (Level 3 measurements) during 2021 and 2020 (in thousands):

December 31, 2019	$1,526
Re-measurement of warrants (other (income) expense)	3,437

December 31, 2020	4,963
Re-measurement of warrants (other (income) expense)	(843)
New private placement warrants assumed in connection with the Business Combination	10,319
Conversion of warrants to common stock in connection with the Business Combination	(10,761)
Reclassification to Level 1 measurement upon registration of private placement warrants	(3,678)

December 31, 2021	$—

The following is a schedule of changes to the contingent consideration—other liabilities for the periods presented (in thousands):

December 31, 2019	$702
Contingent consideration from acquisitions	2,358
Re-measurement of contingent consideration (other (income) expense)	6,211

December 31, 2020	9,271
Contingent consideration from acquisition	10,305
Antidilution provision for Series D Preferred Stock	6,387
Settlement of contingent consideration for doc.ai acquisition	(12,682)
Conversion of Series D Preferred Stock to Series A Preferred Stock	(6,451)
Contingent consideration in connection with the Business Combination	21,109
Settlement of contingent consideration for WhitehatAI earnout	(595)
Re-measurement of contingent consideration (other (income) expense)	(13,447)

December 31, 2021	$13,897

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

4. Balance Sheet Components
Property and Equipment
As of December 31, 2021 and 2020, property and equipment, net consisted of the following (in thousands):

	Estimated Useful Lives (Years)	2021	2020
Computer hardware	3	$14,379	$11,750
Furniture/fixtures	5–7	2,055	1,962
Leasehold improvements	1–5	2,678	2,658
Other	Indefinite	18	18

Property and equipment, gross		19,130	16,388
Less: accumulated depreciation		(14,596)	(12,315)

Property and equipment, net		$4,534	$4,073

Depreciation expense during the years ended December 31, 2021, 2020 and 2019 totaled $2.7 million and $2.8 million and $2.9 million, respectively.
Accrued Expenses and Other Current Liabilities
As of December 31, 2021 and 2020, accrued expenses and other current liabilities consisted of the following (in thousands):

	2021	2020
Accrued expenses	$27,050	$16,243
Accrued compensation	16,428	14,728
Accrued media costs	4,816	5,279
Accrued taxes	1,396	771
Accrued other	1,963	4,648

Total accrued expenses and other current liabilities	$51,653	$41,669

5. Acquisitions
2021
doc.ai
On February 22, 2021, the Company acquired all outstanding equity interests of doc.ai Incorporated. The total purchase price in connection with the acquisition was $120.6 million, consisting of $29.0 million of cash (comprised of $15.0 million due upon closing and $14.0 million paid via a note payable), $10.3 million of contingent consideration (comprised of up to 1,145,790 shares of common stock and up to 485,922 stock options), and $81.3 million in the form of 9,039,117 shares of common stock (8,435,301 issued at closing and 603,816 shares to be issued at the first anniversary of the acquisition) and 2,444,361 stock options. The note payable and contingent consideration was settled on July 1, 2021 in connection with the Business Combination.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The fair value of the assets acquired and liabilities assumed in connection with the acquisition are as follows (in thousands):

Cash and cash equivalents	$12,217
Prepaid expenses	244
Other current assets	400
Developed technology	15,668
Customer relationships	17,389
Goodwill	85,811
Accounts payable and other accrued liabilities	(5,965)
Deferred revenue	(2,274)
Debt	(904)
Deferred tax liability	(1,688)
Other long-term liabilities	(302)

Total	$120,596

The fair value assigned to the developed technology was determined using the relief from royalty method. The fair value of the customer relationships was determined using the multi-period excess earnings method, which estimates the direct cash flow expected to be generated from the existing customers acquired. The Company incurred transaction-related expenses of $0.8 million which were recorded under general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss. The Company also incurred compensation expenses of $8.8 million through the issuance of replacement stock options which were recorded under general and administrative expenses and product and technology expenses in the Consolidated Statement of Operations and Comprehensive Loss. Goodwill represents the excess of the purchase consideration over the estimated acquisition date fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill also represents the future benefits as a result of the acquisition that will enhance the Company’s products available to both new and existing customers and increase the Company’s competitive position. The goodwill resulting from this acquisition is not tax deductible. The Company finalized its purchase accounting for the doc.ai acquisition during the fourth quarter of 2021.
The results of operations of doc.ai have been included in the Company’s Consolidated Statements of Operations and Comprehensive Loss from the acquisition date. Revenue and net loss from the acquisition date through December 31, 2021 were approximately $17.3 million and $3.9 million, respectively.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

CareLinx
On August 11, 2021, the Company acquired all outstanding equity interests of CareLinx Inc. (“CareLinx”). The total preliminary purchase price in connection with the acquisition is $65.6 million, consisting of $55.2 million of cash and $10.4 million equity-based consideration, comprised of 1,262,475 shares of common stock and 295,758 stock options. The preliminary fair value of the assets acquired and liabilities assumed in connection with the acquisition are as follows (in thousands):

Cash	$445
Accounts receivable	4,006
Other receivables	59
Prepaid expenses	234
Other current assets	344
Developed technology	14,800
Customer relationships	13,300
Trade name	2,600
Other long-term assets	1,789
Goodwill	31,510
Accrued expenses	(1,371)
Contract liabilities - current	(45)
Non-current contract liabilities	(53)
Other long-term liabilities	(2,048)

Total	$65,570

The fair value assigned to the developed technology was determined using the relief from royalty method. The fair value of customer relationships was determined using the multi-period excess earnings method, which estimates the direct cash flow expected to be generated from the existing customers acquired. The Company incurred transaction-related expenses of $1.1 million which were recorded under general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss. Goodwill represents the excess of the purchase consideration over the estimated acquisition date fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill also represents the future benefits as a result of the acquisition that will enhance the Company’s services available to both new and existing customers and increase the Company’s competitive position. The goodwill resulting from this acquisition is not tax deductible.
The purchase accounting for the CareLinx business combination remains preliminary, with respect to acquired tangible and intangible assets and liabilities assumed as management continues to gather and evaluate information about circumstances that existed as of the acquisition date as well as the completing the assessment of the related income tax attributes of the transaction which are still in process. Additionally, the assignment of the goodwill recognized to its related reporting unit is still in process. The Company will update its disclosures in subsequent financial statements as additional progress is made to account for the transaction.
The results of operations of the CareLinx acquisition have been included in the Company’s Consolidated Statements of Operations and Comprehensive Loss from the acquisition date. Revenue and net loss since the acquisition date through December 31, 2021 were approximately $12.1 million and $4.2 million, respectively.
Other Prior Year Acquisitions
On February 12, 2020, the Company acquired Visualize Health (“VH”) in order to obtain its software platform. The selling owners of VH contributed the assets of the business to
HDS-VH
Holdings, Inc.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

(“HDS-VH”),
a subsidiary of Sharecare, in exchange for $2.0 million of cash, $1.9 million of contingent consideration and $5.0 million in redeemable stock of
HDS-VH.
After the combination, the Company owned all of the voting interests and approximately 97% of the equity interests of
HDS-VH
and consolidated its results of operations. The former owners of VH had the ability to sell their shares in
HDS-VH
to the Company at a stated value (a put feature); therefore, the noncontrolling interest in
HDS-VH
was recorded as Contingently Redeemable Noncontrolling Interests in the Company’s financial statements. Subsequently, the shares were redeemed (see Note 11). The Company initially estimated the fair value of contingently redeemable noncontrolling interests based on (1) selling owners’ interest in the estimated fair value of VH at the transaction and the book value of
HDS-VH
immediately prior to the transaction and (2) the estimated fair value of the put feature. The Company estimated the fair value of the contingent consideration as of the acquisition date. The contingent consideration is subject to remeasurement at each reporting date until December 31, 2023, with the remeasurement adjustment reported in the Consolidated Statements of Operations and Comprehensive Loss within the Other income (expense) line item. The assets acquired and liabilities assumed in connection with the VH acquisition were recorded at their fair value on the date of acquisition as follows (in thousands):

Accounts receivable	$650
Developed technology	4,385
Customer relationships	420
Goodwill	5,223
Accounts payable and other accrued liabilities	(47)
Deferred tax liability	(1,122)

Total	$9,509

The fair value assigned to the developed technology was determined using the relief from royalty method. The customer relationships were determined primarily using the multi-period excess earnings method, which estimates the direct cash flow expected to be generated from the existing customers acquired. The Company incurred transaction related expenses of $0.2 million which were recorded under general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss. Goodwill of $0.7 million resulting from this acquisition is tax deductible and $4.5 million is not tax deductible.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

On May 13, 2020, the Company acquired all outstanding equity interests of Mindsciences, Inc. in order to acquire its digital platform and software. The total purchase price consideration in connection with the acquisition was $7.6 million, consisting of 440,316 shares of common stock reflecting the retroactive restatement of the Series C redeemable convertible preferred stock for the effect of the Business Combination (initially issued 6,179 shares of Series C redeemable convertible preferred stock) totaling $1.7 million and 2,946,744 shares of common stock and 1,092,558 options totaling $5.9 million. The assets acquired and liabilities assumed in connection with the Mindsciences acquisition were recorded at their fair value on the date of acquisition as follows (in thousands):

Cash and cash equivalents	$140
Accounts receivable	99
Prepaid expenses and other current assets	12
Developed t echnology	1,731
Customer r elationships	388
Goodwill	5,692
Accounts payable and other accrued liabilities	(185)
Deferred tax liability	(287)

Total	$7,590

The fair value assigned to the developed technology was determined using the relief from royalty method. The customer relationships were determined primarily using the multi-period excess earnings method, which estimates the direct cash flow expected to be generated from the existing customers acquired. The Company incurred transaction related expenses of $0.3 million which were recorded under general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss. The goodwill resulting from this acquisition is not tax deductible.
On July 2, 2020, the Company acquired all outstanding equity interests of WhiteHatAI in order to acquire its digital platform and software. The total consideration transferred in connection with the acquisition was $2.7 million, consisting of 1,425,200 shares of common stock totaling $2.2 million, and contingent consideration estimated to be $0.5 million (comprised of up to 1,487,553 shares of common stock). The Company estimated the fair value of the contingent consideration as of the acquisition date. The contingent consideration is subject to remeasurement at each reporting date until July 2023, with the remeasurement adjustment reported in the Consolidated Statements of Operations and Comprehensive Loss within the Other income (expense) line item. The assets acquired and liabilities assumed in connection with the WhiteHatAI acquisition were recorded at their fair value on the date of acquisition as follows (in thousands):

Prepaid expenses and other assets	$10
Developed t echnology	2,254
Goodwill	1,165
Accounts payable and other current liabilities	(241)
Deferred tax liability	(465)

Total	$2,723

The fair value assigned to the developed technology was determined using the relief from royalty method. Other identifiable assets acquired were immaterial. The Company incurred transaction related expenses of $0.3 million which were recorded under general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss. The goodwill resulting from this acquisition is not tax deductible.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The results of operations of each acquisition have been included in the Company’s Consolidated Statements of Operations and Comprehensive Loss from the respective acquisition date. Actual revenue and losses of the entities since the acquisition date as well as pro forma combined results of operations for these acquisitions have not been presented because the effect of the acquisitions was not material to the Company’s consolidated financial results for the periods presented. For each acquisition, goodwill represents the excess of the purchase consideration over the estimated acquisition date fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill also represents the future benefits as a result of the acquisitions that will enhance the Company’s products available to both new and existing customers and increase the Company’s competitive position. Changes in the contingent consideration recognized in connection with the above acquisitions have been summarized in Note 3 above. The Company had finalized the purchase accounting for all of its 2020 acquisitions in 2020.
6. Goodwill and Other Intangible Assets
Intangible assets and the related accumulated amortization for each class of intangible assets as of December 31, 2021 and 2020 were as follows (in thousands):

	December 31, 2021

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Life
Definite-lived, intangible assets
Technology – features/content	$69,063	$(24,950)	$44,113	9.2
Trade name	6,392	(3,932)	2,460	5.5
Customer relationships	77,849	(27,468)	50,381	9.9
Internal use software	121,218	(72,380)	48,838	2.4

Total definite-lived, intangible assets	$274,522	$(128,730)	$145,792

Intangible assets not subject to amortization
Internal use software projects in process	$4,264	$—	$4,264
Indefinite-lived, trade names	5,030	—	5,030

Total intangible assets not subject to amortization	$9,294	$—	$9,294

Total intangible assets	$283,816	$(128,730)	$155,086

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

	December 31, 2020

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Life
Definite-lived, intangible assets
Technology – features/content	$38,803	$(20,721)	$18,082	7.7
Trade name	3,792	(3,739)	53	4.4
Customer relationships	47,160	(22,340)	24,820	7.5
Internal use software	81,492	(52,299)	29,193	2.3

Total definite-lived, intangible assets	$171,247	$(99,099)	$72,148

Intangible assets not subject to amortization
Internal use software projects in process	$1,069	$—	$1,069
Indefinite-lived, trade names	5,030	—	5,030

Total intangible assets not subject to amortization	$6,099	$—	$6,099

Total intangible assets	$177,346	$(99,099)	$78,247

The following tables set forth the changes in the carrying amount of the Company’s goodwill during the years ended December 31, 2021 and 2020 (in thousands):

December 31, 2019	$62,939
Additions	12,080
Foreign currency translation adjustment	717

December 31, 2020	75,736
Additions	117,320
Foreign currency translation adjustment	(614)

December 31, 2021	$192,442

Goodwill and intangible assets deemed to have indefinite lives are not amortized but are subjected to annual tests of impairment. The Company tests goodwill and indefinite-lived intangible assets for impairment annually in the fourth quarter and between annual tests if an event occurs or circumstances change that would indicate that it is more likely than not that the carrying amount may be impaired. The Company initially evaluates qualitative factors to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment is not conclusive, a quantitative assessment of the fair value of a reporting unit is performed to test goodwill for impairment using a discounted cash flow analysis. There have been no impairments of goodwill since the Company’s inception.
Amortization expense on intangible assets totaled $29.9 million, $21.9 million and $20.9 million for the years ended December 31, 2021, 2020 and 2019, respectively, and is included in depreciation and amortization in the Consolidated Statements of Operations and Comprehensive Loss.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The following is a schedule of estimated future amortization expense for intangible assets as of December 31, 2021 (in thousands):

Year ending December 31:
2022	$34,699
2023	30,094
2024	20,580
2025	11,720
2026	11,367
Thereafter	37,332

Total	$145,792

7. Debt
Debt is comprised of the following as of the periods presented (in thousands):

Description	December 31, 2021	December 31, 2020
Senior Secured Credit Agreement, interest payable at either prime + 2.0% subject to a floor or LIBOR + 2.75%, due February 2023 (inclusive of paid in kind interest; the related fees of $313 and $595 as of December 31, 2021 and 2020, respectively, are presented as other long-term assets on the Consolidated Balance Sheets)	$419	$13,059
Second Lien Credit Agreement, interest payable at 12.375%, due May 2023 ($40,000 principal amount), and paid in-kind interest of $1,374 as of December 31, 2020	—	39,920
Series B-3 Convertible Notes, interest payable at 10%, due August 2023, ($95,000 principal amount), and paid in-kind interest $7,176 as of December 31, 2020	—	89,037
Series B-4 Convertible Notes, interest payable at 10%, due August 2023, ($25,000 principal amount), and paid in-kind interest of $1,549 as of December 31, 2020	—	24,884
Series B Convertible Notes, interest payable at 10%, due August 2023 ($5,000 principal amount), and paid in-kind interest of $371 as of December 31, 2020	—	4,924
Note payable	—	400

Total debt	419	172,224
Less current portion	—	(400)

Total long-term debt	$419	$171,824

The Company’s debt is stated at its carrying amount.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

In July 2021, the Company settled substantially all of its existing indebtedness, totaling $178.4 million in connection with the consummation of the Business Combination and pursuant to the terms of the Merger Agreement. The Company’s Series B, Series
B-3
and Series
B-4
Convertible Notes were fully converted into 37,695,910 shares of common stock, adjusted by the Exchange Ratio of 71.26. The Company recognized a loss on conversion of debt of $12.1 million related to the write-off
of the deferred beneficial conversion feature and warrant costs within interest expense in the Consolidated Statement of Operations and Comprehensive Loss. The Company also repaid in full and terminated its Second Lien Credit Agreement and recognized a loss on extinguishment of debt of $1.1 million related to unamortized discounts as separately disclosed within the Consolidated Statement of Operations and Comprehensive Loss.
Senior Secured Credit Agreement
In March 2017, the Company refinanced its existing debt through the execution of that certain Credit Agreement, dated as of March 9, 2017 (as amended, the “Senior Secured Credit Agreement”), among Legacy Sharecare, certain subsidiaries of Legacy Sharecare (together with Legacy Sharecare, the “Borrowers”), the lenders named therein (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).
The Senior Secured Credit Agreement provides for a senior secured revolving credit facility with total commitments of $60.0 million (the “Revolving Facility”). Availability under the Revolving Facility is generally subject to a borrowing base based on a percentage of applicable eligible receivables. Borrowings under the Revolving Facility generally bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate or (b) a rate based on LIBOR, in each case, plus an applicable margin. The applicable margin is based on a fixed charge coverage ratio and ranges from (i) 1.75% to 2.25% for U.S. base rate loans and (ii) 2.75% to 3.25% for LIBOR. The Senior Secured Credit Agreement matures on February 10, 2023. Borrowings under the Senior Secured Credit Agreement are secured by all assets of the Company.
In connection with the consummation of the Business Combination, Legacy Sharecare, the other Borrowers, the Lenders and the Administrative Agent, entered into an Amendment Number Six to the Senior Secured Credit Agreement (the “Sixth Amendment”). Pursuant to the Sixth Amendment, the Administrative Agent and Lenders provided certain consents with respect to the consummation of the Transactions and certain amendments were made to the terms of the Senior Secured Credit Agreement to reflect the Transactions. The Company and certain other subsidiaries of Legacy Sharecare executed joinders to become a party to the Senior Secured Credit Agreement as required by the Sixth Amendment in July 2021.
The Senior Secured Credit Agreement contains a number of customary affirmative and negative covenants and the Company in compliance with those covenants as of December 31, 2021. As of December 31, 2021, $50.7 million was available for borrowing under the Revolving Facility net of the letters of credit (Note 12) and associated miscellaneous fees.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

8. Income Taxes
Components of the income tax expense during the years ended December 31, 2021, 2020 and 2019 were as follows (in thousands):

	2021	2020	2019
Current expense (benefit):
Foreign	$133	$—	$436
Federal	—	—	(35)
State	42	47	102

	175	47	503
Deferred expense (benefit):
Foreign	(84)	154	(427)
Federal	(1,469)	(1,404)	114
State	(643)	(354)	23

	(2,196)	(1,604)	(290)

Total income tax expense (benefit)	$(2,021)	$(1,557)	$213

Income tax expense (benefit) differs from the amount that would be calculated by applying federal statutory rates to loss before income taxes primarily because of the valuation allowance on deferred tax assets. A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	2021	2020	2019
Income tax benefit at the federal statutory rate	21.00%	21.00%	21.00%
Change in valuation allowance	(22.43)%	(23.36)%	(27.11)%
State income tax	10.43%	5.60%	6.04%
Permanent: fair market value adjustments	6.29%	(3.05)%	(0.30)%
Deferred: stock compensation	(12.65)%	—%	—%
Transaction costs	1.80%	—%	—%
Research and development credits	1.20%	—%	—%
Legal settlement	(1.20)%	—%	—%
Other	(2.12)%	2.49%	—%

Effective income tax rate	2.32%	2.68%	(0.37)%

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The components of the deferred tax assets and liabilities recognized in the Company’s Consolidated Balance Sheets as of December 31, 2021 and 2020 were as follows (in thousands):

	2021	2020
Deferred tax assets:
Net operating losses	$82,115	$58,376
Share-based compensation expense	10,798	13,119
Accrued expenses	2,787	2,264
Property and equipment and internal use software	515	461
Contract liabilities	1,705	2,852
Interest expense	14,999	12,220
Tax credits	4,518	488
Deferred revenue	814	989
Intangible assets	12,961	10,754
Intangible assets (indefinite life)	816	963
Other	3,522	4,185
Valuation allowance	(112,146)	(90,010)

Total deferred tax assets	23,404	16,661
Deferred tax liabilities:
Intangible assets	(19,762)	(11,243)
Intangible assets (indefinite life)	(1,953)	(1,955)
Beneficial conversion feature	—	(2,945)
Other	(1,929)	(1,007)

Total deferred tax liabilities	(23,644)	(17,150)

Net deferred tax liability	$(240)	$(489)

The components of loss from operations, before income taxes, are as follows (in thousands):

	2021	2020	2019
Domestic	$(91,261)	$(55,889)	$(40,106)
Foreign	4,111	(2,227)	882

Total loss before income tax expense	$(87,150)	$(58,116)	$(39,224)

The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a valuation allowance has been established against the net deferred tax assets. Therefore, no federal tax benefit has been recorded for the net operating losses and the research tax credits during the years ended December 31, 2021, 2020 and 2019.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

As of December 31, 2021 and 2020, net operating loss carryforwards are as follows (in thousands):

	2021	2020
Net Operating Losses – Federal	$310,429	$226,749
Net Operating Losses – State	269,521	165,719
Net Operating Losses – International	3,530	4,948

Total net operating losses	$583,480	$397,416

The state and
pre-2018
federal net operating loss carryforwards will start to expire in 2023 (through 2037), while the foreign and post-2017 federal net operating loss carryforwards are indefinite. Of the estimated $310.4 million in federal net operating losses that existed on December 31, 2021, $112.3 million were generated after 2017 and will not expire. The realization of the Company’s existing net operating losses was analyzed to determine if any of the losses would be limited under Section 382. It was determined, based on historical ownership changes and acquisitions through the date of the Business Combination, that of the $255.3 million in net operating losses that existed on July 1, 2021, $1.5 million will be limited indefinitely, and the remaining $46.8 million in net operating losses are 382 limited and will become available ratably through 2032. Of the $580.0 million in federal and state net operating loss carryforwards,, an estimated $56.2 million relates to the acquisition of CareLinx. The Company will continue to refine the estimate through the measurement period, as provided under ASC 805.
Federal net operating losses generated in taxable years beginning after December 31, 2017 can be carried forward indefinitely but are limited to 80% of taxable income in any year. Therefore, taxable temporary differences related to indefinite-lived intangibles may now be used as a source of future taxable income in assessing the realizability of post-2017 federal loss carryforwards. The realization of the Company’s deferred tax assets (including its net operating loss carryforwards) has been analyzed and a valuation allowance established where it is not more-likely-than-not
to be realized based on positive and negative evidence. The valuation allowance increased $22.1 million during the year ended December 31, 2021.
Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2021 and 2020 are as follows (in thousands):

	2021	2020
Valuation allowance as of beginning of the year	$90,010	$83,218
Increases to valuation allowance during the year	22,136	6,792

Valuation allowance as of end of year	$112,146	$90,010

The Tax Cuts and Jobs Act of 2017 (“TCJA”), as signed by the President of the United States on December 31, 2017, significantly revised U.S. tax law, including the reduction of the U.S. federal corporate tax rate from 35% to 21%, and created a modified territorial taxing system for international operations. Among the various foreign income inclusion provisions enacted, the Company is directly impacted by the “global intangible low taxed income” (“GILTI”). The Company’s accounting policy election is to treat the GILTI tax as a period cost. Under this provision, foreign income generated by its controlled foreign corporations is subject to U.S. tax; GILTI tax for 2021 totaled $0.4 million.
The Company has not recognized income tax on the basis difference inherent in its foreign subsidiaries, as these amounts continue to be permanently reinvested in foreign operations. Foreign income will be subject to U.S. income tax upon repatriation. No determination has been made on the basis difference of foreign operations

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

or amount of any unrecognized deferred income tax liability related to the basis difference. Determination of the amount is not practical because of the complexities of the hypothetical calculation.
The Company evaluates tax positions for recognition using a
more-likely-than-not
recognition threshold, and those tax positions eligible for recognition are measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon the effective settlement with a taxing authority that has full knowledge of all relevant information. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the tax provision. As of December 31, 2021, the Company’s uncertain tax positions were not material and, therefore, accrued interest or penalties related to uncertain tax positions were also not material. No Federal income taxes were paid in 2021, 2020 and 2019.
9. Redeemable Convertible Preferred Stock
The following is a schedule of authorized, issued and outstanding shares and amounts of each series of redeemable convertible preferred stock as of December 31, 2021 (in thousands, except share amounts):

Class of stock	Shares Authorized	Shares issued and outstanding	Net carrying value	Aggregate liquidation preference
Series A Preferred Stock	5,000,000	5,000,000	$58,205	$50,000
On April 7, 2021, the Company issued and sold 62,500 shares of Series D Preferred Stock (subject to the potential issuance of additional shares of Series D Preferred Stock pursuant to certain anti-dilution rights of the holders of the Series D Preferred Stock) for an aggregate cash purchase price of $50.0 million. The Company recorded the Series D Preferred Stock at fair value of $51.8 million and contingent consideration related to the anti-dilution provision of $6.4 million. The amount recorded in excess of cash received represents a non-cash
payment for up front research and development costs of $8.2 million, which is recorded in prepaid assets and other long-term assets.
The Series D Preferred Stock had substantially similar terms as the Company’s other redeemable convertible preferred stock that was outstanding prior to the Business Combination, except that the Series D Preferred Stock (i) was senior in right of liquidation to all other classes of the Company’s outstanding preferred stock, (ii) was entitled to the same accruing dividends as the Company’s senior Series
B-2
and
B-4
Preferred Stock and (iii) was not subject to certain mandatory conversion provisions applicable to the other series of the Company’s redeemable convertible preferred stock (including mandatory conversion in connection with the Business Combination). Upon consummation of the Business Combination, all of the outstanding shares of the Series D Preferred Stock were exchanged for 5,000,000 shares of Series A Preferred Stock (which exchange reflected the application of the anti-dilution rights noted above).
As a result of the Business Combination, all other redeemable convertible preferred stock outstanding prior to the Business Combination was converted into 63,885,490 shares of the Company’s common stock and retroactively adjusted for all periods presented using the Exchange Ratio of 71.26, with a one-to-one
share conversion rate.
The Series A Preferred Stock is convertible
one-to-
one
(subject to customary adjustments) into the Company’s common stock at any time by the holder. Beginning three years after the issuance date, the Company will be entitled to force the conversion of the Series A Preferred Stock into common stock if the closing price of the Company’s common stock exceeds 130% of the issue price for 20 out of 30 consecutive trading days. On the fifth anniversary of the issue date, the Company will be required to redeem any outstanding Series A Preferred Stock at the issue price. The Series A Preferred Stock will vote on an as-converted
basis with all other shares of the Company’s common stock.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Classification of Redeemable
 Convertible Preferred Stock
The deemed liquidation preference provisions of the redeemable convertible preferred stock are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the redeemable convertible preferred stock has been presented outside of permanent equity in the mezzanine section of the Consolidated Balance Sheets. Because the occurrence of a deemed liquidation event is not currently probable, the carrying values of the convertible preferred stock are not being accreted to their redemption values. Subsequent adjustments to the carrying values to the convertible preferred stock would be made only when a deemed liquidation event becomes probable.
10. Common Stock and Stockholders’ Deficit
The Consolidated Statements of Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) reflect the Business Combination as of July 1, 2021. As Legacy Sharecare was deemed the accounting acquirer in the Business Combination with FCAC, all periods prior to the consummation date reflect the balances and activity of Legacy Sharecare. The balances as of December 31, 2020 and 2019 from the consolidated financial statements of Legacy Sharecare as of that date, share activity (redeemable convertible preferred stock, preferred stock, common stock, and additional paid in capital) and per share amounts were retroactively adjusted, where applicable, using the Exchange Ratio of 71.26. Other than the Series D Preferred Stock discussed in Note 9, all convertible redeemable preferred stock classified as mezzanine, was retroactively adjusted, converted into common stock, and reclassified to permanent equity as a result of the Business Combination (as described in Note 9).
As of December 31, 2021, the Company was authorized to issue up to 600,000,000 shares of common stock.
As of December 31, 2021, there was 66,555 shares of common stock issuable to the former shareholders of entities acquired entities by the Company in prior years.
During the fourth quarter of 2021, the Company repurchased 6,002,255 shares of common stock related to withholding tax obligations upon exercise of employee stock options and settlement of the exercise price of the options as reflected on the Consolidated Statements of Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) and the Consolidated Statements of Cash Flows.
Warrants
In connection with debt and equity financings and certain partnership arrangements, the Company may issue warrants. In connection with the consummation of the Business Combination, all vested and exercisable warrants issued by the Company, and outstanding immediately prior to the effective date of the Business Combination, were converted into 10,921,334 shares of common stock pursuant to the Merger Agreement. The number of shares issuable upon conversion of the warrants was determined based on the number of shares of common stock issuable upon exercise of such warrants, on a net exercise basis, and using the Exchange Ratio of 71.26. Certain unvested warrants outstanding immediately prior to the Business Combination were not converted. Liability warrants generally vest immediately and are exercisable upon issuance and have an expiration of seven years from issuance. Equity warrants generally vest after three years from the date of issuance and have an expiration of seven years from issuance.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

As of December 31, 2021, all private placement warrants were registered as discussed in Note 3. As of December 31, 2021, the following warrants were issued and outstanding:

Classification	Underlying Security	Warrants Outstanding	Exercise Price per Share
Equity	Common	890,732	$5.61
Liability - Warrants	Common	17,433,334	$11.50
The Company has also entered into, and may in the future enter into, contractual arrangements with certain customers and other parties and earnout arrangements in connection with acquisitions that, in each case, provide for the issuance of warrants and/or common stock upon achievement of specified milestones (which, at the consummation of the Business Combination, became obligations of the Company). As of December 31, 2021, these agreements provide for the issuance of up to 7,826,442 shares of common stock (including Earnout Shares in connection with the Business Combination) and 10,173,582 warrants to purchase shares of common stock. With respect to these arrangements, there were 195,650 warrants and 132,594 shares of common stock earned but not issued during the year ended December 31, 2021.
Share-based Payments
In July 2021, the Board of Directors of the Company adopted the Sharecare, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”). The 2021 Plan became effective upon consummation of the Business Combination and succeeded the Company’s legacy equity incentive plans. Under the 2021 Plan, the Company may grant stock-based awards to purchase or directly issue shares of common stock to employees, directors, and vendors. Restricted stock units are also granted under the 2021 Plan. The 2021 Plan also permits the Company to grant stock-based awards with performance or market conditions.
The maximum number of shares of Company common stock that may be delivered in satisfaction of awards under the 2021 Plan as of December 31, 2021 is 149,040,940 (including 118,803,402 shares of Company common stock issuable upon the exercise of outstanding options to purchase shares of Common stock or settlement of restricted stock units). Awards generally have a maximum life of 10 years. Stock option awards are granted with an exercise price estimated to be greater than or equal to the fair market value on the date of grant. Service-based awards generally vest over a service period of four years and performance-based awards vest upon the satisfaction of various performance targets. As of December 31, 2021, the Company had approximately 30,237,538 shares of its common stock available for issuance in satisfaction of future awards under the 2021 Plan.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Stock option and restricted stock unit activity, prices, and values adjusted by the Exchange Ratio, during the year ended December 31, 2021 and 2020 is as follow (share numbers are not in thousands):

	Options Outstanding				Restricted Stock Units
	Number of Options (1)	Weighted- Average Exercise Price (1)	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)	Number of Plan shares outstanding	Weighted- Average Grant Date Fair Value per share
Outstanding as of December 31, 2019	72,820,028	$1.09	5.80	$25,328
Granted	49,009,272	1.43
Exercised	(352,659)	0.94		1,217
Cancelled / Forfeited	(13,652,352)	0.96

Outstanding as of December 31, 2020	107,824,289	$1.25	7.30	$341,623	—
Granted	27,779,908	7.85			2,492,323	$7.39
Exercised / Released	(15,788,241)	1.04		54,446	(31,250)	7.42
Cancelled / Forfeited	(3,192,495)	2.51			(281,132)	$7.39

Outstanding as of December 31, 2021	116,623,461	$2.81	7.64	$300,125	2,179,941	$7.39
Vested and/or exercisable as of December 31, 2021	73,712,795	$1.33	6.91	$233,440	—	$—
Vested and/or exercisable as of December 31, 2020	71,937,052	$1.20	6.30	$231,621	—	$—

(1)	Share and per share amounts prior to July 1, 2021 have been retroactively restated to reflect the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.
The intrinsic value is calculated as the difference between the exercise price of the underlying common stock option award and the estimated fair value of the Company’s common stock.
The table above includes 1,744,046 and 55,870 options granted to non-employees
during the years ended December 31, 2021 and 2020, respectively.
Valuation Assumptions
The Company’s use of the Black-Scholes option
-
pricing model to estimate the fair value of stock options granted to employees requires the input of subjective assumptions. These assumptions and estimates are as follows:
Expected volatility
 —
Expected volatility is a measure of the amount by which the stock price is expected to fluctuate, Since the Company does not have sufficient trading history of its common stock, it estimates the expected volatility of its stock options at their grant date by taking the weighted-average historical volatility of a group of comparable publicly traded companies over a period of time equal to the expected life of the options.
Expected term
 —
The Company determines the expected term based on the average period the stock options are expected to remain outstanding, generally calculated as the midpoint of the stock options vesting term and

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

contractual expiration period, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected term for non-employee
stock options is the contractual life, or 10 years.
Risk-free rate
 —
The Company uses the U.S. Treasury yield for its risk-free interest rate that corresponds with the expected term.
Expected dividend yield
 —
The Company utilizes a dividend yield of zero, as it does not currently issue dividends and does not expect to in the future.
The following assumptions were used to calculate the fair value of stock option grants made during the following periods:

	Years Ended December 31,
	2021	2020	2019
Expected volatility	55%	55% – 57%	60%
Expected term (in years)	5.0 – 10.0	5.0 – 7.0	5.0 – 6.9
Risk-free interest rate	0.40% – 1.54%	0.27% – 0.61%	1.65% – 1.75%
Expected dividend yield	—%	—%	—%
Assumptions used in valuing
non-employee
stock options are generally consistent with those used for employee stock options with the exception of expected term discussed above.
Share
-
based compensation expense for employee and nonemployee options included in the Consolidated Statements of Operations and Comprehensive Loss is as follows during the years ended December 31, 2021, 2020 and 2019 (in thousands):

	Years Ended December 31,
	2021	2020	2019
Cost of revenues	$44	$30	$76
Sales and marketing	1,835	484	680
Product and technology	12,502	431	324
General and administrative	32,399	18,215	2,452

Total share-based compensation	$46,780	$19,160	$3,532

Included in the share-based compensation table above is $0.8 million of expense related to the Earnout Shares allocated to Legacy Sharecare option holders (see Note 2).
The Company’s total unrecognized compensation cost related to options and restricted stock units as of December 31, 2021 was $98.1 million and $13.7 million and is expected to be recognized over a weighted average vesting period of 3.01 and 2.75 years, respectively. The Company’s total unrecognized share
-
based compensation issued to
non-employees
as of December 31, 2021 was $1.1 million and is expected to be recognized over a weighted average vesting period of 0.50 years.
11. Noncontrolling Interests
Equity Noncontrolling Interests
In connection with the Company’s acquisition of Healthways in 2016, and prior to the Business Combination, the Company acquired a 51% controlling interest in Healthways Brasil Servicos de Consultoria

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Ltda. (“Healthways Brazil”). The Company consolidates its investment in Healthways Brazil and records the 49% interest as a noncontrolling interest as a component of equity.
Redeemable Noncontrolling Interests
In conjunction with the VH acquisition, the Company issued 1,068,900 shares of common stock of
HDS-VH.
to the sellers as part of purchase consideration which resulted in the sellers obtaining a noncontrolling interest. Additionally, the Company issued a put right which gives these shareholders the right to put the 1,068,900 shares back to Sharecare in the future, resulting in the redeemable noncontrolling interests classification outside of permanent equity in the Company’s Consolidated Balance Sheets. During the year ended December 31, 2021,
HDS-VH
Holdings, Inc. was dissolved and became Visualize Health, LLC, a wholly owned subsidiary of the Company. The outstanding shares of
HDS-VH
Holdings Inc. were exchanged at a
one-to-one
ratio for the Company’s common stock. As such, there were no redeemable noncontrolling interests as of December 31, 2021.
12. Commitments and Contingencies
Operating Leases
The Company leases office space in Sao Paulo, Brazil and Berlin, Germany; and the following states: Arizona, California, Florida, Georgia, Maryland, Massachusetts, New York, North Carolina, Oklahoma, Pennsylvania, Tennessee, and Washington under noncancelable operating leases expiring at various dates through July 2024. Total rent expense was $6.2 million, $6.4 million, and $8.8 million during the years ended December 31, 2021, 2020 and 2019, respectively.
The following is a schedule of future minimum lease payments under the operating leases (in thousands):

Year ending December 31:
2022	$4,417
2023	1,785
2024	418
2025	—
2026	—
Thereafter	—

$6,620

The Company is the lessor in three
non-cancelable
sub-lease
agreements with two companies for the Franklin, Tennessee office space and one company for CareLinx office space in California. The total future minimum rental payments to be received as of December 31, 2021 is $3.1 million.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Purchase Commitments
The following is a schedule of future
non-cancellable
purchase obligations with certain service providers as follows (in thousands):

Year ending December 31:
2022	$9,725
2023	8,280
2024	2,558
2025	1,500
2026	1,500
Thereafter	6,500

$30,063

Letters of Credit
As of December 31, 2021, the Company had outstanding letters of credit totaling $8.9 million issued in connection with routine business requirements.
Legal Matters
From time to time, the Company is subject to litigation in the normal course of business. The Company is of the opinion that, based on the information presently available, the resolution of any such legal matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. The Company has accrued for losses that are both probable and estimable. The Company believes that no amount of losses in excess of amounts accrued are reasonably possible.
As of December 31, 2021, the Company has accrued for $8.3 million of estimated contingent liabilities in connection with legal matters related to a sponsorship agreement and a prior acquisition.
We are also party to investigations and legal disputes and losses related to certain matters that are reasonably possible, but at this time, we cannot estimate a loss or range of losses.
13. Related-Party Transactions
As discussed in Note 7, the Company settled substantially all of its existing indebtedness in connection with the consummation of the Business Combination. Prior to the Business Combination, certain amounts of the Company’s long-term debt outstanding was due to related parties. As of December 31, 2021 and 2020, $0 and $75.7 million, respectively, of the Company’s Series B,
B-3
and
B-4
Convertible Notes were due to related parties. See Note 7 for further details regarding the terms of the related debt instruments.
The Company previously owned a 50% interest in
HICCH-SCL.
In 2015, the Company and HCA formed
HICCH-SCL,
a joint venture with HCA, for the purpose of developing a patient scheduling technology. The Company recorded its investment in
HICCH-SCL
under the equity method of accounting. In August 2020, the Company initiated discussions with HCA to dissolve
HICCH-SCL.
In connection with its plans, the Company recorded an impairment loss of $3.9 million included within loss from equity method investment on the Consolidated Statements of Operations and Comprehensive Loss, of which $1.2 million related to its investment in
HICCH-SCL
and $2.7 million related to a short-term loan receivable from
HICCH-SCL.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

The Company’s largest customer was an investor in $20.0 million of the Series
B-3 Convertible
Notes, had a designated board representative prior to the Business Combination and thus is a related party for 2021. Subsequent to the Business Combination, the customer no longer was considered a related party due to loss of the board seat. The Company recorded revenues from the customer of $48.0 million, $54.0 million and $56.2 million during the years ended December 31, 2021, 2020 and 2019, respectively. In addition, accounts receivable from the customer were $11.5 million and $9.5 million as of December 31, 2021 and 2020, respectively. The number of warrants earned but not issued were 0, 6,185 and 10,544, and were recorded as a reduction of revenue totaling $0, $1.1 million, and $0.5 million, during the years ended December 31, 2021, 2020 and 2019, respectively.
The Company has the exclusive right to license the Dr. Dean Ornish Program for Reversing Heart Disease
TM
, a research-based lifestyle management program developed by Dr. Dean Ornish focusing on nutrition, activity, stress management, and love and support (the “Ornish Program”). A royalty agreement with Dr. Ornish, MD, an employee of the Company, guarantees the greater of $1.2 million or 15% of revenues of the Ornish Program on an annual basis. The royalty earned by the Ornish Program for years ended December 31, 2021, 2020 and 2019 totaled $1.2 million.
Sul América Serviços de Saúde S.A. (Sul América), is a customer of and owns a 49% interest in Sharecare Brasil Servicios de Consultoria, Ltda. As of December 31, 2021 and 2020, $2.0 million and $2.2 million, respectively, in notes receivable were outstanding with Sul América. Revenues recognized during the years ended December 31, 2021, 2020 and 2019 totaled $11.6 million, $12.8 million and $18.7 million, respectively.
The Company has a related party that performs sales and sales support services including the collection of outstanding accounts receivable for transactions processed on the Company’s behalf. As of December 31, 2021 and 2020, $0 and $0.6 million, respectively, in receivables were outstanding from this company. Revenues recognized for each of the years ended December 31, 2021, 2020 and 2019 totaled $0.3 million, $3.5 million and $4.1 million, respectively. The Company paid less than $0.1 million, $0.3 million and $0.4 million in 2021, 2020 and 2019, respectively in connection with these services.
The Series D Preferred Stock, which converted into Series A Preferred Stock upon consummation of the Business Combination (see Note 9), is held by a customer that also has an employee that sits on our Board of Directors. As of December 31, 2021, $5.0 million in receivables were outstanding from this related party. Additionally, as of December 31, 2021 and 2020, long-term assets included $5.5 million and $0 of a non-cash
payment for up front research and development costs related to the issuance of the Series D Preferred Stock and a related commitment of $2.5 million per year through 2025 related to research and development activities. Revenues recognized from the customer for each of the years ended December 31, 2021, 2020 and 2019 totaled, $17.3 million, $3.9 million and $9.2 million, respectively.
14. Net Loss Per Share
Net loss per share calculations for all periods prior to the Business Combination have been retrospectively adjusted for the equivalent number of shares outstanding immediately after the Business Combination to effect the Reverse Recapitalization. Subsequent to the Business Combination, net loss per share was calculated based on the weighted average number of common stock then outstanding.

Sharecare, Inc.
Notes to Consolidated Financial Statements
December 31, 2021

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands, expect share and per share amounts):

	Years Ended December 31,
	2021	2020	2019
Numerator
Net loss	$(85,129)	$(60,461)	$(39,437)
Less: Redeemable noncontrolling interest remeasurement	—	(804)	—
Less: (Income) loss attributable to noncontrolling interests in subsidiaries	129	443	(543)

Net loss available to common stockholders	$(85,000)	$(60,822)	$(39,980)
Denominator
Weighted-average common shares outstanding, basic and diluted	281,026,365	215,094,037	205,888,637
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.28)	$(0.19)
The Company’s potential dilutive securities, whi
c
h include stock options, warrants to purchase common stock, and contingently issued shares, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares equivalents presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Years Ended December 31,
	2021	2020	2019
Convertible debt	18,796,999	35,783,839	33,700,921
Stock options	61,896,591	82,154,207	63,242,655
Warrants to purchase common stock	5,665,985	8,507,552	5,505,342
Redeemable convertible preferred stock	3,544,003	—	—
Contingently issuable shares	1,537,463	1,265,205	509,124

Total	91,441,041	127,710,803	102,958,042

15. Subsequent Events
The Company considers events or transactions that occur after the balance sheet date, but before the consolidated financial statements are issued, to provide additional evidence relative to certain estimates or identify matters that require additional disclosures. The Company evaluated subsequent events through March 31, 2022, the date on which the consolidated financial statements were issued, noting no such material events.

Primary Offering of
17,433,334 Shares of Common Stock Issuable Upon Exercise of Warrants
Secondary Offering of
87,656,687 Shares of Common Stock and
3,728,533 Warrants to Purchase Common Stock

PRELIMINARY PROSPECTUS

            , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the offering and sale of the shares of common stock and private placement warrants being registered hereby.

Securities and Exchange Commission registration fee		$110,944
Accounting fees and expenses		*
Legal fees and expenses		*
Advisory fees		*
Financial printing and miscellaneous expenses		*

Total	$	*

*	This number represents the aggregate SEC registration fees, which were previously paid with the filings of the initial Registration Statements.
**	Estimates not presently known.

Item 14.	Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15.	Recent Sales of Unregistered Securities.
Transaction Consideration
In connection with the Business Combination, at the Closing, Sharecare issued 5,000,000 shares of Series A Preferred Stock upon conversion of certain Legacy Sharecare Series D Preferred Stock held by one investor in accordance with the Merger Agreement. The Series A Preferred Stock was issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).
Private Placement
On February 12, 2021, FCAC entered into the Subscription Agreements with certain institutional investors (the “Investors”), pursuant to which, among other things, FCAC agreed to issue and sell, in private placements, an aggregate of 42,560,000 shares of FCAC Class A common stock for $10.00 per share.
The Private Placement closed immediately prior to the Business Combination on the Closing Date. The shares of FCAC Class A common stock issued to the Investors became shares of our common stock upon consummation of the Business Combination.
The shares issued to the Investors in the Private Placement on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).

CareLinx Acquisition
On August 11, 2021, Sharecare completed the acquisition of CareLinx, Inc. in a transaction valued at approximately $65 million. A portion of the transaction consideration consisted of 1,262,475 shares of common stock (the “CareLinx Acquisition Shares”). The CareLinx Acquisition Shares were issued to pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).
On February 22, 2021, the Company acquired all outstanding equity interests of doc.ai Incorporated. Pursuant to the merger agreement, a portion of the purchase price was to be paid following the first anniversary of the closing date. Accordingly, on March 11, 2022, Sharecare issued an aggregate 677,680 shares of common stock to the former stockholders of doc.ai. The shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).

Item 16.	Exhibits and Financial Statements.

(a)	Exhibits .

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of February 12, 2021, by and among Falcon Capital Acquisition Corp., FCAC Merger Sub Inc., Sharecare, Inc. and Colin Daniel, solely in his capacity as representative of the stockholders of Sharecare, Inc. (incorporated by reference to Annex A of Amendment No. 3 to FCAC’s Form S-4 filed May 26, 2021 (File No. 333-253113)).

3.1	Fourth Amended and Restated Certificate of Incorporation of Sharecare, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).

3.2	Certificate of Designations for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).

3.3	Amended and Restated Bylaws of Sharecare, Inc. (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).

4.1	Form of Specimen Common Stock Certificate of Sharecare, Inc. (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).

4.2	Warrant Agreement, dated as of September 21, 2020, between Falcon Capital Acquisition Corp. and Continental Stock Transfer & Trust Company (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.1 of FCAC’s Current Report on Form 8-K filed with the SEC on September 24, 2020).

5.1*	Opinion of King & Spalding LLP.

10.1#	Sharecare, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Sharecare’s Current Report on Form 8-K12B, filed with the SEC on July 8, 2021).

10.2#	Form of Stock Option Grant Notice for Named Executive Officers (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

10.3#	Form of Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.5 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

10.4#	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.6 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

Exhibit No.	Description

10.5#	Form of Stock Option Award Agreement (for awards previously issued under the Sharecare, Inc. 2010 Equity Incentive Plan) (incorporated by reference to Exhibit 10.5 of Sharecare’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

10.6#	Form of Stock Option Award Agreement (for awards previously issued under the Sharecare, Inc. 2020 Equity Incentive Plan) (incorporated by reference to Exhibit 10.6 of Sharecare’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of Sharecare’s Current Report on Form 8-K12B, filed with the SEC on July 8, 2021).

10.8†	Amended and Restated Registration Rights Agreement, dated as of July 1, 2021, by and among Falcon Capital Acquisition Corp., Sharecare, Inc. and certain stockholders named therein (incorporated by reference to Exhibit 10.3 of Sharecare’s Current Report on Form 8-K12B, filed with the SEC on July 8, 2021).

10.9†	Earnout Escrow Agreement, dated July 1, 2021, by and among Sharecare, Inc., Colin Daniel, solely in his capacity as stockholder representative, Falcon Equity Investors LLC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).

10.10	Sponsor Agreement, dated as of February 12, 2021, by and between Falcon Equity Investors LLC and Sharecare, Inc. (incorporated by reference to Exhibit 10.5 of FCAC’s Current Report on Form 8-K, filed with the SEC on February 12, 2021).

10.11	Letter Agreement, dated September 21, 2020, by and among Falcon Capital Acquisition Corp., its executive officers, its directors and Falcon Equity Investors LLC (incorporated by reference to Exhibit 10.5 of FCAC’s Current Report on Form 8-K, filed with the SEC on September 24, 2020).

10.12	Form of Subscription Agreement, dated February 12, 2021, by and between Falcon Capital Acquisition Corp., and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.1 of FCAC’s Current Report on Form 8-K, filed with the SEC on February 12, 2021).

10.13	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.8 of Amendment No. 2 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 11, 2021).

10.14#	Employment Agreement, effective as of August 13, 2021, by and among Sharecare, Inc., Sharecare Operating Company, Inc. and Jeffrey T. Arnold (incorporated by reference to Exhibit 10.1 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

10.15#	Employment Agreement, effective as of August 13, 2021, by and among Sharecare, Inc., Sharecare Operating Company, Inc. and Justin Ferrero (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

10.16#	Employment Agreement, effective as of August 13, 2021, by and among Sharecare, Inc., Sharecare Operating Company, Inc. and Dawn Whaley (incorporated by reference to Exhibit 10.3 of Amendment No. 1 to Sharecare’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

10.17†	Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.1 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

Exhibit No.	Description

10.18†	Amendment Number One to Credit Agreement, dated as of May 11, 2017, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.2 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

10.19	Amendment Number Two to Credit Agreement, dated as of June 11, 2018, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.3 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

10.20†	Amendment Number Three to Credit Agreement, dated as of February 12, 2020, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.4 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

10.21†	Amendment Number Four to Credit Agreement, dated as of May 4, 2020, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.5 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

10.22†1	Amendment Number Five to Credit Agreement, dated as of February 22, 2021, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.6 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).

10.23†	Amendment Number Six to Credit Agreement and Consent, dated as of July 1, 2021, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.14 of Sharecare’s Current Report on Form 8-K12B, filed with the SEC on July 8, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of Sharecare’s Form S-1 filed on September 3, 2021).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereof).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

Exhibit No.	Description

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.
#	Indicates a management contract or compensatory plan or arrangement.
†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(b)
Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1
st
day of April, 2022.
SHARECARE, INC.

By:	/s/ Jeffrey T. Arnold
Name:	Jeffrey T. Arnold
Title:	Chief Executive Officer, Chairman and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey T. Arnold Jeffrey T. Arnold	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 1, 2022

/s/ Justin Ferrero Justin Ferrero	President and Chief Financial Officer (Principal Financial Officer)	April 1, 2022

/s/ Michael Blalock Michael Blalock	Chief Accounting Officer (Principal Accounting Officer)	April 1, 2022

* Jeffrey A. Allred	Director	April 1, 2022

* John H. Chadwick	Director	April 1, 2022

* Sandro Galea	Director	April 1, 2022

* Kenneth R. Goulet	Director	April 1, 2022

* Veronica Mallet	Director	April 1, 2022

* Alan G. Mnuchin	Director	April 1, 2022

Name	Position	Date

* Rajeev Ronanki	Director	April 1, 2022

* Jeffrey Sagansky	Director	April 1, 2022

By:	/s/ Justin Ferrero
Name:	Justin Ferraro
Title:	Attorney-in-Fact